FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this
"Amendment"), is dated as of January 8, 2026, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a "Lender"), Flooring Liquidators, Inc., a California corporation ("Flooring"), Elite Builder Services, Inc., a California corporation ("Elite") and CRO Affiliated, LLC, a Delaware limited liability company ("CRO", together with Flooring and Elite, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively, the "Borrowers"), Flooring Affiliated Holdings, LLC ("Parent"), and Floorable, LLC, a California limited liability company ("Floorable") and Rocky Mountain Wholesale Flooring, Inc., a Utah corporation ("Rocky Mountain"), together with any other Guarantor party hereto from time to time, each a "Guarantor" and collectively, the "Guarantors"), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC, as agent for the Lenders (in such capacity, "Agent'').
WITNESSETH:
WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of January 18, 2023 (the "Original Loan Agreement"), as amended by that certain Waiver, Consent and First Amendment to Loan and Security Agreement dated as of October 13, 2023, amended by that certain Waiver and Second Amendment to Loan and Security Agreement, and as further amended by that certain Consent and Third Amendment to Loan and Security Agreement dated as of September 12, 2025 (the "Existing Loan Agreement"); and

WHEREAS, the Borrower and Guarantors have requested and Agent has agreed to extend the Scheduled Maturity Date in accordance with the terms and conditions of this Amendment.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Existing Loan Agreement, as amended hereby (the "Loan Agreement").

SECTION 2. Amendments. The Loan Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: striekea teM:t and striek0fl te(t) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text),

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

in each case, as set forth in the marked copy of the Loan Agreement attached hereto as Exhibit A hereto and made a part hereof for all purposes.

SECTION 3. Representations, Warranties and Covenants of Borrower and Guarantors.
Borrower and Guarantors represents and warrants to the Lenders and Agent and agrees that:
(a)the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date, and (ii) for such changes that are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lenders;
(b)on the Fourth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;
(c)the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by Borrower and Guarantors, and this Amendment is a legal, valid and binding obligation of Borrower and Guarantors, enforceable against such Person in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
(d)the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower or Guarantors of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Person is a party or is subject.
SECTION 4. Conditions Precedent to Effectiveness of Amendment. Trns Amendment shall become effective (the "Fourth Amendment Effective Date") upon satisfaction of each of the following conditions:
(a)Each Borrower, Guarantors, the Lenders and Agent shall have executed and delivered to the Agent this Amendment and such other documents as the Agent may reasonably request;
(b)Agent shall have received evidence satisfactory to Agent in its Permitted Discretion that each of the conditions precedent set forth in Section 4 of the Loan Agreement have been satisfied, in each case, with respect to the Borrower and the Guarantors; and
(c)All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Agent.
SECTION 5. Costs and Expenses. Each Borrowers and the Loan Parties hereby affirms its obligations under the Loan Agreement to reimburse the Agent for all reasonable and documented fees and expenses paid or incurred by the Agent in connection with the preparation, negotiation,

FOURTH AMENDMENT TO LOANANDSECURITY AGREEMENT

execution and delivery of this Amendment, including but not limited to the reasonable and documented internal and external attorneys' fees and expenses of attorneys for the Agent with respect thereto.
SECTION 6. Reserved.
SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.
SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents. (a) Nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein. The Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Borrower and Guarantors hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document to the Agent on behalf and for the benefit of the Lenders, as collateral security for the Obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such Obligations, continues to be and remain collateral for such obligations from and after the date hereof. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof'', "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.
(b)Except as otherwise set forth herein, execution of this Amendment by the Lenders and Agent (i) shall not constitute a waiver of any Default or Event of Default that may currently exist or hereafter arise under the Loan Agreement, (ii) shall not impair, modify, restrict or limit any right, power, privilege or remedy of the Lenders or Agent with respect to any Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iii) shall not constitute any custom, course of dealing or other basis for altering any obligation of Borrower or Guarantors or any right, power, privilege or remedy of the Lenders and Agent under the Loan Agreement or any of the other Loan Documents.
(c)The amendments, consents, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non- compliance with the Loan Agreement or any other Loan Document, nor operate as a waiver of any Default or Event of Default.
(d)This Amendment is a Loan Document.
(e)To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended

FOURTH AMENDMF:NT TO LOAN AND SECURITY AGRE:EMENT

accordingly to reflect the terms and conditions of the Loan Agreement and the Loan Documents as modified or amended hereby.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.
SECTION 10. Release. EACH OF THE BORROWERS AND THE LOAN PARTIES HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR THEIR RESPECTIVE AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, MANAGERS, MEMBERS, EMPLOYEES OR ATTORNEYS. EACH BORROWER AND THE LOAN PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, THEIR RESPECTTVE AFFILIATES AND PARTICIPANTS, AND THEIR PREDECESSORS, AGENTS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH HOLDINGS OR BORROWERS MAY NOW OR HEREAFTER HAVE AGAINST AGENT, LENDERS OR THEIR RESPECTIVE PREDECESSORS, AGENTS, MANAGERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. EACH BORROWER AND THE LOAN PARTIES HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST AGENT, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, AGENTS, MANAGERS, MEMBERS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO AGENT'S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWERS OR ANY LOAN PARTIES TO AGENT, WHICH OBLIGATIONS ARE EVIDENCED BY THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

FOURTHAn:NDMENTTO LOAN ANDSECURITY AGREEMENT

SECTION 11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12. Entire Agreement. This Amendment, and terms and provisions hereof, the Loan Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written and is the final expression and agreement of the parties hereto with respect to the subject matter hereof
SECTION 13. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank with signature pages immediately to follow]

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMF:NT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

LENDER:	ECLIPSE BUSINESS CAPITAL SPV, LLC, a Delaware limited liability company
By:
Name: Thomas Stone
Title: Authorized Signatory
AGENT:	ECLIPSE BUSINESS CAPITAL LLC, a Delaware limited liability company
By:
	Name:	Thomas Stone
	Title:	Authorized Signatory

[Signature Pages Continue]

Signature Page to FOURTH Amendment to Loan and Security Agreement

LOAN PARTIES:
FLOORING LIQUIDATORS, INC.
By:     Daniel Bliss
Chief Financial Officer

ELITE BUILDER SERVICES, INC.
By:             Daniel Bliss
Chief Financial Officer

CRO AFFILIATED, LLC
By:    s::--
Daniel Bliss
Chief Financial Officer

SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN ANDSECURITY AGREEMENT

Loan Parties:
ROCKY MOUNTAIN WHOLESALE FLOORING, INC.
By:
Daniel Bliss
Chief Financial Officer

FLOORABLE, LLC
By:             Daniel Bliss
Chief Financial Officer

FLOORING AFFILIATED HOLDINGS, LLC By:    _.    ,
Daniel Bliss
Chief Financial Officer

Exhibit A
Conformed through the Fourth Amendment to the Loan and Security Agreement

Exhibit A Conformed through the ~~Third~~Fourth Amendment to the Loan and Security Agreement

LOAN AND SECURITY AGREEMENT

Dated as of January 18, 2023 by and among
FLOORING AFFILIATED HOLDINGS, LLC
as the Initial Borrower,

FLOORING LIQUIDATORS, INC., CRO AFFILIATED, LLC, AND ELITE BUILDER SERVICES, INC.

any other Borrower party hereto from time to time, as Borrowers,
FLOORING AFFILIATED HOLDINGS, LLC, ROCKY MOUNTAIN WHOLESALE FLOORING, INC. AND FLOORABLE, LLC,

any other Guarantor party hereto from time to time,
collectively, as the Loan Parties,

the Lenders from time to time party hereto, and
ECLIPSE BUSINESS CAPITAL LLC,
as Agent

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TABLE OF CONTENTS
Page

317270729.2

1.DEFINITIONS    1
1.1.Certain Defined Terms    1
1.2.Accounting Terms and Determinations    34
1.3.Rates    35
1.4.Other Definitional Provisions and References    35
2.LOANS    36
2.1.Amount of Loans    36
2.2.Protective Advances; Overadvances    38
2.3.Notice of Borrowing; Manner of Revolving Loan Borrowing    39
2.4.Swingline Loans    39
2.5.Repayments    40
2.6.Prepayments / Voluntary Termination / Application of Prepayments    41
2.7.Obligations Unconditional    42
2.8.Reversal of Payments    43
2.9.Notes    43
2.10.Increases to Maximum Revolving Facility Amount    43
2.11.Defaulting Lenders    44
2.12.Appointment of Borrower Representative    45
2.13.Joint and Several Liability    46
3.INTEREST AND FEES; LOAN ACCOUNT    48
3.1.Interest    48
3.2.Fees    48
3.3.Computation of Interest and Fees    50
3.4.Loan Account; Monthly Accountings    50
3.5.Further Obligations; Maximum Lawful Rate    50
3.6.Certain Provisions Regarding SOFR Loans; Replacement of Lenders    51
3.7.Term SOFR Conforming Changes    53
4.CONDITIONS PRECEDENT    53
4.1.Conditions to Initial Loans    53
4.2.Conditions to all Loans    54
5.COLLATERAL    55
5.1.Grant of Security Interest    55
5.2.Possessory Collateral    56
5.3.Further Assurances    56
5.4.UCC Financing Statements    56
6.CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS    56
6.1.Lock Boxes and Blocked Accounts    56
6.2.Application of Payments    57
6.3.Notification; Verification    58
6.4.Power of Attorney    58
6.5.Disputes    59
6.6.Invoices    59
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6.7.Inventory.    60
7.REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.    60
7.1.Existence and Authority    60
1.3.Names; Trade Names and Styles    61
1.4.Title to Collateral; Third Party Locations; Permitted Liens    61
1.5.Accounts and Chattel Paper    62
1.6.Electronic Chattel Paper    62
1.7.Capitalization; Investment Property    62
1.8.Commercial Tort Claims    63
1.9.Jurisdiction of Organization; Location of Collateral    64
1.10.Financial Statements and Reports; Solvency    64
1.11.Tax Returns and Payments; Pension Contributions    65
1.12.Compliance with Laws; Intellectual Property; Licenses    66
1.13.Litigation    67
1.14.Use of Proceeds    67
1.15.Insurance    67
1.16.Financial, Collateral and Other Reporting / Notices    68
1.17.Litigation Cooperation    70
1.18.Maintenance of Collateral, Etc    70
1.19.Material Contracts    70
1.20.No Default    70
1.21.No Material Adverse Change    70
1.22.Full Disclosure    71
1.23.Sensitive Payments    71
1.24.Subordinated Debt    71
1.25.Access to Collateral, Books and Records    72
1.26.Appraisals    72
1.27.Lender Meetings    72
1.28.Interrelated Businesses    72
1.29.Parent.    72
1.30.Investment Company Act    73
1.31.Anti-Corruption Laws and Sanctions    73
1.32.Labor Matters    73
1.33.Cybersecurity and Data Protection    73
1.34.Environmental Compliance    74
1.35.Acquisition.    74
1.36.Post-Closing Matters    75
8.NEGATIVE COVENANTS    76
8.1.Indebtedness; Certain Equity Interests    76
8.2.Guaranties    76
8.3.Liens    76
8.4.Restricted Payments and Purchases    76
8.5.Investments    77
8.6.Affiliate Transactions    78
8.7.Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets; Etc    79
8.8.Conduct of Business    80
8.9.Sales and Leasebacks; Operating Leases    80

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8.10.Amendment and Waiver    80
8.11.Prepayments    81
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8.12.Negative Pledge    81
8.13.Excluded Subsidiaries    82
9.FINANCIAL COVENANTS    82
9.1.Minimum Excess Availability    82
1.2Net Capital Expenditures    82
10.RELEASE, LIMITATION OF LIABILITY AND INDEMNITY    82
10.1.Reserved    82
10.2.Limitation of Liability    82
10.3.Indemnity    82
11.EVENTS OF DEFAULT AND REMEDIES    83
11.1.Events of Default    83
11.2.Remedies with Respect to Lending Commitments/Acceleration, Etc    86
11.3.Remedies with Respect to Collateral    86
12.LOAN GUARANTY    92
12.1.Guaranty    92
12.2.Guaranty of Payment    92
12.3.No Discharge or Diminishment of Loan Guaranty    92
12.4.Defenses Waived    93
12.5.Rights of Subrogation    93
12.6.Reinstatement; Stay of Acceleration    93
12.7.Information    94
12.8.Termination    94
12.9.Maximum Liability    94
12.10.Contribution    94
12.11.Liability Cumulative    95
13.PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES    95
14.AGENT    97
14.1.Appointment    97
14.2.Rights as a Lender    97
14.3.Duties and Obligations    98
14.4.Reliance    98
14.5.Actions through Sub-Agents    98
14.6.Resignation    99
14.7.Non-Reliance    99
14.8.Not Partners or Co-Venturers; Agent as Representative of the Secured Parties 100
14.9.Credit Bidding    101
14.10.Certain Collateral Matters    102
14.11.Restriction on Actions by Lenders    102
14.12.Expenses    102
14.13.Notice of Default or Event of Default    102
14.14.Liability of Agent    103

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14.15.Recovery of Erroneous Payments    103
15.GENERAL PROVISIONS    103
15.1.Notices    103
15.2.Severability    106
15.3.Integration    106
15.4.Waivers    106
15.5.Amendments    106
15.6.Time of Essence    107
15.7.Expenses, Fee and Costs Reimbursement    107
15.8.Benefit of Agreement; Assignability    108
15.9.Assignments    108
15.10.Participations    109
15.11.Headings; Construction    110
15.12.USA PATRIOT Act Notification    110
15.13.Counterparts; Fax/Email Signatures    110
15.14.GOVERNING LAW    110
15.15.CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS    111
15.16.Publication    111
15.17.Confidentiality    111
15.18.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    112
15.19.Acknowledgement Regarding Any Supported QFCs    112

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Perfection Certificate
Annex I    Description of Certain Terms Annex II     Reporting
Annex III    Commitment Schedule Annex IV    Pricing Grid
Exhibit A    Form of Notice of Borrowing Exhibit B    Closing Checklist
Exhibit C    Client User Form
Exhibit D    Authorized Accounts Form
Exhibit E    Form of Account Debtor Notification Exhibit F    Form of Compliance Certificate
Exhibit G    Form of Assignment and Assumption Agreement Schedule 1.1(a) Certain Secured Indebtedness
Schedule 1.1(b) Deemed EBITDA Schedule 1.1(c) Deemed Fixed Charges Schedule 7.4    Retail Locations Schedule 7.32 Environmental Matters Schedule 7.36 Post-Closing Matters

317270729.2

-v-

317270729.2

Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this "Agreement") is entered into on January 18, 2023, by and among Flooring Affiliated Holdings, LLC, a Delaware limited liability company (“Parent” or “Initial Borrower”) in its capacity as an Initial Borrower, CRO Affiliated, LLC, a Delaware limited liability company, after giving effect to the Closing Date Acquisition, Flooring Liquidators, Inc., a California corporation (“FL”), Elite Builder Services, Inc., a California corporation (“Elite” together with FL and Elite; together with the Initial Borrower, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively, the "Borrowers"), and, Rocky Mountain Wholesale Flooring, Inc., a Utah corporation (“Mountain”), Floorable, LLC, a California limited liability company, (“Floorable”, Mountain and Parent together with any other Guarantor party hereto from time to time (each a "Guarantor" and collectively, the "Guarantors"), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC, as agent for the Lenders (in such capacity, "Agent"). The Annexes, Schedules and Exhibits to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.
1.DEFINITIONS.
1.1.Certain Defined Terms.
Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper.
As used in this Agreement, the following terms have the following meanings:
"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.
“Accounts Advance Rate” means the percentage set forth in Section 1(b)(i) of Annex
I.
“Acquisition Documents” means that certain Securities Purchase Agreement dated as of January 18, 2023 by and among Parent, Sponsor, Stephen J. Kellogg, as Seller Representative (as defined therein) and each of the Sellers (as defined therein) party thereto and all material documents executed in connection with such agreement.
"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Additional Availability Amount” means, as of any date of determination, an amount equal to the lesser of (a) $2,000,000 reduced automatically by $83,333.33 on the first day of each month

317270729.2

commencing on February 1, 2023 or (b) the sum of (i) ten percent (10%) of the aggregate amount of Eligible Accounts plus (ii) ten percent (10%) of the Net Orderly Liquidation Value of the

317270729.2

Eligible Inventory (both of (b)(i) and (b)(ii) being calculated using the most recent Borrowing Base Calculation); provided, that Borrower Representative shall be permitted to reduce the amount in clause(a) hereof to $0 on a permanent basis by delivery of written notice to the Agent.
"Advance Rates" means, collectively, the Accounts Advance Rate, and the Inventory
Advance Rate.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any
UK Financial Institution.
"Affiliate" means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an "Affiliate" of any Borrower for any purposes of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than twenty (20%) percent of any class of equity or similar interest of a Person which are entitled to vote for the election of the election of Board of Directors of such Person.
"Agent" has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6.
"Agent Professionals" means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.
"Agreement" and "this Agreement" has the meaning set forth in the preamble to this
Agreement.
“Anti-Corruption Laws” means laws, rules, and regulations of any jurisdiction applicable to any Loan Party or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” has the meaning set forth in Annex IV, which after the Equity Notice Trigger, shall be automatically increased by one quarter of one percent (.25%) solely with respect to the Revolving Loans with no further action required by any of the parties.
“Applicable Percentage” has the meaning set forth in Section 3.2(e)(i).
"Approved Electronic Communication" means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any

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financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.
"Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Assignee" has the meaning set forth in Section 15.9(a).
"Assignment and Assumption" means an assignment and assumption agreement substantially in the form of Exhibit G.
"Assignment of Claims Act", means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41 U.S.C. 6305).
“Availability Block” means the amount set forth in Section 1(g) of Annex I hereto. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).
"Base Rate" means, for any day, the greatest of (a) the Floor, (b) the Federal Funds
Rate in effect on such day plus ½%, (c) Adjusted Term SOFR in effect on such day, plus one percent (1.0%), provided, that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate" in effect on such day, with the understanding that the "prime rate" is one of Wells Fargo Bank, N.A.’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank, N.A. may designate (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select in its Permitted Discretion).

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Rate.

"Base Rate Loan" means any Loan which bears interest at or by reference to the Base

“Base Rate Term SOFR Determination Day” has the meaning specified therefor in

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the definition of "Term SOFR".
"Benchmark" means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(d).
"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or
(ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and
(b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.

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"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(d).
"Blocked Account" has the meaning set forth in Section 6.1.
“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board,
(b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee, board of managers, or board of directors of such company or the sole member or the

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managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Board of Governors” means the FRB.
"Borrower" and "Borrowers" has the meaning set forth in the preamble to this
Agreement.
“Borrower Representative” means on the Closing Date, the Initial Borrower, and thereafter, Flooring Liquidators, Inc., in such capacity pursuant to the provisions of Section 2.11, or any permitted successor Borrower Representative selected by Borrowers and approved by Agent.
"Borrowing Base" means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of the sum of the following:
(a)the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate, plus
(b)the lesser of:
(i)the lower of cost or market value of Eligible Inventory multiplied by the applicable Inventory Advance Rate(s);
(ii)NOLV of Eligible Inventory multiplied by the applicable Inventory Advance Rate(s); and
(iii)the Inventory Sublimit; plus
(c)the Additional Availability Amount; minus
(d)all Reserves which Agent has established pursuant to Section 2.1(b) (including those to be established in connection with any requested Revolving Loan or Letter of Credit); and minus
(e)the Availability Block;
provided, that the maximum availability created under this Borrowing Base for Eligible Accounts, the Additional Availability Amount and Eligible Inventory attributable solely to CRO Affiliated, LLC’s Eligible Accounts, Additional Availability Amount and Eligible Inventory shall not exceed the CRO Sublimit. Notwithstanding the foregoing, none of the assets from the Interiors One Acquisition shall be included in any Borrowing Base Calculation until the satisfaction of the CRO Sublimit Increase Requirements.
“Borrowing Base Calculation” means a calculation of the Borrowing Base, in form and detail satisfactory to Agent, utilizing information certified by the Borrowers and provided to Agent in electronic format in the Borrowing Base portal tab in ABLSoft.
"Business Day" means a day other than a Saturday or, Sunday or any other day on which Agent or the Federal Reserve Bank of New York is closed.

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"Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Loan Parties, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.
"Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.
“Carpet One Acquisition” means the acquisition of substantially all of the assets of Carpet Remnant Outlet, Inc. by CRO Affiliates, LLC as contemplated by the Carpet One Acquisition Documents.
“Carpet One Acquisition Documents” means the Carpet One Asset Purchase Agreement and all material documents executed in connection with such agreement.
“Carpet One Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of October 13, 2023 by and among CRO Affiliated, LLC, Carpet Remnant Outlet, Inc., as Seller Representative (as defined therein) and each of the Sellers (as defined therein) party thereto.
“Carpet One Subordinated Promissory Note” means that certain Subordinated Promissory Note dated as of October 13, 2023 by and between CRO Affiliated, LLC and Carpet Remnant Outlet, Inc., as in effect as of the First Amendment Effective Date.
“Cash Equivalents” mean, collectively, (a) marketable, direct obligations of the United States Government or its agencies and backed by the full faith and credit of the United States, maturing within one hundred eighty (180) days the date of purchase, (b) commercial paper issued by corporations, each of which shall (i) have a consolidated net worth of at least $500,000,000 and (ii) conduct substantially all of its business in the United States, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (c) certificates of deposit maturing within two hundred and seventy (270) days of the date of purchase and issued by a US national or state bank having deposits totaling more than $500,000,000, and whose short-term debt is rated “P-1” or better by Moody’s or “A-1” or better by S&P, and (d) up to $100,000 per institution and up to $1,000,000 in the aggregate in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where the Loan Parties conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of the types of investments described in this clause (d).
“CFC” means a “controlled foreign corporation” as defined in Section 957 of the

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Code.

“Change of Control” means each occurrence of any of the following:
(a)Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 51% on a fully diluted basis of the aggregate outstanding voting and

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economic power of the Equity Interests of Parent (without regard to the occurrence of any contingency) owned by Permitted Holders on the Closing Date;
(b)(i) the directors/managers on the Board of Directors of Parent that were appointed and are controlled by the Permitted Holders shall fail, collectively, to constitute a majority of the Board of Directors of Parent or (ii) Jon Isaac shall be a director/manager on the Board of Directors of Parent;
(c)Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party (other than in connection with any transaction permitted pursuant to Section 8.7(d)), free and clear of all Liens other than Permitted Liens;
(d)the adoption by the stockholders of Parent of a plan or proposal for the liquidation or dissolution of Parent;
(e)except in connection with the Closing Date Acquisition, the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or
(f)a “Change of Control” (or any comparable term or provision) occurs under or with respect to any Disqualified Equity Interests or Subordinated Debt of Parent or any of its Subsidiaries.
"Closing Date" means January 18, 2023.
“Closing Date Acquisition” means the acquisition by Parent of all of the issued and outstanding equity of each of FL, Elite, 7 Day Stone, Inc., K2L Leasing, LLC, SJ & K Equipment, Inc. and Floorable pursuant to the terms and conditions of the Acquisition Agreement.
"Code" means the Internal Revenue Code of 1986, as amended.
"Collateral" means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 5.1.
“Collateral Access Agreement” means any agreement, in form and substance reasonably satisfactory to Agent, of any landlord, lessor, warehouseman, processor, consignee or other Person (i) in possession of, having a Lien upon or having rights or interests in, any of the Collateral in favor of Agent for the benefit of the Lenders waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the property of any of the Loan Parties and providing Agent access to its Collateral (without requiring the cure any defaults of Loan Parties), and/or (ii) granting access or providing occupancy rights (without requiring the cure any defaults of Loan Parties), in favor of Agent for the benefit of the Lenders, for a sufficient time for the purpose of disposing of Collateral located at such property in a manner determined by Agent in its Permitted Discretion.
"Collections" has the meaning set forth in Section 6.1.

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"Commitment" means individually or collectively as required by the context, the Revolving Loan Commitment and the M&E Term Loan Commitment.
"Commitment Schedule" means the Commitment Schedule attached hereto as Annex
III.
“Competitor” means any Person who is a bona fide competitor of the Borrowers identified in writing to Agent prior to the Closing Date, as such list of bona fide competitors may be updated by the Borrower Representative (by furnishing such updates to Agent in writing) from time to time thereafter.
"Compliance Certificate" means a compliance certificate substantially in the form of Exhibit F hereto to be signed by a Responsible Officer.
"Confidential Information" means confidential information that any Loan Party furnishes to Agent pursuant to any Loan Document concerning any Loan Party's business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to Agent (or other applicable Person) from a source other than the Loan Parties which is not, to Agent's knowledge, bound by any confidentiality agreement in respect thereof.
"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.6(d) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Credit Bid” has the meaning set forth in Section 14.9.
“CRO Sublimit” means the amount(s) set forth in Section 1(e) of Annex I.
“CRO Sublimit Increase Requirements” means the receipt by Agent of (i) a satisfactory field exam and appraisal of the Interiors One Acquisition assets in the sole discretion of Agent, (ii) receipt of updated deposit account control agreements as required by Section 6.1 in form and substance satisfactory to Agent and (iii) receipt of Collateral Access Agreements for the locations listed in Schedule 3.12 of the Interiors One Asset Purchase Agreement in form and substance satisfactory to Agent.
“Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, governmental approvals, or any other requirements of Governmental Authorities relating to the privacy, security,

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notification of breaches or confidentiality of personal data (including individually identifiable information) and other sensitive information.
"Default" means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.
"Default Rate" has the meaning set forth in Section 3.1(a).
"Defaulting Lender" means any Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower Representative or Agent in writing, or it or its parent has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it or its parent commits to extend credit, (c) has failed, within two Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to Agent, (d) had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Lender or its parent or its or its parent’s debts, or of a substantial part of its or its parent’s assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Lender or its parent or for a substantial part of its or its parent’s assets, or (e) shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors, (vi) become the subject of a Bail-In Action, or (vii) taken any action for the purpose of effecting any of the foregoing.
"Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar Equivalent Amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to a Borrower's Accounts during such period by (b)such Borrower's billings with respect to Accounts during such period.
"Dilution Reserve" has the meaning set forth in Section 1(b)(i) of Annex I. “Disqualified Equity Interests” means any Equity Interests which, by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to 90 days following the Maturity Date at the time such Equity Interest is issued, (b) is or becomes convertible into or exchangeable (unless at the sole

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option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or

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prior to 90 days following the Maturity Date at the time such Equity Interest is issued, (c) contains any mandatory repurchase obligation which may come into effect prior to the Maturity Date or (d) provides for the scheduled payments of dividends in cash on or prior to 90 days following the Maturity Date at the time such Equity Interest is issued.
“Dividends” mean any direct or indirect distribution, dividend, or payment of cash or other property of any kind to any Person on account of any Equity Interests of a Loan Party.
“Division” in reference to any Person which is an entity, means the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide” when capitalized, shall have a correlative meaning.
"Dollar Equivalent Amount" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as reasonably determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.
"Dollars" or "$" means United States Dollars.
“Domestic Subsidiary” means any Subsidiary of a Loan Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia
"E-Signature" means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.
"Early Termination Fee" has the meaning set forth in Section 3.2(e).
“Earnout Payments” means payments made in accordance with the Carpet One Asset Purchase Agreement’s Section 4.3 to Carpet Remnant Outlet Inc.
“Earnout Payment Conditions” means as to the making of any such relevant Earnout Payments, the satisfaction as of the making of each such payment and after giving pro forma effect thereto of (i) the Payment Conditions and (ii) the conditions set forth in the definition of Earnout Amount (as defined in the Carpet One Purchase Agreement).
"EBITDA" means, without duplication for the applicable period, for the Loan Parties on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus

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(f)one-time, non-recurring reasonable and documented transaction expenses and closing fees (including fees and expenses of legal counsel) related to (i) the Closing Date Acquisition and the

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negotiation and implementation of the Loan Documents (whether paid prior to on or after the Closing Date), in an aggregate amount not to exceed $900,500 and paid within 90 days of the Closing Date and (ii) the First Amendment, the Carpet One Acquisition and the negotiation and implementation of the Loan Documents in connection therewith (whether paid prior to on or after the First Amendment Effective Date), in an aggregate amount not to exceed $[300,000] and paid within 90 days of the First Amendment Effective Date plus (g) fees, costs, expenses and indemnities arising under the Management Agreement plus (h) any proceeds actually received in respect of business interruption or similar insurance policies plus (i) non-cash charges that have been deducted in the calculation of such Net Income, plus (j) one-time, non-recurring fees, charges, costs and expenses for such period in an amount not to exceed ten percent (10%) of EBITDA for such period (determined prior to giving effect to this clause (j) or such greater amount as may be consented to by the Agent), minus (k) any other non-cash gains that have been added in the calculation of such Net Income;
provided, that notwithstanding anything to the contrary contained herein, for each calendar month set forth in Schedule 1.1(b), EBITDA shall be deemed to be the amount set forth opposite such calendar month.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Eligible Account" means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, deems to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise Taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Without limiting the generality of the foregoing, the following Accounts shall not be Eligible Accounts:
(i)the Account Debtor or any of its Affiliates is a Loan Party or an Affiliate of any Loan Party;
(ii)it remains unpaid longer than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 4(a) of Annex I or (B) the number of days after the original invoice due date set forth in Section 4(b) of Annex I;

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(iii)the Account Debtor or its Affiliates are past any of the applicable dates referenced in clause (ii) above on other Accounts owing to a Borrower comprising more

317270729.2

than fifty percent (50%) of all of the Accounts owing to a Borrower by such Account Debtor or its Affiliates;
(iv)all Accounts owing by the Account Debtor or its Affiliates represent more than twenty percent (20%) of all other Accounts; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed twenty percent (20%) of all other Accounts;
(v)a covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such Account (including any of the representations set forth in Section 7.4) has been breached in any material respect (except where such covenant, representation or warranty is already qualified by Material Adverse Effect, materiality or similar qualifications, in which case such covenant, representation or warranty shall be has been breached in any respect);
(vi)the Account is subject to any contra relationship, counterclaim, dispute deposit, or set-off; provided, that Accounts which are deemed to be ineligible by reason of this clause (vi) shall be considered ineligible only to the extent of such applicable contra relationship, counterclaim, dispute or set-off;
(vii)the Account Debtor's chief executive office or principal place of business is located outside of the United States, unless the Account is supported by a letter of credit or credit insurance satisfactory to Agent in its Permitted Discretion;
(viii)it is payable in a currency other than Dollars;
(ix)it (a) is not absolutely owing to a Borrower or (b) arises from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or (c) consist of progress billings or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services;
(x)the Account Debtor is the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless such Borrower has complied with the Assignment of Claims Act or other applicable similar state or local law in a manner reasonably satisfactory to Agent;
(xi)it is not at all times subject to Agent's duly perfected, first-priority security interest or is subject to any other Lien, or the goods giving rise to such Account were, at the time of sale, subject to any Lien except a Permitted Lien (solely of the type specified in subclauses (c), (d), (g) or (r) of the definition thereof);
(xii)it is evidenced by Chattel Paper or an Instrument of any kind (unless such Chattel Paper or Instrument is delivered to Agent in accordance with Section 5.2) or has been reduced to judgment;
(xiii)the Account Debtor's total indebtedness to Borrowers exceeds the amount of any credit limit established by Borrowers or Agent or the Account Debtor is otherwise

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deemed not to be creditworthy by Agent in its Permitted Discretion; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be

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considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits;
(xiv)there are facts or circumstances existing, or which could reasonably be anticipated to occur, which could reasonably be expected to result in a material adverse change in the Account Debtor's financial condition or materially impair or delay the collectability of all or any portion of such Account as determined by Agent in its Permitted Discretion;
(xv)Agent has not been furnished with all documents and other information pertaining to such Account which Agent has requested, or which any Borrower is obligated to deliver to Agent, pursuant to this Agreement;
(xvi)any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above;
(xvii)any Borrower has posted a surety or other bond in respect of the contract or transaction under which such Account arose;
(xviii)the Account Debtor is subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or is subject to any Sanctions or any specially designated nationals list maintained by OFAC or any Governmental Authority;
(xix)the sale giving rise to such Account is on cash in advance or cash on delivery terms;
(xx)the goods giving rise to such Account have been sold by a Borrower to the Account Debtor outside such Borrower’s Ordinary Course of Business or the services giving rise to such Account have been performed by Borrower outside such Borrower’s Ordinary Course of Business;
(xxi)any Accounts of Account Debtors against whom the materialmen, laborers or suppliers of any of the Loan Parties have Liens;
(xxii)Accounts that have not been earned by performance or do not represent bona fide amounts due to the Borrower from an Account Debtor; or
(xxiii)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor.
"Eligible Inventory" means, at any time of determination and subject to the criteria below, Inventory owned by Borrower consisting of finished goods, merchantable and readily saleable in the Borrower’s Ordinary Course of Business which Agent, in its Permitted Discretion, deems to be Eligible Inventory; provided, that it is acknowledged and agreed that the Agent shall not deem Inventory ineligible solely due to the failure to deliver a Collateral Access Agreement (after the use of commercially reasonable efforts by the Borrowers to obtain such Collateral Access Agreement) with respect to the location where such Inventory is stored. Without limiting the generality of the foregoing, the following Inventory will not be Eligible Inventory:

317270729.2

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(i)it consists of work-in-progress;
(ii)it is not in good, new and saleable condition;
(iii)it is slow-moving, obsolete, damaged, perishable, shopworn, contaminated, unmerchantable, returned, rejected, discontinued or repossessed;
(iv)other than with respect to any of the locations listed in Section 1(c) of the Perfection Certificate on the Closing Date, it is in the possession of a processor, consignee or bailee, or located on premises leased or subleased to a Borrower, or on premises subject to a mortgage in favor of a Person other than Agent, unless such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Agent shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Agent's right to gain access thereto; provided, that, at the election of Agent in its sole discretion, this clause (iv) may be waived with respect to Inventory located on a premises for which Agent has established a rent or other similar Reserve satisfactory to Agent in its sole discretion;
(v)it consists of fabricated parts, spare parts, restrictive or custom items, supplies used or consumed in a Borrower’s business, packaging materials, shipping materials, or bill and hold goods;
(vi)it fails to meet all material standards imposed by any Governmental
Authority;
(vii)it does not conform in all material respects to any covenants, warranties and representations applicable to Eligible Inventory set forth in this Agreement and each other Loan Document (except where such covenant, warranty or representation is already qualified by Material Adverse Effect, materiality or similar qualifications, in which case, it does not conform in all respects);
(viii)it is not at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien (solely of the type specified in subclauses (c), (d), (g) or (r)) of the definition thereof;
(ix)it is purchased or manufactured pursuant to a license agreement that is not assignable to each of Agent and its transferees;
(x)it is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party (a) from which a Borrower has received written notice of an unresolved dispute in respect of any such agreement relating to the use of such license by Borrower or (b) which would require the payment of fees or royalties to, or the consent of, the licensor under such agreement for any sale or other disposition of such Inventory by Agent, unless Agent has imposed a Reserve for the payment of any such fees or royalties;
(xi)it is situated at a Collateral location not listed in Section 1(c) of the Perfection Certificate or other location of which Agent has been notified as required by Section 7.9 (or it is in-transit other than in transit between a Borrower’s facilities);

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(xii)it has been sold but not yet delivered;
(xiii)it is not subject to a Borrower having actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower);
(xiv)it is not insured as required by this Agreement;
(xv)it is not reflected in the details of a current perpetual inventory report, which report shall be satisfactory to Agent in its Permitted Discretion;
(xvi)it is held on consignment, or subject to a deposit or down payment;
(xvii)it is not subject to the Borrower having good, valid and marketable title thereto;
(xviii)it has been acquired from a Sanctioned Person;
(xix)it is the subject of a bill of lading or other document of title, except for documents of title with respect to Inventory stored at a warehouse or with another bailee, so long as (i) such bill of lading or other document of title is (x) negotiable, (y) made to the order of Agent and (z) is in the possession of Agent or its agent, bailee or other designee, and
(ii) such warehouseman or other bailee has entered into an agreement with Agent regarding access, handling and lien priority with respect to such Inventory in form and substance satisfactory to Agent in its Permitted Discretion;
(xx)It is subject to any agreement whereby the seller, vender, or supplier has retained any title to such Inventory or the right to repurchase such Inventory; or
(xxi)it is located outside of the continental United States or Canada. "Enforcement Action" means any action to enforce any Obligations or Loan
Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or otherwise.
“Environmental Laws” means any and all applicable current and future laws relating to (a) protection of natural resources, wildlife and the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface, water, ground water, or land and (b) human health and safety as affected by Hazardous Materials and all analogous state laws and regulation.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,

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(c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Permits” means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.
“Equity Interests” means, as applied to any Person, any capital stock, membership interests, partnership interests, limited liability company interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
“Equity Notice Trigger” means the period occurring at all times after the occurrence of (i) the permanent reduction of the Additional Availability Amount to $0 and (ii) the outstanding principal balance of the M&E Term Loan being reduced below $2,082,000.
"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.
"ERISA Affiliate" means, with respect to any Loan Party, any trade or business (whether or not incorporated) under common control with such Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).
"ERISA Event" means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Event of Default" has the meaning set forth in Section 11.1.
"Excess Availability" means the amount, as determined by Agent in its Permitted Discretion, calculated at any date, equal to the sum of (a) the lesser of (i) the Maximum Revolving Facility Amount, and (ii) the Borrowing Base, minus (b) the sum of (i) the outstanding balance of all Revolving Loans, the Letter of Credit Balance and Swingline Loans plus (ii) fees and expenses which are due and payable by any Borrower under this Agreement but which have not been paid or charged to the Loan Account; provided, that if any of the Loan Limits for Revolving Loans is exceeded as of the date of calculation, then Excess Availability shall be zero.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Collateral” means any of the following:
(a)the voting Equity Interests of any Excluded Subsidiary (as described in clause (a),
(b)or (c) of the definition of “Excluded Subsidiaries”) of a Loan Party, in each case, in excess of 65% of the issued and outstanding voting Equity Interests of any such Person;
(b)motor vehicles and other assets subject to certificates of title (other than to the extent perfection of the security interest in such assets is accomplished solely by the filing of a UCC financing statement), solely to the extent it is intended such assets will be Floorable Sold Assets; provided, that such assets will cease to become “Excluded Collateral” to the extent such assets are not sold as Floorable Sold Assets within six (6) months of the acquisition or completion thereof;
(c)any Restricted Accounts (other than any deposit accounts described in clauses (d) or (e) of the definition of “Restricted Accounts”);
(d)any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed or, if filed, has not been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted by the United States Patent and Trademark Office (provided, that each such intent-to-use application shall be considered Collateral immediately and automatically upon such acceptance);
(e)any contract, lease, license, permit or other General Intangible, any asset embodying rights, priorities or privileges granted under such contracts, leases, licenses, permits or General Intangibles or any property subject to a purchase money security interest or similar arrangement which by its terms cannot be pledged or transferred by such Loan Party, or to the extent that granting a security interest therein would violate, invalidate or result in a breach or default under such contract, lease, license, permit, General Intangible or purchase money arrangement or create a right of acceleration, modification, termination or cancellation in favor of any other party thereto (other than any Loan Party) (in each case after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law) (but excluding any contract, lease, license, permit or other General Intangible, any asset embodying rights, priorities or privileges granted under such contracts, leases, licenses, permits or General Intangibles or any property that relate to an Account Debtor and affect any Accounts);
(f)any assets owned on or acquired after the Closing Date, to the extent that, and for so long as, the granting of a security interest in such assets would violate or is prohibited by applicable law or requires a consent not obtained of any Governmental Authority pursuant to such applicable law (in each case after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law) (but excluding any contract, lease, license, permit or other General Intangible, any asset embodying rights, priorities or privileges granted under such contracts, leases, licenses, permits or General Intangibles or any property that relate to an Account Debtor and affect any Accounts); and
(g)any assets as to which Agent and Borrower Representative shall determine that the costs and burdens of obtaining a security interest therein outweigh the benefit to the Lenders of the security afforded thereby (but excluding any asset with respect to an Account Debtor that affect any

317270729.2

Accounts); provided, that Excluded Collateral shall not include any Proceeds, substitutions or replacements of any Excluded Collateral referred to in clauses (a)through (g) (unless such Proceeds,

317270729.2

substitutions or replacements would constitute Excluded Collateral referred to in clauses (a) through (g)).
“Excluded Subsidiary” means any Subsidiary that is (a) a CFC, (b) a Foreign Subsidiary owned, directly or indirectly, by a Foreign Subsidiary described in clause (a) of this definition, (c) a Domestic Subsidiary owned directly or indirectly, by a Foreign Subsidiary described in clause (a) of this definition or (d) any Subsidiary that has no material assets other than the equity or debt interests of one or more Subsidiaries described in clause (a) of this definition Subsidiary constitute an Excluded Subsidiary.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Agent or any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) in the case of a Non-U.S. Recipient (as defined in Section 13(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which Non-U.S. Recipient becomes a party to this Agreement or acquires a participation, except in each case to the extent that, pursuant to Section 13 amounts with respect to such Taxes were payable to such Non-U.S. Recipient assignor (or Lender granting such participation) immediately before such assignment or grant of participation; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient's failure to comply with Section 13(e) (except where the failure to comply with Section 13(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any
U.S. federal withholding Taxes imposed pursuant to FATCA.
"Extraordinary Receipts" means any cash or cash equivalents received by or paid to or for the account of any Loan Party not in the ordinary course of business, including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments (other than proceeds used to pay related third-party claims and expenses or in respect of actual costs or damages incurred by any Loan Party (whether in the form of reimbursement for previously incurred items or payments to be used for future costs or damages)) and pension plan reversions.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Amendment Effective Date” means October 13, 2023.
"Fiscal Year" means the fiscal year of Loan Parties which ends on September 30 of each year.

317270729.2

"Fixed Charge Coverage Ratio" means the ratio of (a) EBITDA for the most recently ended twelve-month period, minus unfinanced Net Capital Expenditures of the Loan Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.
"Fixed Charges" means, for the period in question, on a consolidated basis and without duplication, the sum of (a) all principal payments scheduled or required to be made in cash during or with respect to such period in respect of Indebtedness of the Loan Parties (other than Revolving Loans), plus (b) all Interest Expense of the Loan Parties for such period paid or required to be paid in cash attributable to such period, plus (c) all Taxes of the Loan Parties paid or required to be paid for such period, plus (d) all cash distributions (including Permitted Tax Distributions, if applicable), dividends, redemptions and other cash payments made or required to be made during such period with respect to equity securities issued by any Loan Party plus (e) to the extent actually paid in cash, fees arising under the Management Agreement. Notwithstanding the foregoing, the amounts for each of the items set forth in subclauses (a) and (b) for the month ended December 31, 2022 and the eleven months ended prior to such date shall be the amounts set forth under the corresponding heading for each such month as set forth on Schedule 1.1(c).

“Floor” means a per annum rate equal to 1.00%.
“Floorable Sold Asset” means assets of Floorable which have been sold in connection with Floorable’s franchising business.
“Floorable Sold Asset Capital Expenditures” means, for any period, the aggregate amount of all Capital Expenditures during period attributable to any Floorable Sold Asset.
“Flooring Merger” means the merger of former Loan Parties 7 Day Stone, Inc., K2L Leasing, LLC, SJ & K Equipment, Inc into Flooring Liquidators, Inc.
"Foreign Subsidiary" means any Subsidiary of a Loan Party that does not constitute a Domestic Subsidiary.

“Fourth Amendment Effective Date” means January 9, 2025.

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thereto.

"FRB" means the Board of Governors of the Federal Reserve System or any successor

"Funding Account" has the meaning set forth in Section 2.3(a).
"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.
“Global Intercompany Note” means the intercompany demand promissory note pledged to Agent.
"Governing Documents" means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership,

317270729.2

by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.
"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Guaranty" or "Guaranteed", as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).
“Guarantor” or “Guarantors” has the meaning set forth in the preamble to this Agreement and includes any Loan Party other than a Borrower.
“Guarantor Payment” has the meaning set forth in Section 2.12(f)(i).
“Hazardous Materials” means (a) any explosive or radioactive substances or wastes, (b) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that would reasonably be expected to give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, and (c) any coal ash, coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization residue (“CCR”), except that CCR beneficially re-used shall not be considered a Hazardous Material.
"Indebtedness" means (without duplication), with respect to any Person, (a) all obligations or liabilities of such Person, contingent or otherwise, for borrowed money, (b) all obligations of such Person represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on such Person’s property owned or acquired, whether or not such liability shall have been assumed by such Person,
(d) all obligations of such Person under conditional sale or other title-retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are less than ninety days past the invoice date incurred in the Ordinary Course of Business, but including the maximum potential amount payable under any earn-out or similar obligations), (f) all Capitalized Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and bankers’ acceptances or in respect of financial or other hedging obligations, (h) all Equity Interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date (valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends), other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product of such

317270729.2

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Person and (j) all Guaranties, endorsements (other than for collection in the Ordinary Course of Business) and other contingent obligations of such Person in respect of the obligations of others.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Initial Borrower" has the meaning set forth in the preamble to this Agreement.
"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interiors One Acquisition” means the acquisition of substantially all of the assets of Interiors One, Inc. as contemplated by the Interiors One Acquisition Documents.
“Interiors One Acquisition Documents” means the Interiors One Asset Purchase Agreement and all material documents executed in connection with such agreement.
“Interiors One Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of November 30, 2023 by and among CRO Affiliated, LLC, Interiors One, Inc., as Seller Representative (as defined therein) and each of the Sellers (as defined therein) party thereto.
“Interiors One Payment Conditions” means as to the making of any such relevant payment of Deferred Consideration or Additional Deferred Consideration (as both are defined in the Interiors One Asset Purchase Agreement as in effect on the Second Amendment Effective Date), the satisfaction as of the making of each such payment and after giving pro forma effect thereto of (i) the Payment Conditions and (ii) the conditions set forth in Section 2.5 of the Interiors One Asset Purchase Agreement (as in effect on the Second Amendment Effective Date).
"Interest Expense" means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.
"Inventory Advance Rate" means the percentage(s) set forth in Section 1(b)(ii) of
Annex I.
"Inventory Sublimit" means the amount(s) set forth in Section 1(d) of Annex I. “Investment” in any Person mean, as of the date of determination,:
(a)any payment or contribution, or commitment to make a payment or contribution, in or to such Person including property contributed or committed to be contributed to such Person for or in connection with its acquisition of any stock, bonds, notes, indebtedness, debentures, partnership or other ownership interest or any other security of such Person;

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(b)any payment or contribution, or commitment to make a payment or contribution, for all or any substantial part of the assets, business or property of such Person (or of any division, operating unit or business line of such other Person);
(c)any loan, advance or other extension of credit or guaranty of or other surety obligation with respect to the Equity Interests, Indebtedness or other obligations of, or any contributions to the capital of, or for the benefit of, such Person; and
(d)any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
In determining the aggregate amount of Investments outstanding at any particular time, (A) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation; (B) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (C) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (D) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.
"Investment Property" means the collective reference to (a) all "investment property" as such term is defined in Section 9-102 of the UCC, (b) all "financial assets" as such term is defined in Section 8-102(a)(9) of the UCC and (c) whether or not constituting "investment property" as so defined, all Pledged Equity.
“Isaac Capital Group” means
"Issuers" means the collective reference to each issuer of Investment Property.
"Lender" means each Person listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context expressly provides otherwise, "Lender" shall include the Swingline Lender.
"Letter of Credit" has the meaning set forth in Section 2.1(a).
"Letter of Credit Balance" means the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) all interest, fees and costs in connection therewith.
"Letter of Credit Limit" means the amount set forth in Section 1(c) of Annex I.
"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Capitalized Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
"Loan Account" has the meaning set forth in Section 3.4.

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"Loan Documents" means, collectively, this Agreement (including the Perfection Certificate(s) and all other attachments, annexes and exhibits hereto) and all notes, guaranties,

317270729.2

security agreements, mortgages, Borrowing Base Calculations, Compliance Certificates, other certificates, pledge agreements, Collateral Access Agreements, Lock Box and Blocked Account agreements, the Validity and Support Agreement(s), the Subordinated Debt Subordination Agreement and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower, any Loan Party, or any Other Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.
"Loan Guaranty" means the obligations of Loan Parties pursuant to Section 12.
"Loan Limits" means, collectively, the Loan Limits for Revolving Loans set forth in Section 1 of Annex I and all other limits on the amount of Loans set forth in this Agreement.
“Loan Party” means, individually, each Initial Borrower, Borrower, Parent and each other Guarantor, or any Subsidiary; and “Loan Parties” means, collectively, each Initial Borrower, each Borrower and each Guarantor and all other Subsidiaries. provided, that no Excluded Subsidiary shall be a “Loan Party”.
"Loans" means, collectively, the Revolving Loans (including any Protective Advances and Overadvances) and the Swingline Loans.
"Lock Box" has the meaning set forth in Section 6.1.
“Management Agreement” means that certain Advisory Services Agreement dated as of the date hereof by and among Sponsor, Borrowers, Parent and the other Guarantors.
"Material Adverse Effect" means any event, act, omission, condition or circumstance which has a material adverse effect on any of (a) the operations, business, assets, properties, financial condition or operating results of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their obligations under any Loan Document to which they are parties, (c) the rights and remedies of any Agent or any Lender under any Loan Document, or (d) the validity, perfection or priority of a Lien in favor of Agent for the benefit of the Lenders on any of the Collateral.
"Material Contract" means has the meaning set forth in Section 7.18.
"Maturity Date" means the earlier of (i) Scheduled Maturity Date, (ii) the Termination Date, or (iii) such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including pursuant to Section 11.2).
"Maximum Lawful Rate" has the meaning set forth in Section 3.5.
"Maximum Liability" has the meaning set forth in Section 12.9.
"Maximum Revolving Facility Amount" means the amount set forth in Section 1(a)
of Annex I.
" M&E Term Loan" has the meaning set forth in Section 2.1(c).
"M&E Term Loan Amount" means the initial principal amount set forth in Section

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2(a)(ii) of Annex I.

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"M&E Term Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make the M&E Term Loan as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make the M&E Term Loan, which aggregate commitment shall be in an amount equal to the M&E Term Loan Amount.
“Minimum Excess Availability Amount” means $750,000.
“Mountain Flooring Creation” means the creation of Rocky Mountain Wholesale
Flooring, Inc.
"Multiemployer Plan" means any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Consolidated Expenditures” means, for any period, the amount of Capital Expenditures made during such period minus the Floorable Sold Asset Capital Expenditures during such period.
"Net Income" means, for the applicable period, for the Loan Parties on a consolidated basis, as applicable, the net income (or loss) of the Loan Parties on a consolidated basis, as applicable, for such period, excluding any gains or non-cash losses from dispositions, any extraordinary gains or extraordinary non-cash losses and any gains or non-cash losses from discontinued operations, of the Loan Parties on a consolidated basis, as applicable, for such period.
"NOLV" means the applicable net orderly liquidation value as determined by the most current third-party appraisal report, performed by an appraisal firm retained by Agent for such appraisal project with respect to the Eligible Inventory, and in form and substance acceptable to Agent.
"Non-Consenting Lender" has the meaning set forth in Section 15.5(b). "Non-Paying Guarantor" has the meaning set forth in Section 12.10. "Non-U.S. Recipient" has the meaning set forth in Section 13(e)(ii). "Notice of Borrowing" has the meaning set forth in Section 2.3(a).
"Obligations" means all present and future Loans, advances, debts, liabilities, fees, costs, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Loan Party to Agent and/or Lenders, whether evidenced by this Agreement, any other Loan Document, whether arising from an extension of credit, opening of a Letter of Credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by any Lender in any Borrower's or Loan Party’s indebtedness owing under the Loan Documents), whether direct or indirect (including those acquired by assumption), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, and including interest, fees, costs, expenses and indemnities arising before or

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after the commencement of a proceeding under the Bankruptcy Code or any similar statute whether or not a claim for post-filing or post-petition interest,

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fees, costs, expenses, indemnities or other amounts is allowable or allowed in such proceeding. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior to and after the commencement of any proceeding under the Bankruptcy Code or any similar statute.
"OFAC" means Office of Foreign Assets Control of the U.S. Treasury Department.
"Ordinary Course of Business" means, in respect of any transaction involving any Person, the ordinary course of business of such Person, as conducted by such Person as of the Closing Date and any practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business, as reasonably determined by such Person.
"Other Obligor" means any guarantor, endorser, acceptor, surety or other Person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations other than any Loan Party.
"Other Taxes" means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
"Overadvances" has the meaning set forth in Section 2.2(b).
“Paid in Full”, “Pay in Full”, “Paying in Full” or “Payment in Full” means, with respect to any Obligations, (i) the payment in full in cash (or other consideration acceptable to the recipient thereof) of all such Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and (ii) the termination or expiration of all of the Commitments.
"Parent" means Flooring Affiliated Holdings, LLC. "Participant" has the meaning set forth in Section 15.10. "Paying Guarantor" has the meaning set forth in Section 12.10.
“Payment Conditions” means as to the making of any such relevant payment, the satisfaction as of the making of each such payment and after giving pro forma effect thereto, of each of the following conditions: (a) no Default or Event of Default exists or has occurred and is continuing; (b) the Fixed Charge Coverage Ratio is greater than 1.10:1.00 (recomputed as of the last day of the most recent month for which the monthly financial statements of Loan Parties and the related Compliance Certificate have been or are required to have been delivered to Agent under this, for the twelve consecutive calendar month period then ended, and assuming such payment is paid on the last day of such period), and (c) pro forma Average Excess Availability for the consecutive 30-day period immediately preceding such payment shall be equal to or greater than $750,000 (assuming such payment and any Loan made to finance such payment shall have occurred on the first day of such period) and (ii) pro forma Excess Availability immediately after giving effect to such payment shall be equal to or greater than $750,000; provided that Agent shall have received a certificate, signed by an authorized officer of Borrower Representative, certifying satisfaction of the conditions set forth in this definition at least five (5) Business Days prior to the date of the payment,

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with supporting calculations and otherwise in form and substance acceptable to Agent in its Permitted Discretion.
"PBGC" means the Pension Benefit Guaranty Corporation.
"Pension Act" means the Pension Protection Act of 2006.
"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.
"Pension Plan" means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” means the Perfection Certificate attached to this Agreement as of the Closing Date, together with any updates thereto as contemplated by this Agreement or otherwise permitted by Agent from time to time.

"Periodic Term SOFR Determination Day" has the meaning specified therefor in the definition of "Term SOFR".
"Permitted Discretion" means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.
“Permitted Holder” means each of (a) the Sponsor and (b) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members with beneficial ownership, directly or indirectly, of more than 51% (on a fully diluted basis) of the aggregate outstanding voting and economic power of the Equity Interests of Parent held by such “group”.
"Permitted Indebtedness" means:
(a)the Obligations;
(b)the Indebtedness (other than the Subordinated Debt) existing on the date hereof described in Section 7 of the Perfection Certificate; in each case along with extensions, refinancings, modifications, amendments and restatements thereof; provided, that (i) the principal amount thereof is not increased, (ii) if secured by a Permitted Lien, no additional collateral beyond that existing as of the Closing Date is granted to secure such Indebtedness; (iii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Agent and (iv) the terms thereof are not modified to impose more burdensome terms upon any Loan Party;

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(c)Capitalized Leases and purchase-money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $250,000 at any time outstanding;
(d)Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(e)reserved;
(f)the Subordinated Debt owing by Borrower in an aggregate amount not exceeding $500,000 at any time outstanding and then solely to the extent the Subordinated Debt is subject to, and permitted by, the Subordinated Debt Subordination Agreement.
(g)Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;
(h)Guaranties in the Ordinary Course of Business of the obligations of suppliers, customers, lessors, franchisees, licensees and other trade creditors of any Loan Party and any other Guaranties permitted by Section 8.2;
(i)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the Ordinary Course of Business;
(j)Indebtedness arising as a direct result of judgments, orders, awards or decrees against any Loan Party, in each case not constituting an Event of Default;
(k)unsecured Indebtedness representing any Taxes subject to Permitted
Protest;
(l)Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests permitted by Section 8.4; provided, that such Indebtedness shall be unsecured and subject to the Subordinated Debt Subordination Agreement.
(m)unsecured Indebtedness of a Loan Party owed to another Loan Party, so long as (i) such Indebtedness is evidenced by the Global Intercompany Note and (ii) a Loan Party which owes such Indebtedness is a Person organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia;
(n)Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided in the Ordinary Course of Business;
(o)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the Ordinary Course of Business; provided, that such Indebtedness is extinguished within is extinguished within three (3) Business Days of incurrence;

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(p)Indebtedness incurred in the Ordinary Course of Business to finance insurance premiums;
(q)Indebtedness in respect of netting services, overdraft protection and other similar arrangements in connection with deposit or securities accounts in the Ordinary Course of Business;
(r)Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or cash management services, in each case, incurred in the Ordinary Course of Business;
(s)Indebtedness constituting customary indemnification, adjustment of purchase price or similar obligations (excluding earn-out obligations) incurred in connection with the Closing Date Acquisition;
(t)unsecured contingent liabilities arising with respect to customary indemnification provisions or deferred purchase price adjustments in connection with any Investment permitted hereunder or in connection with any asset sale or other dispositions permitted hereunder;
(u)other unsecured Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding (excluding (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party and (ii) Indebtedness owing among Loan Parties);
(v)Indebtedness arising under the Carpet One Subordinated Promissory Note (as in effect on the First Amendment Effective Date); and
(w)Indebtedness arising under the Interiors One Asset Purchase Agreement constituting the Deferred Consideration and Additional Deferred Consideration (as both are defined in the Interiors One Acquisition Documents as in effect on the Second Amendment Effective Date).
"Permitted Liens" means:
(a)Liens securing the Obligations;
(b)purchase-money security interests in specific items of Equipment and Liens securing Capitalized Leases to the extent constituting Permitted Indebtedness described under clause (b) of the definition of Permitted Indebtedness;
(c)Liens for unpaid Taxes, fees, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying Taxes, fees, assessments, or charges or levies are the subject of Permitted Protests;
(d)Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, or laborers, incurred in the Ordinary Course of Business and

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not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests;

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(e)Liens which constitute banker's liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker's liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party);
(f)cash deposits or pledges of an aggregate amount not to exceed $500,000 to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business;
(g)judgment Liens (other than for the payment of fees, Taxes, assessments, levies or other governmental charges) in respect of judgments that do not constitute an Event of Default;
(h)reserved;
(i)Liens on assets of the Loan Parties existing as of the Closing Date which
(i) are set described on Schedule 1.1(a) attached hereto and (ii) any modification, replacement, refinancing, renewal or extension of any Lien referenced in clause (i) hereof; provided, the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced other than in accordance with clause (b) of the definition of Permitted Indebtedness;
(j)deposits and pledges of cash securing obligations incurred in respect of
(i) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (ii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the Ordinary Course of Business and secure obligations not past due;
(k)easements, zoning restrictions, covenants, restrictions, conditions, declarations, development agreements and similar encumbrances on real property and minor irregularities in the title thereto and minor survey defects that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;
(l)licenses, sublicenses, leases or subleases granted in the Ordinary Course of Business to other Persons not materially interfering with the conduct of the business of the Loan Parties or any of their Subsidiaries;
(m)precautionary financing statement filings regarding operating leases;
(n)Liens in favor of insurers securing Indebtedness of the type described in and permitted by Section 8.1(f); provided, that such Liens attach solely to returned premiums in respect of such insurance policies and the proceeds of such policies;
(o)pledges or deposits of money securing contracts (other than contracts for the payment of money) or leases or subleases to which a Loan Party or any of its Subsidiaries is a

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party as lessee made in the Ordinary Course of Business which do not interfere with the Ordinary Course of Business of a Loan Party or any of its Subsidiaries;
(p)Liens of counterparties attaching solely to cash earnest money deposits made by Loan Parties or their Subsidiaries in connection with any letter of intent or purchase agreement entered into with respect to Capital Expenditures permitted hereunder;
(q)in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject; and
(r)other Liens which do not secure Indebtedness for borrowed money in an aggregate amount not to exceed $500,000 at any time outstanding; provided, that such Liens are junior in priority to Agent’s security interest in Collateral and (ii) subject to an intercreditor agreement in form and substance satisfactory to Agent.
“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or payment obligations (other than for borrowed money); provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Tax Distributions” means, with respect to any Person, for any taxable period after the Closing Date during which time such Person is a pass-through entity for income tax purposes, any dividend or distribution to any holder of such Person’s stock or other Equity Interests to permit such holders to pay federal income taxes and all relevant state and local income taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated imposed as a result of taxable income allocated to such holder as a partner of such Person under federal, state, and local income tax laws, taking into account applicable deductions, losses, and credits of such Person (including, without limitation, deductions pursuant to Section 199A of the Code) and allocated to such holder in proportion and to the extent of such holder’s stock or other Equity Interests of such Person.

"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.
"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.
"Pledged Equity" means the Equity Interests listed on Sections 1(f) and 1(g) of the Perfection Certificate, together with any other Equity Interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect, and including, to the extent

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attributable to, or otherwise related to, such pledged Equity Interests, all of such Loan Party's (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive

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distributions of each Issuer's assets and properties and (c) rights and interests, if any, to participate in the management of each Issuer related to such pledged Equity Interests.
"Prepayment Event" means: (a) any sale (other than sales of Floorable Sold Assets and sales of inventory in the ordinary course of business), transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party other than assets with an aggregate fair value which do not exceed $250,000 in any Fiscal Year; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any of any Loan Party with an aggregate fair value immediately prior to such event equal to or greater than $250,000 in any Fiscal Year; (c) the issuance by any Loan Party to any Person (other than to another Loan Party) of any equity interests after the Closing Date, or the receipt by any Loan Party of any capital contribution from any Person (other than from another Loan Party) after the Closing Date in excess of $100,000 in the aggregate in any Fiscal Year; (d) the incurrence by any Loan Party of any Indebtedness not permitted by this Agreement; and (e) the receipt by any Loan Party of any Extraordinary Receipts in excess of
$250,000 in the aggregate in any Fiscal Year.
"Pro Rata Share" means (a) with respect to all matters relating to any Lender with respect to the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Commitments of all Lenders (provided, after the Revolving Loan Commitments have expired or been terminated, the applicable outstanding balances of Revolving Loans held by such Lender and all the Lenders, respectively, shall be used in lieu of the Revolving Commitment in both clauses (i) and (ii)), (b) with respect to all matters relating to any Lender with respect to the M&E Term Loan, the percentage obtained by dividing (i) the M&E Term Loan Commitment of that Lender by (ii) the aggregate M&E Term Loan Commitments of all Lenders (provided, after the Closing Date, the applicable outstanding principal balances of the M&E Term Loan held by such Lender and all Lenders, respectively, shall be used in lieu of the M&E Term Loan Commitment in both clauses (i) and (ii)), and (c) with respect to any other matters set forth in this Agreement and the other Loan Documents, the percentage obtained by dividing (i) the Commitments of that Lender by (ii) the aggregate Commitments of all Lenders (provided, (A) after the Revolving Loan Commitments have expired or been terminated, the applicable outstanding balances of Revolving Loans held by such Lender and all the Lenders, respectively, shall be used in lieu of the Revolving Loan Commitment in both clauses (i) and (ii) and (B) after the Closing Date, the applicable outstanding principal balances of the M&E Term Loan held by such Lender and all Lenders, respectively, shall be used in lieu of the M&E Term Loan Commitment in both clauses (i) and (ii)), in each case as any such percentages may be adjusted by assignments pursuant to an Assignment and Assumption.
"Protective Advances" has the meaning set forth in Section 2.2(a).
“Qualified Equity Interests” mean, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.
"Recipient" means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.
"Register" has the meaning set forth in Section 15.9(c).
"Released Parties" has the meaning set forth in Section 10.1.

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“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Percentage” has the meaning set forth in Section 12.10.
"Replacement Lender" has the meaning set forth in Section 3(c).
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
"Required Lenders" means at any time (a) Lenders (other than Defaulting Lenders) then holding in excess of 50% of the sum of their aggregate Revolving Commitment then in effect plus the aggregate unpaid principal balance of the M&E Term Loans then outstanding, or (b) if the Revolving Loan Commitments have been terminated, Lenders (other than Defaulting Lenders) then having in excess of 50% of their aggregate unpaid principal amount of Loans then outstanding ; provided, that if there are two or more Lenders, then Required Lenders shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso).
“Rescindable Amount” means, any such payment Agent makes for the account of the Lenders as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the Loan Parties have not in fact made such underlying payment; (2) Agent has made a payment in excess of the amount so paid by the Loan Parties (whether or not then owed); or (3) Agent has for any reason otherwise erroneously made such payment.
"Reserves" has the meaning set forth in Section 2.1(b).
“Responsible Officer” means the chief executive officer, the president, the chief financial officer or the treasurer of Borrower Representative, or any other officer having substantially the same authority and responsibility.
"Restricted Accounts" means (a) any deposit account the funds in which shall be used solely to fund payroll and tax obligations of the Loan Parties and (ii) in amounts not to exceed such tax and payroll obligations, (b) any deposit account the funds in which shall be used solely to segregate 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case in accordance with any applicable laws (collectively, “Segregated Benefit Plan Funds”), so long as all funds shall be deposited in such accounts in amounts not to exceed all payment obligations in respect of such Segregated Benefit Plan Funds, (c) any deposit account the funds in which consist solely of funds held by the Loan Parties on behalf of or in trust for the benefit of any third party that is not an Affiliate of the Loan Parties, (d) any deposit account that is a zero balance account with an individual intra-day balance not exceeding $25,000 at any time and when combined with all other zero balance accounts, with an aggregate intra-day balance not exceeding $25,000 at any time (and sweeps no less frequently than on each Business Day into a Restricted Account of the type in the preceding clauses (a)–(c) or into a deposit account that is not a Restricted Account and is subject to a deposit account control agreement in favor of Agent) and (e) any local depository accounts for the deposit of funds by the Loan Parties in the Ordinary Course of Business so long as the aggregate balance on deposit at any time in all such accounts described in this clause (e) shall not exceed $250,000.

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“Restricted Payment” means (a) Dividends, (b) loans to any Affiliate by any Loan Party or Subsidiary thereof, (c) any payment of management, consulting, investment banking or similar fees payable by any Loan Party or any Subsidiary of a Loan Party to any Affiliate of a Loan Party or such Subsidiary and (d) any redemption, purchase, retirement, defeasance, acquisition, sinking fund or similar payment or any claim of rescission with respect to any Equity Interest of any Loan Party or Subsidiary thereof.
“Restricted Purchase” means any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Equity Interests of a Loan Party or a Subsidiary thereof.
“Restrictive Agreement” means an agreement (other than a Loan Document) that conditions or restricts the right of any Loan Party to incur or repay Indebtedness, to grant Liens on any assets, to declare or make Dividends, to modify, extend or renew any agreement evidencing Indebtedness, or to repay any intercompany indebtedness.
“Retail Locations” means any of the locations set for on Schedule 7.4.
"Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans, which aggregate commitment shall be in an amount equal to the Maximum Revolving Facility Amount.
"Revolving Loans" has the meaning set forth in Section 2.1(a).
"Sanctioned Country" means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria).
"Sanctioned Person" means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the
U.S. Department of the Treasury, the U.S. Department of State, or by the Government of Canada, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
"Scheduled Maturity Date" means the date set forth in Section 6 of Annex I.
"Scheduled M&E Term Loan Amortization Payments" has the meaning set forth in Section 2(b)(i) of Annex I.
“Second Amendment Effective Date” means January 9, 2023.

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"Securities Act" means the Securities of Act of 1933, as amended.
“Seller Carpet One Subordinated Note” means that certain Subordinated Promissory Note in the original principal amount of $5,000,000 dated as of the First Amendment Effective by and between CRO Affiliated, LLC and Carpet Remnant Outlet, Inc. and Gary Brown and subject to the Seller Debt Subordination Agreement.
“Seller Subordinated Note” means that certain Subordinated Promissory Note in the original principal amount of $35,000,000 dated as of the date hereof by and between Holdings and Kellogg 2022 Family Irrevocable Nevada Trust and subject to the Seller Debt Subordination Agreement as amended, restated or otherwise modified from time to time in accordance with the terms of the Seller Debt Subordination Agreement and hereof.
“Seller Debt Carpet One Subordination Agreement” certain Subordination Agreement governing the Seller Carpet One Subordinated Note among Carpet Remnant Outlet, Inc., Gary Brown and Agent dated as of the First Amendment Effective Date.
“Seller Debt Subordination Agreement” means that certain Subordination Agreement governing the Seller Subordinated Note among Kellogg 2022 Family Irrevocable Nevada Trust and Agent dated as of the Closing Date.
"Settlement" has the meaning set forth in Section 2.4(c).
"Settlement Date" has the meaning set forth in Section 2.4(c).
"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Loan" means any Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of "Base Rate").
“Sponsor” means Live Ventures, Inc., a Nevada corporation.
“Sponsor Subordinated Note” means that certain $5,000,000 note dated as of the Closing Date among Isaac Capital Group LLC and subject to the Sponsor Debt Subordination Agreement.
“Sponsor Debt Subordination Agreement” means that certain Subordination Agreement governing the Sponsor Subordinated Note among Isaac Capital Group LLC and Agent dated as of the Closing Date.
"Stated Rate" has the meaning set forth in Section 3.5.
"Subordinated Debt" means the Indebtedness owing pursuant to the Seller Subordinated Note, Seller Carpet One Subordinated Note and the Sponsor Subordinated Note and any other

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Indebtedness incurred by a Loan Party that is expressly subordinate and junior in right of payment to the Payment in Full of all Obligations on terms satisfactory to Agent.

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“Subordinated Debt Documents” means any notes, loan agreements or other documents governing Subordinated Debt.
“Subordinated Debt Subordination Agreement” means any subordination agreement entered into by a holder of Subordinated Debt in favor of Agent and Lenders, which shall be in form and substance acceptable to Agent, including the Seller Debt Subordination Agreement and the Sponsor Debt Subordination Agreement.
"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other Equity Interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of a Borrower.
"Swingline Lender" means Eclipse Business Capital SPV, LLC, in its capacity as lender of Swingline Loans hereunder.
"Swingline Loans" has the meaning set forth in Section 2.4(a).
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term SOFR" means, for any calendar month, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Periodic Term SOFR Determination Day") that is two
(2) U.S. Government Securities Business Days prior to the commencement of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a tenor of one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
"Term SOFR Adjustment" means a percentage equal to 0.11448% (11.448 basis points).
"Term SOFR Administrator" means CME Group Benchmark Administration Limited
(CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.
"Termination Date" means the date on which all of the Obligations have been Paid in
Full.
"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
"U.S. Government Securities Business Day" means any day except for (i) a Saturday,
(ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.Accounting Terms and Determinations.
Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at "fair value", as defined therein.
Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, only those leases (assuming for purposes

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hereof that such leases were in existence on January 1, 2015) that would have constituted Capitalized Leases or financing leases in conformity with GAAP on January 1, 2015, shall be considered

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Capitalized Leases or financing leases hereunder, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (other than the financial statements delivered pursuant to this Agreement.
1.3.Rates. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6(d), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.4.Other Definitional Provisions and References.
References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". "Or" shall be construed to mean "and/or". Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($)

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baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of

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measurement by the Dollar Equivalent Amount thereof as of such date of measurement. Reference to a Loan Party’s "knowledge" or similar concept means actual knowledge of a senior officer, or knowledge that a senior officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. In determining whether any individual event would or could reasonably expected to result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such events and all other then-existing events would or could reasonably be expected to result in a Material Adverse Effect.
2.LOANS.
2.1.Amount of Loans
(a)Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender with a Revolving Loan Commitment will severally (and not jointly), from time to time prior to the Maturity Date, at Borrower Representative's request, (i) make revolving loans to Borrowers ("Revolving Loans") and (ii) make letters of credit (“Letters of Credit”) available to Borrowers (not to exceed the Letter of Credit Limit); provided, that after giving effect to each such Revolving Loan and Swingline Loan, (A) the outstanding balance of all Revolving Loans and Swingline Loans plus fees and expenses which are due and payable by Borrower under this Agreement but which have not been paid or charged to the Loan Account will not exceed the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, (B) the sum of each Lender's outstanding balance of Revolving Loans will not exceed such Lender's Revolving Loan Commitment and (C) none of the other Loan Limits for Revolving Loans will be exceeded. All Revolving Loans shall be made in and repayable in Dollars.
(b)Reserves. Agent may, with or without notice to Borrower Representative, from time to time establish and revise reserves against the Borrowing Base and the Maximum Revolving Facility Amount in such amounts and of such types as Agent deems appropriate in its Permitted Discretion ("Reserves") to reflect (i) events, conditions, contingencies or risks which affect or may affect (A) the Collateral or its value, or the enforceability, perfection or priority of the security interests and other rights of Agent in the Collateral or (B) the assets or business prospects of any Borrower or any Loan Party (including the Dilution Reserve), (ii) Agent's good faith concern that any Collateral report or financial information furnished by or on behalf of any Borrower or any Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iii) any fact or circumstance which Agent determines in good faith constitutes, or could reasonably be expected to constitute, a Default or Event of Default, (iv) past due Taxes, or (v) any other events or circumstances which Agent determines in good faith make the establishment or revision of a Reserve prudent. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Agent to make advances to pay such liability or otherwise obligate Agent with respect thereto.
(c)M&E Term Loan. Subject to the terms and conditions contained in this Agreement, each Lender with a M&E Term Loan Commitment will severally (and not jointly), on the date of this Agreement, make a term loan (the "M&E Term Loan") to Borrowers in an amount equal to such Lender's M&E Term Loan Commitment. The M&E Term Loan shall be advanced in a single borrowing on the Closing Date, and any principal amounts repaid in respect

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of the M&E Term Loan may not be reborrowed. The M&E Term Loan shall be made in and repayable in Dollars.

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(d)Closing Date Advances. The Loans advanced on the Closing Date shall be made to Initial Borrower for purposes of consummating the Closing Date Acquisition, this Agreement and for paying fees and expenses in connection with the foregoing. For purposes of the calculating the Borrowing Base in respect of the Revolving Loans advanced on the Closing Date to the Initial Borrower, the Borrowing Base shall be deemed to be the Borrowing Base of the Borrowers as if the Closing Date Acquisition was consummated immediately prior to the making of the initial Revolving Loans advanced on the Closing Date.
(e)Other Provisions Applicable to Letters of Credit. Agent shall, on the terms and conditions set forth in this Agreement, make Letters of Credit available to Borrower by causing other financial institutions to issue them supported by Agent's guaranty or indemnification; provided, that after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of Credit Limit. Borrower agrees to execute all documentation required by Agent or the issuer of any Letter of Credit in connection with any such Letter of Credit. Borrower unconditionally and irrevocably agrees to reimburse Agent or the applicable issuer for each payment or disbursement made by Agent or such issuer in respect of each draw under any Letter of Credit, in each case on the date that such payment or disbursement is made. Borrower's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, the applicable issuer under any Letter or Credit, or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) any lack of validity, sufficiency or genuineness of any document which Lender or the applicable issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. All amounts paid by Lender in respect of a Letter of Credit will, at the election of Lender, be treated for all purposes as a Revolving Loan, and bear interest, and be payable, in the same manner as a Revolving Loan. No Letter of Credit shall have an expiry date later than the Maturity Date.
2.2.Protective Advances; Overadvances.
(a)Notwithstanding any contrary provision of this Agreement or any other Loan Document, at any time (i) after the occurrence and during the continuance of a Default or Event of Default or (ii) that any of the other applicable conditions precedent set forth in Section 4 or otherwise are not satisfied, Agent is authorized by each Borrower and each Lender, from time to time, in Agent's Permitted Discretion, to make such Revolving Loans to, or for the benefit of, any Borrower, as Agent in its Permitted Discretion deems necessary or desirable (1) to maintain, preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the Revolving Loans described in this Section 2.2 shall be referred to as "Protective Advances"). Notwithstanding any contrary provision of this Agreement or any other Loan Document, Agent may disburse the proceeds of any Protective Advance to any

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Borrower or to such other Person(s) as Agent determines in its Permitted Discretion. All Protective Advances shall be payable immediately upon demand. Notwithstanding the foregoing,
(i) the aggregate amount of all Protective Advances outstanding at any time shall not exceed an

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amount equal to ten percent (10%) of the Maximum Revolving Facility Amount (without giving effect to any Reserves or Availability Block established against the Maximum Revolving Facility Amount) and (ii) after giving effect to any such Protective Advances, the outstanding balance of all Revolving Loans will not exceed the Maximum Revolving Facility Amount.
(b)Notwithstanding any contrary provision of this Agreement, at the request of Borrower Representative, Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to any Borrower, on behalf of the Lenders with a Revolving Loan Commitment, in amounts that exceed Excess Availability (any such excess Revolving Loans are herein referred to herein, collectively, as "Overadvances"); provided, that, no Overadvance shall result in a Default due to any Borrower's failure to comply with Section 2.1(a) for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. Overadvances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The authority of Agent to make Overadvances is limited to an aggregate amount not to exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount (without giving effect to any Reserves or Availability Block established against the Maximum Revolving Facility Amount) at any time. No Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender's outstanding balance of Revolving Loans to exceed its Revolving Loan Commitment.    Required Lenders may, at any time, revoke Agent's authorization to make Overadvances, provided that any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof.
(c)Upon the making of any Protective Advance or Overadvance (whether before or after the occurrence of a Default or Event of Default), each Lender with a Revolving Loan Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance or Overadvance, as applicable, in proportion to its Pro Rata Share of the Revolving Loan Commitment. Agent may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance, as applicable, purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Loan. Each Lender acknowledges and agrees that (i) Agent may elect to fund a Protective Advance or Overadvance through one or more of its Affiliates (including, without limitation, Eclipse Business Capital SPV, LLC) on behalf of Agent for administrative convenience and (ii) any such funding shall constitute a Protective Advance or Overadvance, as applicable, as if made by Agent subject to the terms and conditions of this Agreement.
2.3.Notice of Borrowing; Manner of Revolving Loan Borrowing.
(a)Borrower Representative shall request each Revolving Loan by submitting such request by ABLSoft (or, if requested by Agent, by delivering, in writing or by an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a "Notice of Borrowing"). Subject to the terms and conditions of this Agreement, Agent shall, except as provided in Section 2.2, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrower as Borrower Representative may specify at a bank acceptable to Agent (provided, that such account must be

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one identified on Section 3 of the Perfection Certificate and approved by Agent as an account to be used for funding of Loan proceeds) (any such account, a "Funding Account") by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is

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received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00
a.m. Central Time on a Business Day or on a day that is not a Business Day. Agent shall charge to the Revolving Loan Agent's usual and customary fees for the wire transfer of each Loan.
(b)Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.3, Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested borrowing. Each Lender shall make each Revolving Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Central Time, to the account of Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Pro Rata Share. Unless Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to Agent such Lender's share of such borrowing, Agent may assume that such Lender has made (or will make) such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Agent, at the interest rate applicable to such Revolving Loans. If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Revolving Loan included in such borrowing.
2.4.Swingline Loans.
(a)Agent, Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after Borrower Representative requests a Revolving Loan, the Swingline Lender may elect to have the terms of this Section 2.4 apply to such borrowing request by advancing, on behalf of the Lenders with a Revolving Loan Commitment and in the amount requested, same day funds to Borrowers (each such Loan made solely by the Swingline Lender pursuant to this Section 2.4 is referred to in this Agreement as a "Swingline Loan"), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.4(c). Each Borrower hereby authorizes the Swingline Lender to, and Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), deliver the amount of the Swingline Loan requested to the applicable Funding Account (i) on the same day if the Notice of Borrowing is received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00
a.m. Central Time on a Business Day or on a day that is not a Business Day. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $1,500,000. Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Excess Availability (before giving effect to such Swingline Loan).
(b)Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender with a Revolving Loan Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation

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in such Swingline Loan in proportion to its Pro Rata Share of the Revolving Loan Commitment. The Swingline Lender may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its

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participation in any Swingline Loan purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Loan.
(c)Agent, on behalf of Swingline Lender, shall request settlement (a "Settlement") with respect to Swingline Loans with the Lenders holding a Revolving Loan Commitment on at least a weekly basis or on any date that Agent elects, by notifying the applicable Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 p.m. Central Time on the date of such requested Settlement (the "Settlement Date"). Each applicable Lender (other than the Swingline Lender) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Swingline Loan with respect to which Settlement is requested to Agent, to such account of Agent as Agent may designate, not later than 2:00 p.m., Central Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied. Such amounts transferred to Agent shall be applied against the amounts of the Swingline Lender's Swingline Loans and, together with such Swingline Lender's Pro Rata Share of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to Agent by any applicable Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon.
2.5.Repayments.
(a)Revolving Loans/Letters of Credit. If at any time for any reason whatsoever (including as a result of currency fluctuations) (i) the outstanding principal balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base or (ii) any of the Loan Limits for Revolving Loans or Letters of Credit are exceeded, then, in each case, Borrowers will immediately pay to Agent such amounts (or, with respect to the Letter of Credit Balance, provide cash collateral to Agent in the manner set forth in clause (b) below) as shall cause Borrowers to eliminate such excess.
(b)M&E Term Loan. Principal of the M&E Term Loan shall be repaid as set forth in Section 2 of Annex I.
(c)Maturity Date Payments. All remaining outstanding monetary Obligations (including, all accrued and unpaid fees described in Section 3.2) shall be Payable in Full on the Maturity Date. Without limiting the generality of the foregoing, if, on the Maturity Date, there are any outstanding Letters of Credit, then on such date Borrowers shall provide to Agent cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to such Letters of Credit or such greater percentage or amount as Agent reasonably deems appropriate, pursuant to a cash collateral agreement in form and substance satisfactory to Agent.
2.6.Prepayments / Voluntary Termination / Application of Prepayments.
(a)Certain Mandatory Prepayment Events. Borrowers shall be required to prepay (i) the unpaid principal balance of the Term Loans, and after the Term Loans has been paid in full, Borrowers shall be required to prepay the outstanding principal balance of the Revolving Loans on the

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date of each and every Prepayment Event of the type described in clause (a), (b), (d) and (e) of the definition thereof (and on any date thereafter on which proceeds pertaining thereto are received by any

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Loan Party) and (ii) the outstanding principal balance of the Revolving Loans, and after the Revolving Loans have been paid in full, Borrowers shall be required to prepay the outstanding principal balance of the Revolving Loans on the date of each and every Prepayment Event of the type described in clause (c) of the definition thereof (and on any date thereafter on which proceeds pertaining thereto are received by any Loan Party), in each case without any demand or notice from Agent, any Lender or any other Person, all of which is hereby expressly waived by each Borrower, in the amount of 100% of the proceeds (net of documented reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates of any Loan Party) received by any Loan Party with respect to such Prepayment Event; provided, that with respect to a Prepayment Event of the type described in clause (a) or (b) of the definition of Prepayment Event, so long as no Default or Event of Default exists, to the extent that the proceeds received by such Person as a result of such Prepayment Event are actually applied within 180 days of such receipt or to (x) replace the property or assets subject to such Prepayment Event with property and/or assets performing the same or similar functions or (y) repair, replace or reconstruct property and or assets damaged by such Prepayment Event or the applicable Loan Party enters into a binding commitment to do so within 180 days of such receipt and such proceeds are applied within 180 days following such initial 180 day period, such proceeds shall not be required to prepay the Loans pursuant to this Section 2.6(a) (pending such reinvestment such proceeds shall be delivered to Agent to hold in an escrow account; provided, that to the extent such proceeds are not reinvested within the periods described in the foregoing proviso, or any Default or Event of Default occurs during such period, Agent shall apply such proceeds as a prepayment of the Term Loan as provided in this Section 2.6(a)). Each such prepayment shall be subject to the Early Termination Fee in the amount specified in Section 3.2(e).
(b)Reserved.
(c)Voluntary Prepayment of M&E Term Loan. Borrower Representative may from time to time, on at least one Business Day's written notice or telephonic notice (followed immediately by written confirmation thereof) to Agent not later than 10:00 a.m. Central Time on such day, prepay the M&E Term Loan in whole or in part. Any such partial prepayment of the M&E Term Loan shall be in an amount equal to $100,000 or a higher integral multiple of $50,000 and shall be applied as specified in Section 2(e). Each such prepayment of the M&E Term Loan shall be subject to the Early Termination Fee in the amount specified in Section 3.2(e).
(d)Voluntary Termination of Loan Facilities. Borrower Representative may, on at least fifteen (15) Business Days prior written notice received by Agent, permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans, and an Early Termination Fee in the amount specified in Section 3.2(e). From and after such date of termination, neither Agent nor any Lender shall have any obligation whatsoever to extend any additional Loans, and all of its lending commitments hereunder shall be terminated.
(e)Application of Prepayments. All voluntary partial prepayments of the M&E Term Loans shall be applied in the inverse order to the installments thereof as set forth in Section 2(b)(ii) of Annex I. All mandatory prepayments of the M&E Term Loans shall be applied in inverse order to the installments of the M&E Term Loan as set forth in Section 2(b)(ii) of Annex I and, after payment in full of the M&E Term Loan, to the Revolving Loans.

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2.7.Obligations Unconditional.
(a)The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party, and shall be independent of any defense or right of set-off, recoupment or counterclaim that any Loan Party or any other Person might otherwise have against Agent, any Lender or any other Person. All payments required by this Agreement or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If any Loan Party is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party shall pay to Agent such additional amount as shall be necessary to ensure that, after the making of such deduction or withholding, Agent receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Each Loan Party shall (a) pay the full amount of any deduction or withholding that it is required to make by law, to the relevant authority within the payment period set by applicable law and (b) promptly after any such payment, deliver to Agent an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Agent.
(b)If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith), (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or application thereof or (c) compliance by Agent with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (i) subjects Agent or any Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent or any Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Agent, any Lender or their respective members) or (ii) imposes, modifies or deems applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the Adjusted Term SOFR), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or any Lender or imposes on Agent or any Lender any other condition affecting its SOFR Loans or its obligation to make SOFR Loans, the result of which is to increase the cost to (or to impose a cost on) Agent or any Lender of making or maintaining any SOFR Loan or (iii) imposes on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or continuing any Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, in each such case, Borrowers shall promptly pay to Agent or such Lender, when notified to do so by Agent or such Lender, any additional amounts necessary to compensate Agent or such Lender, on an after-tax

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basis, for such additional cost or reduced amount as determined by Agent or such Lender. Each such notice of additional amounts payable pursuant to this Section 2.7(b) submitted by Agent or

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any Lender, as applicable, to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.
(c)This Section 2.7 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.
2.8.Reversal of Payments. To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies relating thereto) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 2.8 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.
2.9.Notes. The Loans and Commitments shall, at the request of any Lender, be evidenced by one or more promissory notes in form and substance reasonably satisfactory to such Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent.
2.10.Increases to Maximum Revolving Facility Amount.
(a)The Borrower Representative may, at any time, from the Closing Date through the date that is six (6) months prior to the Maturity Date, deliver a written request to Agent to increase the Maximum Revolving Facility Amount. Any such written request shall specify the amount of the requested increase (in minimum increments of $1,000,000); provided, that (i) in no event shall the aggregate amount of any such requested increases exceed $5,000,000 in the aggregate, (ii) such request shall be irrevocable, and (iii) no Default or Event of Default shall exist at the time of such request or immediately prior to or immediately after giving effect to such increase.
(b)Upon the receipt by Agent of any such written request, each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by an amount determined by Agent (not to exceed the amount requested by the Borrower Representative).
(c)In connection with implementing any such increase, Borrowers shall pay to Agent, for the benefit of the participating Lenders, those fees agreed to by Borrowers and Agent for the increase of the Maximum Revolving Facility Amount.
(d)In the event that Lender(s) agree(s) to increase the Maximum Revolving Facility Amount, the Maximum Revolving Facility Amount shall be increased by the amount of the requested increase on the date that each of the following conditions have been satisfied:
(i)Agent shall have received, an agreement acceptable to Agent and the Borrower Representative duly executed by such Agent and the Borrower Representative;
(ii)the conditions precedent to the making of any Loan set forth in Section
4.2 shall be satisfied as of the date of the increase in the Maximum Revolving Facility Amount, both before and after giving effect to such increase;

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(iii)Agent shall have received, in form and substance satisfactory to Agent, a certificate of an officer of each Loan Party certifying, among other things, that any such increase in the Maximum Revolving Facility Amount, the performance of the terms and conditions of this Agreement and the other Loan Documents and the incurrence of Obligations by the Loan Parties are in compliance with Section 7.1;
(iv)Agent shall have received such other agreements, documents and instruments as Agent may request, in form and substance satisfactory to Agent;
(v)such increase in the Maximum Revolving Facility Amount on the date of the effectiveness thereof shall not violate any applicable law, regulation or order or decree of any court or other governmental authority and shall not be enjoined, temporarily, preliminarily or permanently; and
(vi)Agent shall have received all fees (including any additional commitment fees, if any, including reasonable internal and external attorneys’ fees) in each case due and payable to such Person on or before the effectiveness of such increase.
(e)As of the effective date of any increase in the Maximum Revolving Facility Amount pursuant to this Section 2.10, each reference to the terms Maximum Revolving Facility Amount and Commitment herein and in any of the other Loan Documents shall be deemed to have been amended to mean the amount of the Maximum Revolving Facility Amount and Commitment specified in the most recent written notice from Agent to the Borrower Representative of the increase in the Maximum Revolving Facility Amount and Commitment.
2.11.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Unused Line Fees pursuant to Section 3.2(c) shall cease to accrue on the unfunded portion of the Revolving Loan Commitment of such Defaulting Lender;
(b)Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder, (ii) second, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent, (iii) third, if so determined by Agent and Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of all Revolving Lenders that are not

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Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

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(c)No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder, provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
(d)If any Lender becomes a Defaulting Lender, then the Borrowers may upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and other Loan Documents to an assignee acceptable to Agent that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
2.12.Appointment of Borrower Representative.
(a)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing, and Borrowing Base Calculations, give instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Loan Documents. Agent may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(a)Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.11. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower requested on behalf of a Borrower hereunder, shall be remitted or issued to or for the account of such Borrower.
(b)Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.
(c)Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.

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(d)No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which

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shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the resigning Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Loan Documents, and the resigning or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.
2.13.Joint and Several Liability
(a)Joint and Several. Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its obligation hereunder shall not be discharged until Payment in Full, of the Obligations has occurred, and that its obligations under this Section 2.12 shall be absolute and unconditional, irrespective of, and unaffected by,
(i)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Parties is or may become a party;
(ii)the absence of any action to enforce this Agreement (including this Section 2.12) or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;
(iii)the existence, value or condition of, or failure to perfect Agent's Lien against, any security for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any such security);
(iv)the insolvency of any Loan Party or Other Obligor; or
(v)any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations (other than contingent indemnification obligations for which no claim has then been made).
(b)Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent to marshal assets or to proceed in respect of the Obligations against any other Loan Party or Other Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 2.12 and such waivers, Agent and Lenders would decline to enter into this Agreement.
(c)Benefit of Joint and Several Obligations. Each Borrower agrees that the provisions of this Section 2.12 are for the benefit of Agent and Lenders and their successors, transferees, endorsees and permitted assigns, and nothing herein contained shall impair, as

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between any other Borrower, Agent and any Lender, the obligations of such other Borrower under the Loan Documents.
(d)Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Loan Party hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor with respect to any other Loan Party or any Other Obligor until the Obligations are Paid in Full. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 2.12, and that Agent and Lenders and their successors and permitted assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.12(d).
(e)Election of Remedies. If Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2.12. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent.
(f)Contribution with Respect to Guaranty Obligations.
(i)To the extent that any Borrower shall make a payment under this Section
2.12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following Payment in Full, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(ii)As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2.12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(iii)This Section 2.12(f) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.12(f) is intended to or shall impair the

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obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section

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2.12(a). Nothing contained in this Section 2.12(f) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
(iv)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.
(v)The rights of the indemnifying Borrowers against other Loan Parties under this Section 2.12(f) shall be exercisable upon the Payment in Full.
(g)Liability Cumulative. The liability of Borrowers under this Section 2.12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
3.INTEREST AND FEES; LOAN ACCOUNT.
3.1.Interest. All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Annex I, and accrued interest shall be payable (a) on the first day of each month in arrears, (b) upon a prepayment of the Loan in accordance with Section 2.6 and (c) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations may, at the option of Agent or the discretion of the Required Lenders, bear interest at a rate per annum equal to two percentage points (2.00%) in excess of the rate otherwise applicable thereto (the "Default Rate"), and all such interest shall be payable on demand. Changes in the interest rate shall be effective as of the first day of each month based on the Adjusted Term SOFR or Base Rate, as applicable, in effect on such date. Subject to Section 3.6 and so long as no Event of Default shall have occurred and be continuing, all Loans shall constitute SOFR Loans. Upon the occurrence and during the continuance of an Event of Default, at the election of Agent or Required Lenders, all Loans shall constitute Base Rate Loans.    Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the Adjusted Term SOFR.
3.2.Fees. Borrowers shall pay Agent the following fees on the dates provided therefor, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent under this Agreement or under any other Loan Document:
(a)Closing Fee. A fee, for the ratable benefit of the Lenders, equal to
$222,900 (the "Closing Fee"), which shall be net settled on the Closing Date and treated as creating original issue discount on the Loans under Treasury Reg. section 1.1273-2(g)(2) for US federal income tax purposes.
(b)Monthly Administration Fee. A monthly fee, for the sole benefit of Agent, equal to $6,500 (the "Monthly Administration Fee") for each month, or part thereof prior to the Termination Date. The Monthly Administration Fee shall be fully earned and due and payable monthly in advance on the first day of each month following the Closing Date and prorated as of the Closing Date.

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(c)Unused Line Fee. An unused line fee (the "Unused Line Fee"), for the ratable benefit of the Lenders, equal to one half of one percent (0.50%) per annum of the amount by which (i) the Maximum Revolving Facility Amount, calculated without giving effect to any Reserves or the Availability Block applied to the Maximum Revolving Facility Amount, exceeds
(ii) the average daily outstanding principal balance of the Revolving Loans during the immediately preceding month (or part thereof), which fee shall be fully earned as it accrues and shall be due and payable, in arrears, on the first day of each month until the Termination Date.
(d)Letter of Credit Fees. A fee equal to Applicable Margin for SOFR Loans of the face amount of each Letter of Credit (the "Letter of Credit Fees"), which fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date, plus all costs and fees charged from time to time by the issuer, payable as and when such costs and fees are charged.
(e)Early Termination Fee.
(i)If, before the third anniversary of the Closing Date, the Revolving Loan Commitment is reduced or terminated for any reason (including any voluntary, mandatory or automatic reduction or termination, regardless of whether an Event of Default has occurred and is then continuing, and including by reason of acceleration, automatic acceleration or otherwise), all or any portion of the M&E Term Loan is paid (or required to be paid) prior to the Scheduled Maturity Date (other than Scheduled M&E Term Loan Amortization Payments or the Prepayment Events described in clauses (a) and (b) in the definition thereof) or (ii) in each case pursuant to Section 2.6(d), Section 11.2 or otherwise, then in each such case, in addition to any required payment of principal and unpaid accrued interest and other amounts due thereon, Borrowers immediately shall be required to pay to Agent, for the ratable benefit of the Lenders, a premium (each, an “Early Termination Fee”) (as liquidated damages and compensation for the cost of the Lenders being prepared to make funds available under the Revolving Loan Commitment during the scheduled term of this Agreement) in an amount equal to the Applicable Percentage (as defined below) of the amount of the M&E Term Loan payment or Revolving Loan Commitment or portion thereof so reduced or terminated. The "Applicable Percentage" shall be (A) three percent (3.0%), if such event occurs on or before the first anniversary of the Closing Date, (B) one percent (1.0%) if such event occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date or (C) zero percent (0.0%) if such event occurs after the second anniversary of the Closing Date, but on or before the third anniversary of the Closing Date.
(ii)The Early Termination Fee shall be calculated, earned and due and payable on and as of the date of the applicable reduction or termination of the Revolving Loan Commitment.
(iii)The Loan Parties acknowledge and agree that (A) the Lenders will have suffered damages on account of any of the foregoing events and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof, and (B) payment of the Early Termination Fee due hereunder is reasonable under the circumstances currently existing. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LOAN PARTIES HEREBY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT

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THE COLLECTION OF THE FOREGOING EARLY TERMINATION FEES, INCLUDING IN CONNECTION WITH ANY ACCELERATION AND TERMINATION OF THE REVOLVING

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LOAN COMMITMENT, INCLUDING IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION AND THE TERMINATION OF THE REVOLVING LOAN COMMITMENT AS A RESULT OF ANY BANKRUPTCY OR INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS
OR PURSUANT TO A PLAN OF REORGANIZATION. Each of the Loan Parties hereby expressly agrees that: (w) the Early Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (x) the Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (y) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Early Termination Fee subject to the terms hereof; and (z) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Loan Parties hereby expressly acknowledges that the agreement to pay the Early Termination Fee as herein described is a material inducement to the Lenders to enter into this Agreement and the other Loan Documents.
3.3.Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.
3.4.Loan Account; Monthly Accountings. Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the "Loan Account"), and shall provide Borrower Representative with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrowers on ABLSoft. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent), unless Borrower Representative notifies Agent in writing to the contrary within thirty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Agent's failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement may, in Agent's discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.
3.5.Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Revolving Loans and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the "Stated Rate") would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall

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again apply. In no event shall the total interest or other such amounts received by Agent exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for

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the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
3.6.Certain Provisions Regarding SOFR Loans; Replacement of Lenders.
(a)Inadequate or Unfair Basis. If Agent or any Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that, by reason of circumstances affecting the interbank market or otherwise, adequate and reasonable means do not exist for ascertaining the applicable Adjusted Term SOFR, then Agent or such Lender shall promptly notify Borrower Representative (and Agent, if applicable) thereof and, so long as such circumstances shall continue, (i) Agent and/or such Lender shall be under no obligation to make any SOFR Loans and (ii) on the last day of the current calendar month, each SOFR Loan shall, unless then Paid in Full, automatically convert to a Base Rate Loan.
(b)Change in Law. If, after the Closing Date, any change in, or the adoption of any new, law, treaty or regulation, or any change in the interpretation of any applicable law or regulation by any Governmental Authority charged with the administration thereof, would make it (or in the good faith judgment of Agent or the applicable Lender cause a substantial question as to whether it is) unlawful for Agent or such Lender to make, maintain or fund SOFR Loans, then Agent or such Lender shall promptly notify Borrower Representative and, so long as such circumstances shall continue, (i) Agent or such Lender shall have no obligation to make any SOFR Loan and (ii) on the last day of the current calendar month for each SOFR Loan (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such SOFR Loan shall, unless then Paid in Full, automatically convert to a Base Rate Loan.
(c)If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 2.7(b), or any Lender gives notice of the occurrence of any circumstances described in Section 2.7(b), or if Lender becomes a Defaulting Lender, Borrowers may designate another Person engaged in the making of commercial loans in the ordinary course of business which is acceptable to Agent in its sole discretion (such other Person being called a "Replacement Lender") to purchase the Loans and Commitments of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.
(d)Benchmark Replacement Setting.

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(i)Benchmark Replacement.
(A)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Borrower Representative may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00
p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Borrower Representative so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.6(d) will occur prior to the applicable Benchmark Transition Start Date.
(B)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(C)Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower Representative and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.6(d)(i)(D). Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.6(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6(d).
(D)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or
(II) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may

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modify the definition of "Term SOFR" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (2) if a tenor that was removed pursuant to clause

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(1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of "Term SOFR" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)Benchmark Unavailability Period. Upon Borrower Representative's receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable calendar month. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an available tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(ii)No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Adjusted Term SOFR or the Term SOFR Reference Rate.
3.7.Term SOFR Conforming Changes.
In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
4.CONDITIONS PRECEDENT.
4.1.Conditions to Initial Loans.
Each Lender's obligation to fund the initial Loans and to cause any Letter of Credit to be issued under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent):
(a)each Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or

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delivered, to Agent such agreements, instruments, documents, proxies, financial statements, projections, lien searches, legal opinions, title insurances, assessments, appraisals, and

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certificates as Agent may require, including such other agreements, instruments, documents, proxies, financial statements, projections, lien searches, legal opinions, title insurance, assessments, appraisals, and certificates listed on the closing checklist attached hereto as Exhibit B;
(b)Agent shall have completed its business and legal due diligence pertaining to the Loan Parties and their respective businesses and assets, with results thereof satisfactory to Agent in its sole discretion;
(c)each Lender's obligations and commitments under this Agreement shall have been approved by such Lender's Credit Committee;
(d)after giving effect to such Loans, as well as to the payment of all trade payables older than sixty days past due and the consummation of all transactions contemplated hereby to occur on the Closing Date, closing costs and any book overdraft, Excess Availability shall be no less than $250,000;
(e)the Closing Date Acquisition shall have been completed as anticipated by the Acquisition Documents;
(f)Isaac Capital Group LLC shall have invested $5,000,000 in the Loan Parties pursuant to the Sponsor Subordinated Note (which shall be in form and substance satisfactory to the Agent);
(g)the Seller Subordinated Note shall be in the amount of $35,000,000 and otherwise be in form and substance satisfactory to the Agent;
(h)since June 30, 2021, no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party; and
(i)Borrowers shall have paid to Agent all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent's reasonable and documented out-of-pocket costs, charges and expenses incurred through the Closing Date (and in connection herewith, Borrowers hereby irrevocably authorizes Agent to charge such fees, costs, charges and expenses as Revolving Loans).
4.2.Conditions to all Loans. No Lender shall be obligated to fund any Loans or cause any Letter of Credit to be issued, unless the following conditions are satisfied:
(a)Borrower Representative shall have provided to Agent the information required in the Agent’s ABLSoft system to determine the Borrowing Base, as of such borrowing or issue date, after giving effect to such Loans;
(b)each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except where such representation or warranty is already qualified by Material Adverse Effect, materiality or similar qualifications, in which case such representation or warranty shall be true and correct in all respects) as of the date such Loan is made and such Letter of Credit is issued (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such

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representations and warranties shall be true and correct in all material respects (except where such representation or warranty is already qualified by Material Adverse Effect, materiality or similar

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qualification in which such representation or warranty shall be true and correct in all respects) as of such earlier date), both before and after giving effect thereto;
(c)no Default or Event of Default shall be in existence, both before and after giving effect thereto; and
(d)no event shall have occurred or circumstance shall exist that has or could reasonably be expected to have a Material Adverse Effect.
Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by each Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith in its Permitted Discretion.
5.COLLATERAL.
5.1.Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby collaterally assigns to Agent and grants to Agent, for itself and on behalf of the Lenders, a continuing security interest in all property of each Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts (whether or not Eligible Account) and all Goods whose sale, lease or other disposition by any Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, Tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including Equipment, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer and any rights related to any Loan Parties' capital account within the Issuer in respect of Investment Property; (f) all Deposit Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims, including those listed in Section 2 of the Perfection Certificate (if any); (i) all Supporting Obligations; (j) Reserved; (k) all leases; (l) Reserved;
(m) the Global Intercompany Note and any and all amounts owing thereunder; (n) all tax returns or refunds, (o) any other property of any Loan Party now or hereafter in the possession, custody or control of Agent or any agent or any parent, Affiliate or Subsidiary of Agent, any Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (p) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and all of each Loan Party's books and records relating to any of the foregoing and to any Loan Party's business. Notwithstanding any of the provisions set forth in this Agreement to the contrary, nothing in this Agreement shall constitute a grant of a security interest in, and the Collateral shall not include, any Excluded Collateral.

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5.2.Possessory Collateral. Promptly, but in any event no later than five (5) Business Days after any Loan Party's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated

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securities, but excluding (a) checks received in the ordinary course of business and (b) negotiable Collateral with a fair market value in each individual case in excess of $250,000 or in the aggregate in excess of $500,000, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance reasonably acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party's behalf.
5.3.Further Assurances. Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Agent may from time to time reasonably require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve and perfect a first priority lien (subject only to Permitted Liens) in favor of Agent in all the Collateral (wherever located) from time to time owned by the Loan Parties and in all Pledged Equity (other than Parent) (including appraisals of real property in compliance with FIRREA) and (c) cause Parent and each Subsidiary of Borrower (other than any Excluded Subsidiary) to guaranty all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Agent. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver to Agent (or cause each such other applicable Person to take, executed, acknowledge and deliver) all promissory notes, security agreements, Collateral Access Agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may reasonably request from time to time to perfect and maintain Agent's security interests in the Collateral and to fully carry out the transactions contemplated by the Loan Documents; provided, the Borrowers shall only be required to use their commercially reasonable efforts to so execute and deliver Collateral Access Agreements with respect to any location used by the Borrowers on the Closing Date.
5.4.UCC Financing Statements. Each Loan Party authorizes Agent to file, transmit or communicate, as applicable, from time to time, UCC Financing Statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party as the Debtor and Agent as the Secured Party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as "all personal property of debtor" or "all assets of debtor," or words of similar effect, in each case without such Loan Party's signature.
6.CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS.
6.1.Lock Boxes and Blocked Accounts. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Section 3 of the Perfection Certificate, which description includes for each such account the name of the Loan Party maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account. After the Closing Date, no Loan Party shall open any new Deposit Account or any other depositary or other account (other than Restricted Accounts) without the prior written consent of Agent and without updating Section 3 of the Perfection Certificate to reflect such Deposit Account or other account. No Deposit Account or other account of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Perfection Certificate as being Restricted Accounts (and each Loan Party

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hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Subject

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to Section 7.35, each Loan Party will, at its expense, establish (and revise from time to time as Agent may require) procedures acceptable to Agent, in Agent's reasonable discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party's Accounts and other Collateral ("Collections"), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Agent either in the name of such Loan Party (but as to which Agent has exclusive access) or, at Agent's option, in the name of Agent (a "Lock Box") and (b) depositing all Collections received by such Loan Party into one or more bank accounts maintained in the name of such Loan Party (but as to which Agent has exclusive access) or, at Agent's option, in the name of Agent (each, a "Blocked Account"), under an arrangement reasonably acceptable to Agent with a depository bank reasonably acceptable to Agent, pursuant to which all funds deposited into each Blocked Account are to be transferred to Agent in such manner, and with such frequency, as Agent shall specify, and/or (c) a combination of the foregoing. Subject to Section 7.35, each Loan Party agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Agent shall reasonably require from time to time in connection with the foregoing, all in form and substance reasonably acceptable to Agent, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts. Prior to the Closing Date, Borrowers shall deliver to Agent a complete and executed Authorized Accounts form regarding each Borrower's operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto. For so long as the account ending in #5801 (Borrower’s collection account for accounts receivable) remains active at Farmers & Merchants Bank, Borrower shall initiate a daily transfer of all funds in such account to Agent’s Bank.
6.2.Application of Payments. All amounts paid to or received by Agent in respect of monetary Obligations, from whatever source (whether from any Borrower or any other Loan Party pursuant to such other Loan Party's guaranty of the Obligations, any realization upon any Collateral or otherwise) shall be applied by Agent to the Obligations in such order as Agent may elect, and absent such election shall be applied as follows:
(i)FIRST, to reimburse Agent for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement or any of the other Loan Documents;
(ii)SECOND, to any accrued but unpaid interest on any Protective
Advances;
(iii)THIRD, to the outstanding principal of any Protective Advances;
(iv)FOURTH, to any accrued but unpaid fees owing to Agent and Lenders under this Agreement and/or any other Loan Documents;
(v)FIFTH, to any unpaid accrued interest on the Obligations;
(vi)SIXTH, to the outstanding principal of the Loans and, to the extent required by Agent, to cash-collateralize the Letter of Credit Balance; and
(vii)SEVENTH, to the payment of any other outstanding Obligations; and after Payment in Full, any further amounts paid to or received by Agent in respect of the

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Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto.
For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and reduce gross Accounts in the Borrowing Base Calculation upon Agent's receipt of an advice from Agent's Bank (set forth in Section 5 of Annex I) that such items have been credited to Agent's account at Agent's Bank (or upon Agent's deposit thereof at Agent's Bank in the case of payments received by Agent in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Agent three (3) Business Days after Agent's receipt of advice of deposit thereof at Agent's Bank; provided, that if such payment is received after 3:00
p.m. ET on any Business Day, such payment shall be deemed received on the following Business Day and deemed applied three (3) Business Days after such date.
6.3.Notification; Verification. Agent or its designee may, from time to time: (a) whether or not a Default or Event of Default has occurred and, unless an Event of Default is then continuing, solely in connection with inspections and verifications permitted under Sections 7.24 and 7.25, verify directly with the Account Debtors of the Loan Parties (or by any manner and through any medium Agent considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Parties, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party or Agent or such other name as Agent may choose; (b) during the continuance of an Event of Default, notify Account Debtors of the Loan Parties that Agent has a security interest in the Accounts of the Loan Parties; each such notification to be sent on the letterhead of such Loan Party and substantially in the form of Exhibit E annexed hereto; and (c) following the occurrence and during the continuance of a Default or Event of Default, demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so) and, in furtherance of the foregoing, each Loan Party hereby authorizes Account Debtors to make payments directly to Agent and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party endorse all items of payment received by Agent that are payable to such Loan Party for the purposes described above.
6.4.Power of Attorney.
Without limiting any of Agent's and the other Lenders' other rights under this Agreement or any other Loan Document, each Loan Party hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent's option but without obligation, with or without notice to such Loan Party, and at each Loan Party's expense, to do any or all of the following, in such Loan Party's name or otherwise:
(a)at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party any documents that Agent may, in its sole discretion, deem advisable in order to perfect, protect and maintain Agent's security interests, and priority thereof, in the Collateral and to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such Financing Statements and continuation Financing Statements, and amendments or other modifications thereto, as Agent shall deem necessary or appropriate) and to notify Account Debtors of the Loan Parties in the manner contemplated by Section 6.3, (ii) endorse such Loan Party's name on all checks and other forms of remittances received by Agent, (iii) pay any sums required on account of such Loan Party's Taxes or to secure the release of any Liens therefor, (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 7.14, (v) receive and

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otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral, (vi) receive, open and dispose of all mail addressed to such Loan Party at any post

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office box or lockbox maintained by Agent for such Loan Party or at any other business premises of Agent and (vii) endorse or assign to Agent on such Loan Party's behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Loan Party pursuant to Section 5.2; and
(b)at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is the Collateral or in which Agent has an interest, (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien, (iii) execute on behalf of such Loan Party any notice to any Account Debtor, (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor, (vii) instruct any third party having custody or control of any the Collateral or books or records belonging to, or relating to, such Loan Party to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document, (viii) change the address for delivery of such Loan Party's mail, (ix) solely in compliance with Section 11.3(g), vote any right or interest with respect to any Investment Property, and (x) instruct any Account Debtor to make all payments due to any Loan Party directly to Agent.
(c)If the Equity Notice Trigger has been satisfied then the Agent shall be required to give two (2) Business Days’ prior written notice of its intent to exercise any right to vote or other consensual rights with respect to any Investment Property, including, without limitation, pursuant to Section 6.4(b)(ix) and Section 11.3.
Any and all sums paid, and any and all reasonable and documented costs, expenses, liabilities, obligations and reasonable and documented attorneys' fees (internal and external counsel) of Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the Revolver Interest Rate set forth on Annex I hereto. Each Loan Party agrees that Agent's rights under the foregoing power of attorney and any of Agent's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent or any Lender is in control of the business, management or properties of any Loan Party.
6.5.Disputes. Each Loan Party shall promptly notify Agent of all disputes or claims relating to its Accounts and Chattel Paper (to extent included in the Borrowing Base) having a value greater than
$200,000. Each Loan Party agrees that it will not, without Agent's prior written consent, compromise or settle any of its Accounts or Chattel Paper (to extent included in the Borrowing Base) having a value greater than $200,000 for less than the full amount thereof, grant any extension of time for payment of any of such Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of such Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of such Accounts or Chattel Paper; except (unless otherwise directed by Agent during the existence of a Default or an Event of

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Default) such Loan Party may take any of such actions in the Ordinary Course of Business consistent with past practices, provided, that Borrower Representative promptly reports the same to Agent.

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6.6.Invoices. At Agent's request after the occurrence and during the continuance of an Event of Default, each Loan Party will cause all invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to Agent, to reflect Agent's security interest therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC).
6.7.Inventory.
(a)Reserved.
(b)Third Party Locations. No Loan Party will, without notice to Agent’s within thirty (30) days of so storing any Inventory with a value in excess of $250,000, at any time, store any Inventory with any warehouseman or other third party other than as set forth in Section 1(d) of the Perfection Certificate.
(c)Sale on Return, etc. No Loan Party will, without Agent's prior written consent, at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.
(d)Fair Labor Standards Act. Each Loan Party represents, warrants and covenants that, at all times, all of the Inventory of each Loan Party has been, at all times will be, produced only in accordance in all material respects with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.
(e)Eligibility. As of each date reported by any Borrower, all Inventory which such Borrower has then reported to Agent as then being Eligible Inventory shall comply with the criteria for eligibility set forth in the definition of Eligible Inventory).
7.REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.
To induce Agent and the Lenders to enter into this Agreement, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates only to any earlier or specified date, in which case such representation or warranty will be made as of such earlier or specified date) and (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):
7.1.Existence and Authority. Each Loan Party is (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Perfection Certificate) and (b) is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Perfection Certificate) , except with respect to this clause (b), where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and

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performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party have been duly and validly authorized, (a) do not violate (i) such Loan Party's Governing Documents (ii) any applicable law, except, with respect to

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this clause (ii), where any such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) any Material Contract to which a Loan Party is a party or by which a Loan Party or any of its property is bound or (iv) any court order which is binding upon any Loan Party or its property, (b) do not constitute grounds for acceleration of any Indebtedness or obligation under any contract which is binding upon any Loan Party or its property, and (c) do not require the consent of any Person which has not yet been obtained, except, with respect to this clause (c), where the failure to obtain such consent, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall preserve and maintain all of its leases, licenses, permits, franchises qualifications, and rights that are necessary and desirable in the Ordinary Course of Business, except where the failure so maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents, except for any approvals, consents, authorizations or filings (x) that have been obtained or made and are in full force and effect on the Closing Date or (y) the failure of which to obtain would not cause a Material Adverse Effect. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Parties who have signed them, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Section 1(f) of the Perfection Certificate sets forth the ownership of each Loan Party and their Subsidiaries (and specifically identifies as an “Excluded Subsidiary” any Subsidiary that shall be an Excluded Subsidiary under this Agreement).

1.3.Names; Trade Names and Styles. The name, type of entity and location of organization of each Loan Party set forth on Section 1(b) of the Perfection Certificate is its correct and complete legal name as of the date hereof, in any Tax filing made in any jurisdiction. Listed in Section 1(b) of the Perfection Certificate are all prior names used by each Loan Party at any time in the past five years and all of the present and prior trade names used by any Loan Party at any time in the past five years. Borrower Representative shall give Agent at least thirty days' prior written notice (and will deliver an updated Section 1(b) of the Perfection Certificate to reflect the same) before it or any other Loan Party changes its legal name or does business under any other name.
1.4.Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has, and at all times will continue to have, good and legal title to all of the Collateral necessary for the conduct of its business. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Agent now has, and will at all times continue to have, a first priority perfected and enforceable security interest in all of the Collateral (for the avoidance of doubt, other than any Excluded Collateral), subject only to the Permitted Liens, and each Loan Party will use its commercially reasonable efforts to defend Agent and the Collateral against all claims of others. None of the Collateral which is Equipment is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for (i) leases or subleases for locations used by the Borrowers on the Closing Date as to which Borrowers have used commercially reasonable efforts to deliver to Agent a Collateral Access Agreement and (ii) leases or subleases for all other locations as to which Borrowers have delivered to Agent a Collateral Access Agreement (unless waived by Agent), no Loan Party is or will be a lessee or sublessee under any real property lease or sublease; provided that the requirements set forth in

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this sentence and any establishment of rent reserves shall be subject to the post-closing time periods set forth on Schedule 7.35. Except for (i) warehouses used by the Borrowers on the Closing Date

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as to which Borrowers have used commercially reasonable efforts to deliver to Agent a Collateral Access Agreement (unless waived by Agent) and (ii) all other warehouses as to which Borrowers have delivered to Agent a Collateral Access Agreement, no Loan Party is or will at any time be a bailor of any Goods at any warehouse or otherwise; provided that the requirements set forth in this sentence and any establishment of rent reserves shall be subject to the post-closing time periods set forth on Schedule 7.35. Each applicable Loan Party will keep at all times in full force and effect, and will comply at all times in all material respects with the terms of, any lease of real property where any of the Collateral now or in the future may be located subject to Permitted Protests, solely to the extent failure to do so would cause a Material Adverse Effect. Nothing in this Section 7.4 shall prohibit the Agent from establishing a rent or similar Reserve for any lease location (other than the Retail Locations) for which a Collateral Access Agreement has not been received.
1.5.Accounts and Chattel Paper. As of each date reported by Borrowers, all Accounts which any Borrower has then reported to Agent as then being Eligible Accounts comply with the criteria for eligibility set forth in the respective definition of Eligible Accounts. All such Accounts, and all Chattel Paper owned by any Loan Party, are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and in accordance in all material respects with the terms and conditions of all purchase orders, contracts or other documents relating thereto, and the transactions giving rise to such Accounts and Chattel Paper comply in all material respects with all applicable laws and governmental rules and regulations.
1.6.Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
1.7.Capitalization; Investment Property.
(a)No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity Interest of any other Person except as set forth in Sections 1(f) and 1(g) of the Perfection Certificate, which Sections list all Investment Property owned by each Loan Party as of the Closing Date, or as permitted by Section 8.5.
(b)None of the Pledged Equity has been issued or otherwise transferred in violation in any material respect of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each Issuer owned by such Loan Party.
(c)All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or

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other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

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(d)Each Loan Party has caused each Issuer to amend or otherwise modify its Governing Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of Agent hereunder, and to the extent required to enable and empower Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.
(e)Each Loan Party will take any and all actions reasonably requested by Agent, from time to time, to (i) cause Agent to obtain “control” (as such term is defined in the applicable UCC) of any Investment Property in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent's exclusive control over such Investment Property and take such other actions as Agent may reasonably request to perfect Agent's security interest in any Investment Property. For purposes of this Section 7.6, Agent shall have exclusive control of Investment Property if (A) pursuant to Section 5.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Agent (with all appropriate endorsements), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party delivers such uncertificated securities to Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by the applicable Loan Party and (C) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by the applicable Loan Party. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article 8 of the UCC.
(f)No Loan Party owns, or has any present intention of acquiring, any "margin security" or any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.
(g)No Loan Party shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any Equity Interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer.
(h)No Loan Party shall take, or fail to take, any action that would materially impair the enforceability of Agent's Lien on any of the Investment Property, or any of Agent's material rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

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(i)In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 11.3(g)(iii) shall apply to such Loan Party with respect to all actions that

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may be required of it pursuant to such Section 11.3(g)(iii) regarding the Investment Property issued by it.
(j)Each Loan Party has made all capital contributions heretofore required to be made to the respective Issuer in respect of any Investment Property constituting limited liability company interests and no additional capital contributions are required to be made in respect of the respective limited liability company interests.
1.8.Commercial Tort Claims; Letter-Of-Credit Rights.
(a)No Loan Party has any Commercial Tort Claims pending as of the Closing Date other than those listed in Section 2 of the Perfection Certificate, and each Loan Party shall promptly (but in any case, no later than five (5) Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party with a value reasonably expected to exceed $250,000 or in the aggregate to exceed $500,000. Such notice shall constitute such Loan Party's authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.
(b)No Loan Party has any Letter-of-Credit Rights as of the Closing Date other than those listed in Section 8 of the Perfection Certificate, and each Loan Party shall promptly (but in any case, no later than ten (10) Business Days thereafter) notify Agent in writing upon acquiring any Letter-of-Credit Rights after the Closing Date with an aggregate stated amount of $250,000 or more, and, at the request of Agent, such Loan Party shall promptly (and in any event within ten (10) Business Days after Agent’s request (or such longer period as Agent may agree in its discretion)) either (i) arrange for the issuer and any confirmer of the applicable letter of credit to consent to an assignment to Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for Agent to become the transferee beneficiary of such letter of credit, with Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement.
1.9.Jurisdiction of Organization; Location of Collateral. Sections 1(c) and 1(d) of the Perfection Certificate set forth (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party and having a value in excess of $150,000 is kept and (c) whether each such Collateral location and place of business (including each Loan Party's chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Perfection Certificate or to the extent having a value of less than $150,000. Each Loan Party will give Agent at least thirty (30) days' prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Perfection Certificate, and will execute and deliver all Financing Statements, Collateral Access Agreement, mortgages, and all other agreements, instruments and documents which Agent shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent; provided, that with respect to Collateral Access Agreements, the Borrowers shall only be required to use commercially reasonable efforts to so execute and deliver. Without the prior written consent of Agent, no Loan Party

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will at any time (i) change its jurisdiction of organization or (ii) allow any Collateral to be located outside of the continental United States of America.

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1.10.Financial Statements and Reports; Solvency.
(a)All financial statements delivered to Agent and Lenders by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP and fairly reflect in all material respects the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated.
(b)As of the date hereof (after giving effect to the Loans to be made on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan is made or Letter of Credit is issued (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of the Loan Parties, taken as a whole, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities),
(ii) the Loan Parties, taken as a whole, are solvent and able to pay its debts as they come due, (iii) the Loan Parties, taken as a whole, have sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law and (v) no Loan Party has received any threat in writing from any Person regarding the filing of a petition against such Loan Party.
1.11.Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all material tax returns and reports required by applicable law, has timely paid all applicable material Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes pursuant to a Permitted Protest; provided, that such Loan Party (a) notifies Agent in writing of the commencement of, and any material development in, the proceedings and (b) posts bonds or takes any other steps required in such Loan Party’s good faith determination to keep the contested taxes from becoming a Lien upon any of the Collateral. No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional material taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $250,000 of any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate of any Loan Party in excess of $250,000. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $250,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each

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case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $250,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%)

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or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date. No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $250,000. No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $250,000. No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $250,000.
1.12.Compliance with Laws; Intellectual Property; Licenses.
(a)Each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party's business, the payment and withholding of Taxes and employee matters, and safety and Environmental Matters.
(b)No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any material portion of any Loan Party's business, affairs, properties or assets. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law.
(c)No Loan Party owns any registered or pending Intellectual Property (to the extent constituting Collateral), except as set forth in Section 4 of the Perfection Certificate. Except as set forth in Section 4 of the Perfection Certificate, none of the Intellectual Property (to the extent constituting Collateral) owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor. Each Loan Party shall promptly (but in any event within thirty (30) days thereafter) notify Agent in writing of any additional registered or pending Intellectual Property (to the extent constituting Collateral) rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 4 of the Perfection Certificate to reflect such additional rights; provided, that such Loan Party's failure to do so shall not impair Agent's security interest therein. Each Loan Party shall execute a separate security agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter and solely to the extent constituting Collateral), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable; provided, that such Loan Party's failure to do so shall not impair Agent's security interest therein. Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property necessary for the conduct of

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such Loan Party's business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements

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regarding the use of Intellectual Property necessary for the conduct of business. No Loan Party has any knowledge that, or has received any written notice claiming that, any of such Intellectual Property (to the extent constituting Collateral) materially infringes upon or violates the intellectual property rights of any other Person. To any Loan Party’s knowledge, there is no third party Intellectual Property licensed to a Loan Party that is necessary for, or critical to, the manufacture, sale or distribution of any products or services of any Loan Party, and no licensed third party Intellectual Property is necessary for Agent to exercise its rights to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it, during the existence of an Event of Default.
(d)Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party's business operations, and all such licenses and permits are valid and in full force and effect, except for any licenses or permits the failure of which to maintain or be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.
1.13.Litigation. Section 1(e) of the Perfection Certificate discloses all claims, proceedings, litigation or investigations pending or (to each Loan Party's knowledge) threatened in writing against any Loan Party as of the Closing Date which could reasonably be expected to result in any judgment against or liability of such Loan Party in excess of $250,000 individually and $500,000 in the aggregate (other than a money judgment or judgments fully covered (except for customary deductibles, copayments, or self-insured retentions in an amount not to exceed $250,000 individually or $500,000 in the aggregate) by insurance as to which the insurance company has accepted coverage) individually or in the aggregate with respect to all Loan Parties. There is no claim, suit, litigation, proceeding or investigation pending or (to each Loan Party's knowledge) threatened in writing against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which may result, either separately or in the aggregate, in liability in excess of $250,000 on individually and $500,000 in the aggregate for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

1.14.Use of Proceeds. All proceeds of all Loans shall be used by Borrowers solely (a) with respect to Loans made on the Closing Date, to finance a portion of the Closing Date Acquisition, (b) to pay the fees, costs, and expenses incurred in connection with this Agreement, the Closing Date Acquisition, the other Loan Documents and the transactions contemplated hereby and thereby, (c) for Borrowers’ working capital and general corporate purposes and (d) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of all Loans will be used solely for lawful business purposes.
1.15.Insurance.

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(a)Each Loan Party will at all times carry property, liability and other insurance, with insurers reasonably acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as Agent shall reasonably require, but in any event, in such

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amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Loan Party operates, and each Borrower will provide Agent with evidence reasonably satisfactory to Agent that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 5 of the Perfection Certificate. Each property insurance policy shall name Agent as lender loss payee and mortgagee, if applicable, and shall contain a lender's loss payable endorsement, and a mortgagee endorsement, if applicable, and each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days' (or, with respect to nonpayment of premiums, ten (10) days’) prior written notice to Agent, and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrower Representative shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower Representative shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.
(b)Borrower Representative shall deliver to Agent no later than five (5) days after the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 7.14. Borrower Representative shall deliver to Agent, upon Agent 's request, certificates evidencing such insurance coverage in such form as Agent shall specify.
(c)IF ANY LOAN PARTY AT ANY TIME OR TIMES HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE (AND PROVIDE EVIDENCE THEREOF TO AGENT) OR TO PAY ANY PREMIUM RELATING THERETO, THEN AGENT, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY ANY BORROWER HEREUNDER, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE SUCH OTHER ACTIONS WITH RESPECT THERETO AS AGENT DEEMS ADVISABLE UPON NOTICE TO BORROWER REPRESENTATIVE. SUCH INSURANCE, IF OBTAINED BY AGENT, MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS OR PAY ANY CLAIM MADE BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO THE COLLATERAL. SUCH INSURANCE MAY BE MORE EXPENSIVE THAN THE COST OF INSURANCE ANY LOAN PARTY MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY BE CANCELLED ONLY UPON THE APPLICABLE LOAN PARTY PROVIDING EVIDENCE THAT IT HAS OBTAINED THE INSURANCE AS REQUIRED ABOVE. ALL SUMS DISBURSED BY AGENT IN CONNECTION WITH ANY SUCH ACTIONS, INCLUDING COURT COSTS, EXPENSES, OTHER CHARGES RELATING THERETO AND REASONABLE INTERNAL AND EXTERNAL ATTORNEY COSTS, SHALL CONSTITUTE LOANS HEREUNDER, SHALL BE PAYABLE ON DEMAND BY LOAN PARTIES TO AGENT AND, UNTIL PAID, SHALL BEAR INTEREST AT THE HIGHEST RATE THEN APPLICABLE TO LOANS HEREUNDER.

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1.16.Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept, and will at all times keep, adequate records and books of account with respect to its business activities and the

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Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. The information provided in the Perfection Certificate is correct and complete in all respects. Each Loan Party will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is reasonably acceptable to Agent the following items (the items to be provided under this Section 7.15 shall be delivered to Agent by posting on ABLSoft or, if requested by Agent, by another form of Approved Electronic Communication or in writing):
(a)Annual Financial Statements. Not later than ninety (90) days after the close of each Fiscal Year, unqualified, audited financial statements of each Loan Party as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants and (ii) any Default or Event of Default is then in existence;
(b)Interim Financial Statements. Not later than thirty (30) days after the end of each month hereafter, including the last month of each Fiscal Year, unaudited interim financial statements of each Loan Party as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by the principal financial officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of each Loan Party for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;
(c)Borrowing Base / Collateral Reports / Insurance Certificates / Perfection Certificates / Other Items. The Borrowing Base Calculation, information and items described on Annex II hereto by the respective dates set forth therein. All information provided by Borrowers to Agent in each Borrowing Base Calculation (i) is certified to be true and correct in all respects and based on information contained in the Borrowers’ financial records, (ii) is in accordance with the representations, warranties, agreements and covenants for such information in this Agreement as to the determination of the Borrowing Base and (iii) may be utilized for the determination and calculation of the Borrowing Base. Agent may from time to time adjust such Borrowing Base Calculation to the extent any such information or calculation does not comply with this Agreement;
(d)Projections, Etc. (i) Not later than the end of each Fiscal Year, draft forms of monthly business projections for the following Fiscal Year for the Loan Parties on a

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consolidated and consolidating basis, which projections shall include for each such period Borrowing Base projections, profit and loss projections, balance sheet projections, income

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statement projections and cash flow projections, and (ii) not later than thirty (30) days after the end of each Fiscal Year, such projections as approved by the Board of Directors of Borrower;
(e)Shareholder Reports, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;
(f)ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event;
(g)Tax Returns. Each federal and material state income tax return filed by any Loan Party or Other Obligor promptly (but in no event later than ten days following the filing of such return), together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return;
(h)Notification of Certain Changes. Promptly (and in no case later than the earlier of (i) three Business Days after a Loan Party obtains knowledge of the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notification to Agent in writing of (A) the occurrence of any Default or Event of Default, (B) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect, (C) any change in any Loan Party's officers or directors, (D) any investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party, the Collateral or which could reasonably be expected to result in a Material Adverse Effect, (E) any material loss or damage to the Collateral, (F) reserved, (G) the receipt of written notice received from any Person regarding any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party and (H) any change in any Loan Party's certified independent accountant. In the event of each such notice under this Section 7.15(h), Borrower Representative shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation; and
(i)Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party's and each Other Obligor's business or financial condition or results of operations.
1.17.Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party shall, without expense to Agent or any Lender,

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use commercially reasonable efforts to make available each Loan Party, such Loan Party's officers, employees and agents, and any Loan Party's books and records, without charge, to the extent that Agent

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or such Lender may reasonably deem them necessary in order to prosecute or defend any such suit or proceeding.
1.18.Maintenance of Collateral, Etc. Each Loan Party will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for any unlawful purpose.
1.19.Material Contracts. Except as expressly disclosed in Section 1(h) of the Perfection Certificate, no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (x) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $250,000 or (y) any Material Contract. Except for the contracts and other agreements listed in Section 1(h) of the Perfection Certificate, no Loan Party is party, as of the Closing Date, to any contract, the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect (each such contract and agreement, a "Material Contract").
1.20.No Default. No Default or Event of Default has occurred and is continuing.
1.21.No Material Adverse Change. Since June 30, 2021 no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.
1.22.Full Disclosure. Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no written report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party, any Other Obligor or any of their respective Affiliates to Agent or Lender in connection with this Agreement or any other Loan Document contains or will at the time delivered contain any untrue statement of a material fact, or omits or will at the time delivered omit to state any material fact necessary to make any statements contained herein or therein not misleading in any material respect. Except for matters of a general economic or political nature which do not affect any Loan Party or any Other Obligor uniquely, there is no fact presently known to any Loan Party which has not been disclosed to Agent, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time furnished in light of conditions and facts then known (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).
1.23.Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction,
(b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will

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at any time engage in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.
1.24.Subordinated Debt.
(a)Borrower Representative has furnished Agent a true, correct and complete copy of each of the Subordinated Debt Documents. No statement or representation made in any of the Subordinated Debt Documents by any Borrower or any other Loan Party or, to any Borrower Representative 's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time that such statement or representation is made. Each of the representations and warranties of the Loan Parties set forth in each of the Subordinated Debt Documents are true and correct in all respects.    No portion of the Subordinated Debt is, or at any time shall be, (i) secured by any assets of any of the Loan Parties or any other Person or any equity issued by any of the Loan Parties or any other Person (except to the extent expressly permitted by the Subordinated Debt Subordination Agreement) or (ii) guaranteed by any Person(except to the extent expressly permitted by the Subordinated Debt Subordination Agreement).
(b)The provisions of the Subordinated Debt Subordination Agreement are enforceable against each holder of the Subordinated Debt. Each Borrower and each other Loan Party acknowledges that Agent is entering into this Agreement and extending credit and making the Loans in reliance upon the Subordinated Debt Subordination Agreement and this Section
7.23. All Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents.
1.25.Access to Collateral, Books and Records. At reasonable times, during normal business hours and upon prior reasonable (but not less than two (2) Business Days) notice, Agent and its representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party's books and records; provided, that unless an Event of Default has occurred and is continuing, such inspections and examinations shall be limited to three (3) per calendar year. Each Loan Party agrees to give Agent access to any or all of such Loan Party's, and each of its Subsidiaries', premises to enable Agent to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,250 per person per day (or such higher amount as shall represent Agent's then current standard charge), plus out-of-pocket expenses. Agent may, at Borrowers’ expense, use each Loan Party's personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its sole discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties.
1.26.Appraisals. Each Loan Party will permit Agent and each of its representatives or agents to conduct, at reasonable times, during normal business hours and upon prior reasonable (but not less than two (2) Business Days) notice appraisals and valuations of the Collateral at such times and intervals as Agent may designate (including any appraisals that may be required to comply with FIRREA); provided,

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that unless an Event of Default has occurred and is continuing, such appraisals and valuations shall be limited to three (3) per calendar year. Such appraisals and valuations shall be at Borrowers’ expense.

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1.27.Lender Meetings. Upon the request of Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a telephonic meeting with Agent and the Lenders at such time as may be agreed to by Borrower Representative and Agent or the Required Lenders.
1.28.Interrelated Businesses. Loan Parties make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others. Subject to any terms and conditions of this Agreement from time to time each of the Loan Parties may render services to or for the benefit of the other Loan Parties, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Parties of creditors of the other Loan Parties and guarantees by such Loan Parties of indebtedness of the other Loan Parties and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties). Loan Parties have the same centralized accounting and legal services, certain common officers, directors and managers and generally do not provide stand-alone consolidating financial statements to creditors.
1.29.Parent. Parent shall not: (a) engage in any activities other than acting as a holding company and transactions incidental thereto, maintaining its corporate existence, and entering into and performing its obligations under the Loan Documents or the Acquisition Documents; (b) hold any assets other than (i) all of the issued and outstanding Equity Interests of any Borrower or other Parent, (ii) contractual rights pursuant to the Loan Documents, and (iii) cash in an amount not to exceed the amount required for the purpose of promptly paying general operating expenses (including without limitation audit fees, reasonable and customary director and officer compensation and indemnification obligations pursuant to its Governing Documents); and (c) incur any liabilities other than under the Loan Documents, and obligations incurred in the Ordinary Course of Business related to its existence, including Taxes, franchise or other entity existence taxes and fees payable to its state of incorporation or organization, payment of reasonable and customary director fees and expenses, and indemnification obligations pursuant to its Governing Documents.
1.30.Investment Company Act. No Loan Party or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
1.31.Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees, to the knowledge of the Parent its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Parent, its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Parent, any agent of the Parent or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing of any Loans, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
1.32.Labor Matters. No Loan Party is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Loan Party or any of its Subsidiaries, or to the knowledge of each Loan Party, threatened against any of them and no grievance or arbitration proceeding arising out of or under any

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collective bargaining agreement that is so pending against any Loan Party or any of its Subsidiaries or to the knowledge of each Loan Party, threatened against any of them, (b) no strike or work stoppage in

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existence or threatened involving any Loan Party or any of its Subsidiaries, and (c) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and, to the knowledge of each Loan Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such could not reasonably be expected to have a Material Adverse Effect.
1.33.Cybersecurity and Data Protection.
(a)The information technology systems used in the business of the Parent and its Subsidiaries operate and perform in all material respects as required to permit Parent and its Subsidiaries to conduct their business as presently conducted. Neither Parent, nor any of its Subsidiaries, nor to the knowledge of the Loan Parties, any vendor of Parent or any of its Subsidiaries, has suffered any data breaches that (i) have resulted in any unauthorized access, acquisition, use, control, disclosure, destruction, or modification of any information subject to Data Protection Laws or any material Intellectual Property of Parent and its Subsidiaries, or (ii) have resulted in unauthorized access to, control of, or disruption of the information technology systems of Parent or any of its Subsidiaries.
(b)Except as would not cause or could not be reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) Parent and its Subsidiaries have implemented and maintain a reasonable enterprise-wide privacy and information security program with plans, policies and procedures for privacy, physical and cyber security, disaster recovery, business continuity and incident response, including reasonable and appropriate administrative, technical and physical safeguards to protect information subject to Data Protection Laws and the information technology systems of Parent and each of its Subsidiaries from any unauthorized access, use, control, disclosure, destruction or modification, (ii) Parent and each of its Subsidiaries is in compliance with all applicable requirements of law and Material Contracts regarding the privacy and security of customer, consumer, patient, employee and other personal data and is compliant with their respective published privacy policies and (iii) there have not been any incidents of, or, to the knowledge of the Loan Parties, any third party claims related to, any loss, theft, unauthorized access to, or unauthorized acquisition, modification, disclosure, corruption, destruction, or other misuse of any information subject to Data Protection Laws (including any ransomware incident) that Parent or any of its Subsidiaries creates, receives, maintains, or transmits.
1.34.Environmental Compliance. Except as disclosed on Schedule 7.32 and except as to matters that could not reasonably be likely to have a Material Adverse Effect:
(a)The facilities and properties currently owned, leased or operated by the Loan Parties (the “Properties”), do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.
(b)None of the Loan Parties has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with or liability under Environmental Laws with regard to any of the Properties or the business operated by the Loan Parties (the “Business”).

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(c)Hazardous Materials have not been transported or disposed of from the Properties by the Loan Parties in violation of, or in a manner or to a location which could

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reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of by the Loan Parties at or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.
(d)No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Responsible Officer, threatened in writing under any Environmental Law to which the Loan Parties are or, to the knowledge of a Responsible Officer, will be named as a party or with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other similar administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.
(e)To the knowledge of a Responsible Officer, there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of the Loan Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Laws.
(f)The Loan Parties have obtained (or in a timely manner applied for), and is in compliance with, all Environmental Permits required for its business, as currently conducted, and all such Environmental Permits are in full force and effect.
1.35.Acquisition.
(a)To the knowledge of each Loan Party, none of the parties to any Acquisition Agreement is in default of any of its material obligations under such Acquisition Agreement, (ii) all written information with respect to the Acquisition and the business and assets to be acquired in connection with the Closing Date Acquisition furnished to the Agent by any Loan Party or on behalf of any Loan Party, was, to the Parent’s knowledge at the time the same were so furnished, complete and correct in all material respects, (iii) to the knowledge of the Parent, no representation, warranty or statement made by any party to any Acquisition Document, at the time they were made in any Acquisition Document, or any agreement, certificate, statement or document required to be delivered pursuant to any Acquisition Document, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such Acquisition Documents not misleading in light of the circumstances in which they were made, and (iv) after giving effect to the transactions contemplated by this Agreement, the Acquisition Agreement and the other Acquisition Documents and Loan Documents, the Loan Parties will have good title to the assets to be purchased pursuant to the Acquisition Documents, free and clear of all Liens other than Permitted Liens.
(b)Reserved.
(c)The Loan Parties have delivered to the Agent a complete and correct copy of each material Acquisition Document, including all schedules and exhibits thereto. Such material Acquisition Documents sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery

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and performance of each Acquisition Document has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests or Indebtedness of each Person party thereto as required by law or by any

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applicable corporate or other organizational documents) on the part of each such Person. No authorization or approval or other action by, and no notice to filing with or license from, any Government Authority is required for the consummation of the transactions contemplated by the Acquisition Documents other than such as have been obtained on or prior to the Closing Date. Each Acquisition Document is the legal, valid and binding obligation of each Loan Party thereto and, to the knowledge of any Loan Party, the other parties thereto, enforceable against such parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(d)All aspects of the transactions contemplated by the Acquisition Documents have been effected in all material respects in accordance with terms of the Acquisition Documents and applicable Law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Government Authorities required in order to consummate the transactions in accordance with the terms of the Acquisition Documents and all applicable Laws shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the transactions contemplated by the Acquisition Documents.
1.36.Post-Closing Matters. Loan Parties shall satisfy the requirements set forth on Schedule
7.36 hereof on or before the dates specified therein or such later date to be determined by Agent, at its sole option, each of which shall be completed or provided in form and substance reasonably satisfactory to Agent. The failure to satisfy any such requirement on or before the date when due (or within such longer period as Agent may agree at its sole option) shall be an Event of Default, except as otherwise agreed to by Agent at its sole option.
8.NEGATIVE COVENANTS.
8.1.Indebtedness; Certain Equity Interests. No Loan Party shall, and no Loan Party shall permit any other Loan Party to create, incur, assume, or permit to exist, directly or indirectly any Indebtedness other than Permitted Indebtedness.
8.2.Guaranties. Other than Guaranties of the Obligations, no Loan Party will, or will permit any Subsidiary of a Loan Party to, at any time Guaranty or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, other than, so long as done in the Ordinary Course of Business, (a) Guaranties by a Loan Party or any Subsidiary thereof of obligations under agreements of any other Loan Party entered into in connection with the acquisition of services, supplies, and equipment in the Ordinary Course of Business (other than with respect to any Indebtedness),
(b) endorsements of negotiable instruments for deposit and (c) Guaranties of any Indebtedness permitted by Section 8.1.
8.3.Liens. No Loan Party will, or will permit any Subsidiary of a Loan Party to, (a) create, assume, incur, or permit or suffer to exist or to be created, assumed, or permitted or suffered to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof,

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except for Permitted Liens or rights of depository banks at which such Accounts are held or (b) authorize, enter into, or execute any agreement giving a Person control of a (i) Deposit Account as contemplated by

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Section 9-104 of the UCC or (ii) Securities Account as contemplated by Section 9-106 of the UCC, in each case other than in favor of Agent to secure the Obligations.
8.4.Restricted Payments and Purchases. No Loan Party shall, or shall permit any Subsidiary of a Loan Party to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, other than Dividends on common stock which accrue (but are not paid in cash) or are paid in kind or Dividends on preferred stock which accrue (but are not paid in cash) or are paid in kind; provided, that:
(a)any wholly owned Subsidiary of a Loan Parties may make Restricted Payments to such Loan Party;
(b)a Loan Party may, and may permit any of its Subsidiaries to, pay reasonable and customary directors’ fees and expenses and indemnities, provided, that the amount of such fees, expenses and indemnities for directors who are not employed by a Loan Party does not exceed $500,000 in the aggregate for the Loan Parties and their Subsidiaries collectively during any fiscal year;
(c)a Loan Party may pay Dividends to holders of its Capital Stock, so long as, after giving effect to such payment, the Payment Conditions are satisfied;
(d)a Loan Party may make payments pursuant to the Management Agreement, so long as, after giving effect to such payment, the Payment Conditions are satisfied;
(e)a Loan Party may make payments pursuant to the Earnout Payments, so long as, the Earnout Payment Conditions are satisfied;
(f)a Loan Party may make, to the extent constituting a Restricted Payment, Permitted Tax Distributions;
(g)a Loan Party may, and may permit any of its Subsidiaries to, make distributions to Parent which are immediately used by Parent (or sent by Parent to its direct or indirect parent company) to redeem from current or former directors, officers, employees, members of management, managers or consultants of Parent or any other Loan Party (or their respective immediate family members) Equity Interests provided, that all of the following conditions are satisfied:
(i)no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; and
(ii)the aggregate Restricted Payments permitted under this clause (g) in any Fiscal Year of the Loan Parties shall not exceed $50,000; and
(h)a Loan Party may make payments of Indebtedness as set forth in subclause (w) of the definition of Permitted Indebtedness so long as the Interiors One Payment Conditions are satisfied.
Notwithstanding the foregoing, no Restricted Payment or Restricted Purchase shall include the transfer of any Intellectual Property to any Person (other than a Loan Party).

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8.5.Investments. No Loan Party will, or will permit any Subsidiary of a Loan Party to, make Investments, except that:
(a)Loan Parties may purchase or otherwise acquire, own and may permit any of its Subsidiaries to purchase or otherwise acquire and own (i) cash and (ii) Cash Equivalents, subject in each case to the requirements of Section 6.1;
(b)the Loan Parties may hold the Investments in existence on the Closing Date and described in Sections 1(f) and (g) of the Perfection Certificate;
(c)the Loan Parties and their Subsidiaries may hold the Equity Interests of their respective Subsidiaries to the extent such Subsidiaries are Subsidiaries as of the Closing Date or become Subsidiaries following the Closing Date in accordance with the remaining terms of this Section 8.5;
(d)the Loan Parties may license Intellectual Property in each case in a manner not materially interfering with the conduct of the business of the Loan Parties or with Agent’s rights and interests (including the Liens granted thereto) in such Intellectual Property;
(e)the Loan Parties may (A) extend trade credit in the Ordinary Course of Business and (B) acquire and hold accounts receivables owing to any of them if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary terms;
(f)the Loan Parties and their Subsidiaries may endorse negotiable instruments held for collection in the Ordinary Course of Business; (i) to the extent constituting Investments, the Loan Parties and their Subsidiaries may make (A) earnest money deposits made in connection with the acquisition of property or assets not prohibited hereunder and (B) deposits made in the Ordinary Course of Business to the extent constituting a Lien permitted under Section 8.3;
(g)the Loan Parties and their Subsidiaries may make Investments in securities of trade creditors in the Ordinary Course of Business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers so long as Agent, for the benefit of the Lenders, is granted a first priority security interest in such Investments, which Lien is perfected contemporaneously therewith;
(h)without limiting Section 8.2, a Loan Party may make Investments in any other Loan Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia;
(i)so long as no Default or Event of Default has occurred and is continuing, the Borrowers may convert any of their Accounts that are in excess of ninety (90) days past due into notes issued by Account Debtors to a Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the Ordinary Course of Business, consistent with past practices, so long as Agent, for the benefit of the Lenders, is granted a first

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priority security interest in such notes, which Lien is perfected contemporaneously with the conversion of such Account to notes;
(j)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments by the Loan Parties and their Subsidiaries not to exceed $150,000 in the aggregate at any time outstanding.
Notwithstanding the foregoing, no Investment shall include the disposition or transfer of any Intellectual Property to any Person (other than (x) to a Loan Party or (y) as provided in clause (d) above).
8.6.Affiliate Transactions. No Loan Party shall, or shall permit any Subsidiary of a Loan Party to, enter into or be a party to any agreement or transaction with any Affiliate (other than a Loan Party) except to the extent such agreement or transaction:
(a)if entered into on or prior to the Closing Date, is described on Schedule
8.6 attached hereto;
(b)if entered into after the Closing Date, is fully disclosed in writing to Agent and is expressly approved by Agent in writing, prior to the entry of a Loan Party or the applicable Subsidiary thereof into such agreement or transaction;
(c)occurs upon fair and reasonable terms that are no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Loan Party or such Subsidiary;
(d)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, constitutes a payment of customary fees, reasonable out-of-pocket costs and customary indemnities to directors, officers, consultants and employees of a Loan Party in the Ordinary Course of Business;
(e)(A) is an employment agreement entered into by a Loan Party or any of the Subsidiaries in the Ordinary Course of Business, and (B) is an employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, in any such case approved by a Loan Party’s Board of Directors, and any reasonable and customary employment contract and transactions pursuant thereto;
(f)constitutes payments of loans (or cancellations of loans) to employees that are (A) approved by a majority of the Board of Directors of a Loan Party in good faith, (B) made in compliance with applicable law, and (C) otherwise permitted under this Agreement; or
(g)transactions amongst the Loan Parties that are permitted under Sections 8.1, 8.4 or 8.5; or
Notwithstanding the foregoing, no transaction involving any Affiliate (other than a Loan Party) shall include the disposition or transfer of any Intellectual Property
8.7.Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets; Etc. No Loan Party shall, or shall permit any Subsidiary to, at any time:

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(a)Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except any Subsidiary may liquidate or dissolve into another Subsidiary so long as, if a Loan Party is involved in such transaction a Loan Party survives such transaction and, if a Borrower is involved in such transaction, such Borrower survives such transaction (provided, that, in any case, no Domestic Subsidiary may liquidate or dissolve into any Foreign Subsidiary);
(b)Sell, Divide, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions (including pursuant to or in connection with any “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise), any assets, property or business (including any Equity Interests it holds) (each an “Asset Sale”), except for (i) the sale of Inventory in the Ordinary Course of Business at the fair market value thereof and for cash or cash equivalents, (ii) the physical assets used or consumed in the Ordinary Course of Business, (iii) the sale of used, obsolete or worn out property in the Ordinary Course of Business, (iv) the abandonment, cancellation or other disposition of any Intellectual Property in the Ordinary Course of Business or that, in the good faith determination of a Loan Party, are uneconomical, negligible, obsolete or otherwise not material to the conduct of its business, (v) the licensing of Intellectual Property in a manner not materially interfering with the conduct of the business of the Loan Parties or any of their Subsidiaries or with Agent’s or Lender’s rights and interests (including the Liens granted thereto) in such Intellectual Property,
(vi) so long as no Event of Default has occurred and is continuing, the purchase price therefor is paid solely in cash and the seller thereof receives not less than fair market value for such assets, the sale of other assets having a value not exceeding $250,000 in the aggregate for all Loan Parties and their Subsidiaries in any Fiscal Year or (vii) licenses, sublicenses, leases or subleases granted in the Ordinary Course of Business to other Persons not materially interfering with the conduct of the business of the Loan Parties or any of their Subsidiaries;
(c)Acquire (i) all or any substantial part of the Equity Interests of any Person, (ii) all or any substantial part of the assets, property or business of any Person, or (iii) any assets that constitute a division or operating unit of the business of any Person, in each case other than (i) pursuant to any acquisition expressly permitted under Section 8.5 or (ii) the Interiors One Acquisition;
(d)Merge or consolidate with any other Person, except (i) in connection with the Flooring Merger or (ii) upon not less than five (5) Business Days prior written notice to Agent, any Subsidiary of a Loan Party may merge or consolidate with a Loan Party (other than Parent) or any other wholly-owned Subsidiary of a Loan Party; provided, that a Loan Party or such wholly-owned Subsidiary shall be the continuing or surviving entity and all actions reasonably required by Agent, including actions required to maintain perfected Liens on the Equity Interests of the surviving entity and other Collateral in favor of Agent, shall have been completed;
(e)Change its legal name, state of incorporation or formation or structure without giving Agent at least thirty (30) Business Days’ prior written notice of its intention to do so and complying with all requirements of Agent in regard thereto and providing prompt written notice to Agent once the applicable change has taken place;

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(f)Change its year-end for accounting purposes from the Fiscal Year ending on September 30;

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(g)Create any Subsidiary, unless (i) such Subsidiary is a Domestic Subsidiary and concurrently therewith the Loan Parties cause such Domestic Subsidiary to become a Guarantor hereunder, and, in connection therewith, take all actions reasonably required by Agent, including actions required in connection with obtaining and maintaining perfected Liens in favor of Agent on the Equity Interests of such Domestic Subsidiary and all assets of such Domestic Subsidiary constituting Collateral or (ii) such Subsidiary is created in connection with the Mountain Flooring Creation; or
(h)In the case of any limited liability company, and notwithstanding anything herein or in any other Loan Document to the contrary, Divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of Agent, and, in the event that any Loan Party or any Subsidiary thereof that is a limited liability company Divides itself into two or more limited liability companies (with or without the prior consent of Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 5.3 and the other applicable further assurances obligations set forth in the Loan Documents (in each case as if such resulting limited liability company were a Loan Party or a Subsidiary of a Loan Party), and to become a Borrower or Loan Party (as required by Agent after consultation with the Borrower Representative), if required by the terms of this Agreement, under this Agreement and the other Loan Documents.
Notwithstanding the foregoing, no transaction under this Section 8.7 (other than as provided in clause (b)(v) above) shall include the disposition or transfer of Intellectual Property to any Person (other than a Loan Party) which could reasonably be expected to be necessary for the disposition of ABL Priority Collateral by Agent in connection with the exercise of remedies during the continuation of an Event of Default.
8.8.Conduct of Business. Loan Parties shall not engage, and shall not permit any Subsidiary to engage, in any line of business substantially different from the lines of business conducted by the Loan Parties and their Subsidiaries on the Closing Date.
8.9.Sales and Leasebacks; Operating Leases. No Loan Party shall, or shall permit any Subsidiary of a Loan Party to, (a) enter into any arrangement, directly or indirectly, with any third party whereby such Loan Party or such Subsidiary, as applicable, shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Loan Party or such Subsidiary, as applicable, shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Loan Party or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred or (b) create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property under leases or agreements to lease other than
(A) Capitalized Leases permitted under Section 8.1 and (B) operating lease obligations incurred in the Ordinary Course of Business.
8.10.Amendment and Waiver. Except as permitted hereunder, no Loan Party shall, or shall permit any Subsidiary of a Loan Party to, (a) enter into any amendment, or agree to or accept any waiver, of its articles or certificate of incorporation or formation and by-laws, partnership agreement or other governing documents, in each case which could materially adversely affect the rights of Agent or any Lender, (b) permit any Material Contract to be amended, cancelled or terminated prior to its stated maturity if such amendment, cancellation or termination could reasonably be expected to have a Material Adverse Effect, (c) permit any agreement evidencing any other Subordinated Debt to be amended,

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modified or supplemented, except as permitted under any applicable subordination agreement, or (e) permit any agreement (other than the agreements evidencing Subordinated Debt) evidencing or relating to

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any Indebtedness (other than the Obligations) permitted under Section 8.1 to be amended, waived, supplemented or otherwise modified in a manner which could materially adversely affect the rights of Agent or any Lender.
8.11.Prepayments. No Loan Party shall, or shall permit any Subsidiary of a Loan Party to, prepay, redeem, defease, purchase in any manner, make any other distribution (whether in cash, securities or other property), or deposit or set aside funds (including any sinking fund or similar deposit) for the purpose of any of the foregoing, or agree to make, directly or indirectly, make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of, or interest on any earnouts, or other Indebtedness (other than the Obligations), except:
(a)any regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Indebtedness permitted under Section
8.1 (other than Subordinated Indebtedness or Indebtedness allowed under the definition of Permitted Indebtedness(u));
(b)any refinancing of such Indebtedness to the extent such refinancing Indebtedness is permitted under Section 8.1; and
(c)any payments of regularly scheduled interest in accordance with the terms of the Seller Subordinated Note, Seller Carpet One Subordinated Note or Sponsor Subordinated Note, subject to the terms of the Subordinated Debt Subordination Agreement applicable thereto; provided, that no payments of principal shall be made on the Seller Subordinated Note, Seller Carpet One Subordinated Note or Sponsor Subordinated Note shall be made until after the Obligations have been Paid in Full unless the Payments Conditions are satisfied and such payments are otherwise permitted by the Seller Debt Subordination Agreement, and the Seller Debt Carpet One Subordination Agreement;
(d)with respect to any Subordinated Debt (other than the Seller Subordinated Note, Seller Carpet One Subordinated Note or Sponsor Subordinated Note), no payments on such Subordinated Debt shall be made until after the Obligations have been Paid in Full unless the Payments Conditions are satisfied and such payments are otherwise permitted by the Subordinated Debt Subordination Agreement applicable thereto; and
(e)any payments of Indebtedness as set forth in subclause (w) of the definition of Permitted Indebtedness so long as the Interiors One Payment Conditions are satisfied.
8.12.Negative Pledge. No Loan Party shall, or shall permit any Subsidiary of a Loan Party to, directly or indirectly, enter into any agreement with any Person that prohibits or restricts or limits the ability of a Loan Party or any such Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets or restricts the ability of any Subsidiary of a Borrower to pay Dividends to such Borrower; provided; that the foregoing prohibitions shall not apply to (i) the Loan Documents, (ii) any agreement existing on the Closing Date and listed on Schedule 8.12 attached hereto and any refinancing or replacement thereof, (iii) any agreement entered into for the transfer of any asset pending the close of the sale of such asset pursuant to an Asset Sale permitted under this Agreement, (iv) customary anti-assignment provisions in leases of real or personal property or (v) any agreement or pursuant to any mortgage or any other agreement in effect at the time any Person becomes a Subsidiary of a Borrower, so long as such agreement or mortgage or other agreement was not entered into in

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contemplation of such Person becoming a Subsidiary and to the extent such agreement or mortgage or other agreement is permitted by this Agreement.
8.13.Excluded Subsidiaries. No Loan Party shall permit any Excluded Subsidiary to, as of any date (a) own any assets, as of such date, that are greater than $150,000 or (b) have total revenues for the most recent 12 month period prior to such date in excess of $50,000; provided further, each Loan Party will not permit the Excluded Subsidiaries in the aggregate to, as of any date (a) own any assets, as of such date, that are greater than $300,000 or (b) have total revenues for the most recent 12 month period prior to such date in excess of $300,000.
8.14.Executive Compensation. No Loan Party shall permit the amount or rate of salary or other compensation payable or paid to Stephen J. Kellogg or any of his relatives or family members above $300,000 for Fiscal Year 2024.
9.FINANCIAL COVENANTS.
9.1.Minimum Excess Availability. Loan Parties shall not permit Excess Availability at any time to be less than the Minimum Excess Availability Amount, unless as of the last day of the most recent month for which the monthly financial statements of Loan Parties and the related Compliance Certificate have been or are required to have been delivered to Agent pursuant to Section 7.15, the Fixed Charge Coverage Ratio for the twelve consecutive calendar month period then ended is greater than 1.10 to 1.00; provided, the Loan Parties shall have the right to cure any Event of Default arising due to this Section 9.1 by causing Sponsor to make a cash contribution to Parent within three (3) Business Days of such occurrence, which such contribution shall be contributed by Holdings to the Borrowers, the amount of which shall be included in the calculations of Excess Availability, and upon receipt by the Loan Parties of the proceeds of such contribution sufficient to meet the Minimum Excess Availability Amount, the requirements of Section 9.1 shall be deemed satisfied, with the same effect as though there had been no failure to comply therewith at such date, and any applicable Event of Default shall be deemed cured and no longer continuing.
9.2 Net Capital Expenditures. Loan Parties shall not make any Net Capital Expenditures if, after giving effect to such Net Capital Expenditures, the aggregate cost of all Net Capital Expenditures of the Loan Parties would exceed $2,000,000 during any Fiscal Year.
10.RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.
10.1.Reserved.
10.2.Limitation of Liability. In no circumstance will Agent and each Lender and any and all Participants and Affiliates, and their respective successors and assigns, and their respective directors, members, managers, officers, employees, attorneys and agents, including without limitation each Agent-Related Person, and any other Person affiliated with or representing Agent or any Lender (collectively, the "Indemnified Parties") be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section
10.2 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.
10.3.Indemnity.

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(a)Each Loan Party hereby agrees to indemnify the Indemnified Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations,

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actions, causes of action, penalties, costs and expenses (including internal and external attorneys' fees), of every nature, character and description (including any Environmental Liability), which the Indemnified Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Letter of Credit or Agent), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Indemnified Parties, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 10.3 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.
(b)To the extent that any Loan Party fails to pay any amount required to be paid by it to Agent (or any Indemnified Party of Agent) under paragraph (a) above, each Lender severally agrees to pay to Agent (or such Indemnified Party), such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided, that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against Agent in its capacity as such.
11.EVENTS OF DEFAULT AND REMEDIES.
11.1.Events of Default. The occurrence of any of the following events shall constitute an
"Event of Default":
(a)Payment. If any Loan Party or any Other Obligor fails to pay to Agent, when due, any principal or interest payment or any other monetary Obligation required under this Agreement or any other Loan Document;
(b)Breaches of Representations and Warranties. If any warranty, representation, written report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party or any Other Obligor is untrue or misleading in any material respect as of the last date made or delivered (except where such warranty or representation is already qualified by Material Adverse Effect, materiality or similar qualifications, in which case such warranty or representation shall be accurate in all respects);
(c)Breaches of Covenants.
(i)If any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in Section 5.2, 6.1, 6.6, 6.7, 7.2,
7.3, 7.7, 7.8, 7.11(c), 7.13, 7.14, 7.15, 7.24, 7.25, 7.27, 7.28, 7.29,7.30, 7.31, 7.32, 7.33, 8 or 9; or
(ii)If any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this

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Agreement or any other Loan Document and not addressed in clauses Sections 11.1(a), (b) or (c)(i), and the continuance of such default unremedied for a period of twenty (20) Business Days;

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(d)Judgment. If one or more judgments aggregating in excess of $500,000 is obtained against any Loan Party or any Other Obligor which remains unstayed for more than thirty (30) days or is enforced;
(e)Cross-Default. If any default (after the expiration of any applicable grace or cure period) occurs with respect to any Indebtedness (other than the Obligations or the Subordinated Debt) of any Loan Party or any Other Obligor in an aggregate principal amount exceeding $500,000 and (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);
(f)Dissolution; Cessation of Business. The dissolution, termination of existence, insolvency or business failure of any Loan Party or any Other Obligor, or the suspension or cessation of all or any material portion of the business in the ordinary course (for any reason) of any Loan Party or any Other Obligor (or of any general partner of any Loan Party or any Other Obligor if it is a partnership); or the undertaking of a course of action in respect of any of the foregoing, whether or not yet formally approved by any Loan Party’s or Other Obligor’s management, Board of Directors; or the suspension by a Loan Party or any Other Obligor of payment of all or a material portion of its obligations in the Ordinary Course of Business or the suspension of the performance in the Ordinary Course of Business under any of their Material Contracts);
(g)Voluntary Bankruptcy or Similar Proceedings. If any Loan Party or any Other Obligor shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;
(h)Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party or any Other Obligor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party or any Other Obligor under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect; provided, that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans during such sixty day period or, if earlier, until such proceedings are dismissed;

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(i)Revocation or Termination of Guaranty or Security Documents. The actual or attempted revocation or termination of, or limitation or denial of liability under, any

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guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party or Other Obligor;
(j)Subordinated Debt.
(i)A Default or Event of Default (as such terms are defined in the Subordinated Debt Documents) with respect to the Subordinated Debt or the occurrence of any condition or event that results in the Subordinated Debt becoming due prior to its scheduled maturity as of the Closing Date or permits any holder or holders of the Subordinated Debt or any trustee or agent on its or their behalf to cause the Subordinated Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Closing Date; or
(ii)If any Loan Party or Other Obligor makes any payment on account of the Subordinated Debt or any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if Isaac Capital Group LLC attempts to limit or terminate any applicable subordination provisions pertaining to the Sponsor Subordinated Note;
(k)reserved;
(l)Change of Control. If a Change of Control occurs;
(m)Change of Management. If (i) Stephen Kellog ceases to be employed as, and actively perform the duties of, the chief executive officer of each Loan Party, in each case unless a successor is appointed within one hundred twenty (120) days after the termination of such individual's employment and such successor is reasonably satisfactory to Agent;
(n)Invalid Liens. If any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party or any Other Obligor shall assert in writing that any Lien purported to be created by any Loan Document is not a valid lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;
(o)Termination of Loan Documents. If any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);
(p)Liquidation Sales. The determination by any Loan Party to employ an agent or other third party or otherwise engage any Person or solicit proposals for the engagement of any Person (i) in connection with the proposed liquidation of all or a material portion of its assets or store locations, or (ii) to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales with respect to all or a material portion of its store locations.
(q)Loss of Collateral. The (i) uninsured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $500,000 in the aggregate for all such events during any Fiscal Year, or (ii) except as permitted hereby, the sale, lease or furnishing under a contract of service of, any of the Collateral; or

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(r)Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000.
11.2.Remedies with Respect to Lending Commitments/Acceleration, Etc. Upon the occurrence and during the continuation of an Event of Default, Agent may (in its sole discretion), or at the direction of Required Lenders, shall, (a) terminate all or any portion of the Commitment to lend to or extend credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any Loan Party and/or (b) demand Payment in Full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Early Termination Fee in the amount specified in Section 3.2(e) and/or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 11.1(g) or Section 11.1(h), without notice, demand or other action by Agent all of the Obligations (including the Early Termination Fee in the amount specified in Section 3.2(e)) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.
11.3.Remedies with Respect to Collateral. Without limiting any rights or remedies Agent or any Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:
(a)Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.
(b)Collections; Modifications of Terms. Agent may, but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party's name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations,

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the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

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(c)Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party's name any checks or drafts constituting proceeds of insurance. Any proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.
(d)Possession and Assembly of Collateral. Agent may take possession of the Collateral and/or, without removal, render each Loan Party's Equipment unusable. Upon Agent's request, each Loan Party shall assemble the Collateral and make it available to Agent at one or more places designated by Agent.
(e)Set-off. Agent may and, without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent or any Affiliate of Agent and (ii) any Indebtedness at any time owing by Agent or any Affiliate of Agent or any Participant in the Loans to or for the credit or the account of any Loan Party to the repayment of the Obligations, irrespective of whether any demand for payment of the Obligations has been made.
(f)Disposition of Collateral.
(i)Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion. Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of Agent or such agent or contractor), and any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of Agent or such agent or contractor and neither any Loan Party nor any Person claiming under or in right of any Loan Party shall have any interest therein. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, that Agent shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges

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and agrees that Agent's compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be

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considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.
(ii)Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.
(iii)Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Agent's disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Loan Parties will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 11.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.
(g)Investment Property; Voting and Other Rights; Irrevocable Proxy.
(i)All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately (or with respect to the rights set forth in clauses (A), (B) and (C) below, as permitted by Section 6.4(c)), at the election of Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 11.3(g)(ii) and Section 6.4, (B) exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 11.3(f), (I) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof and (J) exercise any other rights or remedies Agent may have under the UCC, other applicable law or otherwise. In addition, in

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connection with any exercise of rights and remedies in accordance with this Agreement, Agent shall have a right to use each Loan Party Obligor's Intellectual Property (which right with respect

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to such Intellectual Property shall be a royalty free, rent free non-exclusive license and lease to use all such Intellectual Property) in order to collect, handle, deal with or dispose of any Collateral pursuant to the rights of Agent set forth this Agreement and the other Loan Documents, the UCC and other applicable law.
(ii)EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY'S INVESTMENT PROPERTY WITH THE RIGHT, SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT'S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (x) ALL OF THE OBLIGATIONS HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (y) AGENT AND THE LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT OR ANY LENDER FOR ANY REASON WHATSOEVER, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING ALL REASONABLE INTERNAL AND EXTERNAL ATTORNEYS' FEES AND DISBURSEMENTS) INCURRED BY AGENT AND THE LENDERS IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY

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LIMITATIONS TO THE CONTRARY SET FORTH IN ANY GOVERNING DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER, OR OTHERWISE.
(iii)In order to further effect the foregoing transfer of rights in favor of Agent and subject to and as permitted by Section 6.4(c), during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.
(iv)Upon exercise of the proxy set forth herein following expiration of applicable notice periods, including without limitation, as required by Section 6.4(c), all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, other than to Agent, are hereby revoked, and no subsequent proxies, other than to Agent will be given with respect to any of the Pledged Equity or any of the other Investment Property unless Agent otherwise subsequently agrees in writing. Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and the other Investment Property at any and all times during the existence of an Event of Default, including, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith; provided, that following the cure or waiver of such Event of Default all powers and other rights conferred by such proxies shall be automatically and without further action, canceled and all such transferred rights shall be returned to the applicable Loan Party. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary or other implied duties to any Loan Party, any Issuer, any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary or other duty.
(v)Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Governing Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 11.3(f)). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party under the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or in connection with any of the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

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(vi)Compliance with the Securities Act as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, as well as any

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applicable "Blue Sky" or other state securities laws, if applicable to the Collateral or the portion thereof being sold, may require strict limitations as to the manner in which Agent or any subsequent transferee may dispose of the Collateral. With respect to any disposition as to which the Securities Act or analogous state securities laws is applicable, each Loan Party hereby waives any objection to sale in a compliant manner, and agrees that Agent has no obligation to obtain the maximum possible price for the Collateral so long as Agent proceeds in a commercially reasonable manner. Without limiting the generality of the foregoing, each Loan Party agrees that in conducting a disposition of the Collateral as to which the Securities Act or analogous state securities laws applies, Agent may seek to sell the Collateral by private placement, and may restrict bidders and prospective purchasers to those who are willing to represent that they are purchasing for investment only and not for distribution and who otherwise satisfy qualifications designed to ensure compliance with the Securities Act and analogous state securities laws and those that may be established in the Issuer’s Governing Documents. Each Loan Party acknowledges that in order to protect Agent's interest, it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, including, a public offering under the Securities Act. In order to address these potential compliance requirements, Agent may solicit offers to purchase the Collateral from a limited number of bidders reasonably believed by Agent to be institutional investors or accredited investors. If Agent solicits offers in a commercially reasonable manner, then acceptance by Agent of one or more of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral and Agent will not be responsible or liable for selling all or any portion of the Collateral at a price that Agent deems in good faith to be reasonable. Agent is under no obligation to delay a disposition of any portion of the Collateral that are securities under the Securities Act or applicable “Blue Sky” or other state securities law for the period of time necessary to permit any Loan Party or the Issuer to register the securities for public sale under the Securities Act or under applicable “Blue Sky” or other state securities laws, even if a Loan Party or the Issuer agrees to do so. In addition, to the extent not prohibited by applicable law, each Loan Party waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the Collateral, including any right which Loan Party otherwise would have.
(vii)To the extent permitted under applicable law, Agent is not required to conduct any foreclosure sale of the Investment Property or any portion thereof.
(viii)Agent, at its option, may obtain the appointment of a receiver to take possession of the Investment Property and, at the option of Agent, a receiver may be empowered
(A) to collect, receive and enforce all distributions, (B) to exercise the rights of Agent as provided in this Agreement, (C) to collect all other amounts owed to any Loan Party in respect of the Investment Property as and when due to any Loan Party, (D) to otherwise collect, sell or dispose of the Investment Property, (E) to exercise all rights in and under the Investment Property; and
(F) to turn over all net proceeds to Agent. Each Loan Party irrevocably and unconditionally agrees that a receiver may be appointed by a court to take the actions listed above without regard to the adequacy of the security for the Obligations, and the actions of the receiver may be taken in the name of the receiver, any Loan Party or Agent.
(ix)Agent may elect to conduct a sale of an economic interest in any Investment Property constituting limited liability company interests that does not result in the purchaser being admitted as a substitute limited liability company member in the Issuer, notwithstanding the possibility that a substantially higher price might be realized if the purchaser

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were able to be admitted as a substitute limited liability company member rather than the holder of only an economic interest in the Issuer.
(x)Agent may disclose to prospective purchasers all of the information relating to the Investment Property (and the applicable Issuer) that is in Agent's possession or otherwise available to Agent; provided, that such prospective purchasers shall have agreed to be bound by the provisions of Section 15.17.
(xi)Each Loan Party hereby authorizes and instructs their respective Issuer to comply with any instruction received by it from Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of the provisions of this Agreement as to Investment Property, without any other or further instructions from the respective Loan Party, and such Loan Party agrees that Issuer be fully protected in so complying.
(h)Election of Remedies. Agent shall have the right in Agent's sole discretion to determine which rights, security, Liens or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent's other rights, security, Liens or remedies with respect to any Collateral or any of Agent's rights or remedies under this Agreement or any other Loan Document.
(i)Agent's Obligations. Each Loan Party agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Agent's failure to enforce its Liens or collect any Collateral or proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Agent.
(j)Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, each Loan Party agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.
12.LOAN GUARANTY.

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12.1.Guaranty. Each Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guaranties to Agent, for the ratable benefit of the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter,

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all of the Obligations and all costs and expenses, including all court costs and reasonable attorneys' and paralegals' fees (including internal and external counsel and paralegals) and expenses of Agent or any Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Loan Party or any Other Obligor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guaranty notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent that extended any portion of the Obligations.
12.2.Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party waives any right to require Agent to sue or otherwise take action against any Borrower, any other Loan Party, any Other Obligor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.
12.3.No Discharge or Diminishment of Loan Guaranty.
(a)Except as otherwise expressly provided for herein, the obligations of each Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise;
(ii) any change in the corporate existence, structure or ownership of any Borrower or any Guarantor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any Guarantor or their respective assets or any resulting release or discharge of any obligation of any Borrower or any Guarantor; or (iv) the existence of any claim, setoff or other rights which any Loan Party may have at any time against any Borrower, any Guarantor, Agent, Lenders or any other Person, whether in connection herewith or in any unrelated transactions.
(b)The obligations of each Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any Guarantor of the Obligations or any part thereof.
(c)Further, the obligations of any Loan Party hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Guarantor; (iv) any action or failure to act by Agent with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the Payment in Full of all of the Obligations).

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12.4.Defenses Waived. To the fullest extent permitted by applicable law, each Loan Party hereby waives any defense based on or arising out of any defense of any Loan Party or the

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unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party, other than the Payment in Full of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by applicable law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any Guarantor, or any other Person. Each Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any Guarantor or exercise any other right or remedy available to it against any Borrower or any Guarantor, without affecting or impairing in any way the liability of any Loan Party under this Loan Guaranty except to the extent the Obligations have been fully Paid in Full. To the fullest extent permitted by applicable law, each Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party against any Borrower or any Guarantor or any security.
12.5.Rights of Subrogation. No Loan Party will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Borrower or any Guarantor, or any Collateral, until the Termination Date.
12.6.Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Parties or any other Person, or otherwise, each Loan Party's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Loan Parties, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Agent. This Section 12.6 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.
12.7.Information. Each Loan Party assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party assumes and incurs under this Loan Guaranty, and agrees that Agent shall not have any duty to advise any Loan Party of information known to it regarding those circumstances or risks.
12.8.Termination. To the maximum extent permitted by applicable law, each Loan Party hereby waives any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms or other terms and conditions thereof made in accordance with the terms thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent, (d) no payment by any Borrower, any other Loan Party, or from any other source, prior to the date of Agent's receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party hereunder and (e) any payment, by

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any Borrower or from any source other than a Loan Party which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to

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which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party hereunder.
12.9.Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Parties, Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party's "Maximum Liability"). This Section 12.9 with respect to the Maximum Liability of each Loan Party is intended solely to preserve the rights of Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Party or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party hereunder shall not be rendered voidable under applicable law. Each Loan Party agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party without impairing this Loan Guaranty or affecting the rights and remedies of Agent hereunder; provided, that nothing in this sentence shall be construed to increase any Loan Party's obligations hereunder beyond its Maximum Liability.
12.10.Contribution. In the event any Guarantor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party a "Paying Guarantor"), each other Loan Party (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Relevant Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 12.10, each Non-Paying Guarantor's "Relevant Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (x) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (y) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party, the aggregate amount of all monies received by such Loan Parties from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Party's several liability for the entire amount of the Obligations (up to such Loan Party's Maximum Liability). Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Payment in Full of all of the Obligations. This provision is for the benefit of Agent and the Lenders and the Loan Parties and may be enforced by any one, or more, or all of them, in accordance with the terms hereof.
12.11.Liability Cumulative. The liability of each Loan Party under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party to Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any

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obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
13.PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.
(a)Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(b)If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (ii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law and
(iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Agent or other Recipient, Borrower Representative shall deliver to Agent or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such other Recipient, as the case may be.
(c)Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(d)Without limiting the provisions of subsections (a) through (c) above, each Loan Party shall, and does hereby, on a joint and several basis, indemnify Agent, each Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, any Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any internal or external counsel or other tax advisor for Agent, any Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Representative shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 13 shall

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remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.

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(e)Each Lender shall deliver to Borrower Representative and each Lender and each Participant shall deliver to Agent, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Representative or Agent, as the case may be, to determine (x) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (y) if applicable, the required rate of withholding or deduction and (z) such Lender's or Participant's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient's status for withholding tax purposes in the applicable jurisdiction; provided, that each Recipient shall only be required to deliver such documentation as it may legally provide. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:
(i)each Lender (or Participant) that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower Representative and Agent (or any Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower Representative or Agent (or Lender granting a participation) as will enable Borrower Representative or Agent (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;
(ii)each Lender (or Participant) that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Recipient") shall deliver to Borrower Representative and Agent (or any Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) executed originals of Internal Revenue Service Form W-8ECI; (C) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation;
(D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or
(3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN; and/or (E) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative or Agent to determine the withholding or deduction required to be made. Each Non-U.S. Recipient shall promptly notify Borrower Representative and Agent (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
14.AGENT

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14.1.Appointment. Each of the Lenders hereby irrevocably appoints Agent as its agent and authorizes Agent to take such actions on its behalf, including execution of the other Loan Documents, and

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to exercise such powers as are delegated to Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein and execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (e) manage, supervise or otherwise deal with Collateral; (f) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (g) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents, (h) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise, including the determination of eligibility of Accounts and Inventory, the necessity and amount of Reserves and all other determinations and decisions relating to ordinary course administration of the credit facilities contemplated hereunder; and (i) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents, whether or not any Loan Party is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise. The provisions of this Article 14 are solely for the benefit of Agent and the Lenders, and the Loan Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" as used herein or in any other Loan Documents (or any similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
14.2.Rights as a Lender. The Person serving as Agent hereunder, if it is a Lender, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not Agent hereunder without notice to or consent of the other Lenders.
14.3.Duties and Obligations. Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders, and, (c) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to Agent by a Loan Party or a Lender, and Agent shall not be responsible for or have any duty to

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ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in

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connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party.
14.4.Reliance. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document, unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
14.5.Actions through Sub-Agents. Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Agent. Agent may also perform its duties through employees and other Agent-Related Persons. Agent shall not be responsible for the negligence or misconduct of any sub-agent, employee or Agent Professional that it selects as long as such selection was made without gross negligence or willful misconduct. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates and other related parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the related parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
14.6.Resignation. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, Agent may resign at any time by notifying the Lenders and Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower Representative, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its

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predecessor, unless otherwise agreed by Borrower Representative and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed

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and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to Agent under any Loan Document for the benefit of the Lenders, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders and, in the case of any Collateral in the possession of Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Agent shall have no duly or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided, that (i) all payments required to be made hereunder or under any other Loan Document to Agent for the account of any Person other than Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to Agent shall also directly be given or made to each Lender. Following the effectiveness of Agent's resignation from its capacity as such, the provisions of this Article 14, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.
14.7.Non-Reliance.
(a)Each Lender acknowledges and agrees that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Loan Parties and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender further acknowledges the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable laws relating to the transactions contemplated hereby, and made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder
, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document and in deciding whether or to the extent

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to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. Except for notices, reports, and other documents expressly herein required

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to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent's or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.
(b)Each Lender hereby agrees that (i) it has requested a copy of each appraisal, audit or field examination report prepared by or on behalf of Agent; (ii) Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any such report or any of the information contained therein or any inaccuracy or omission contained in or relating to any such report and (B) shall not be liable for any information contained in any such report; (iii) such reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that Agent undertakes no obligation to update, correct or supplement such reports; (iv) it will keep all such reports confidential and strictly for its internal use, not share any such report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold Agent and any such other Person preparing any such report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any such report in connection with any extension of credit that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold Agent and any such other Person preparing any such report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys' fees of both internal and external counsel) of Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any such report through the indemnifying Lender.
14.8.Not Partners or Co-Venturers; Agent as Representative of the Secured Parties.
(a)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of Agent) authorized to act for, any other Lender. Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
(b)In its capacity, Agent is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the UCC. Each Lender authorizes Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender (other than Agent) shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the

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benefit of the Lenders upon the terms of the Loan Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, Agent is hereby

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authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of Agent on behalf of the Lenders.
(c)Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by any Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein,
14.9.Credit Bidding. The Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Agent, based upon the instruction of the Required Lenders, under any provisions of the UCC, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, that (i) the Required Lenders may not direct Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such Credit Bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. For purposes of the preceding sentence, the term "Credit Bid" shall mean, an offer submitted by Agent (on behalf of the Lenders), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.
14.10.Certain Collateral Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Loan Document (i) upon

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Payment in Full of all Loans and all other Obligations of Borrowers hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder

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(including the release of any guarantor); or (iii) subject to Section 15.5 if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (a) of the definition of Permitted Liens (it being understood that Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Indebtedness secured by any such Lien is permitted hereunder). Upon request by Agent at any time, the Lenders will confirm in writing Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.10. Agent may, and at the direction of Required Lenders shall, give blockage notices in connection with any Subordinated Debt and each Lender hereby authorizes Agent to give such notices. Each Lender further agrees that it will not act unilaterally to deliver such notices.
14.11.Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Agent, and shall, upon the written request of Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All Enforcement Actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Agent.
14.12.Expenses. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by a Loan Party, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including Agent Professional fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the Payment in Full hereunder and the resignation or replacement of Agent.
14.13.Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent will promptly notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Agreement; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

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14.14.Liability of Agent. None of the Agent-Related Persons shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of their respective Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, or any of their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or their respective Subsidiaries.
14.15.Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Lender promptly upon determining that any payment made to such Secured Party comprised, in whole or in part, a Rescindable Amount.
15.GENERAL PROVISIONS.
15.1.Notices.
(a)Notice by Approved Electronic Communications. Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to ABLSoft. All uses of ABLSoft and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Agent and Loan Parties in connection with the use of such system. Each of the Loan Parties, the Lenders and Agent hereby acknowledges and agrees that the use of ABLSoft and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to

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transmit Approved Electronic Communications.    ABLSoft and all Approved Electronic Communications shall be provided "as is" and "as available". None of Agent or any of its

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Affiliates or related persons warrants the accuracy, adequacy or completeness of ABLSoft or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any of its Affiliates or related persons in connection with ABLSoft or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with ABLSoft, any Approved Electronic Communication or otherwise required for ABLSoft or any Approved Electronic Communication. Prior to the Closing Date, Borrower Representative shall deliver to Agent a complete and executed Client User Form regarding Borrowers’ use of ABLSoft in the form of Exhibit C annexed hereto. No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a "signature" and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party's or beneficiary's right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.
(b)All Other Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via ABLSoft or otherwise pursuant to Section 15.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,
If to Agent:
ECLIPSE BUSINESS CAPITAL LLC,
as Agent
333 W Wacker Suite 950
Chicago, IL 60606 Attention: Jim Gurgone
Email: jgurgone@eclipsebuscap.com with a copy to:

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Jeff Linstrom,
333 W Wacker Dr. Suite 950
Chicago, Illinois 60606 Attention: Jeff Linstrom
Email: jlinstrom@eclipsebuscap.com
If to Borrower Representative, any Borrower or any other Loan Party: c/o Live Ventures Incorporated
325 E. Warm Springs Rd #102 Las Vegas, NV 89119 Attention: Eric Althofer
Email: ealthofer@liveventures.com

with copies to:
Flooring Liquidators, Inc. 736 Mariposa Road
Modesto, CA 95354 Attention: Stephen Kellogg
Email: steve@flooringliquidators.net

and

K&L Gates LLP
300 S. Tryon Street, Suite 1000
Charlotte, NC 28202
Attention: Aaron S. Rothman, Esq. Facsimile: (704) 331-7598
E-Mail: aaron.rothman@klgates.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.
15.2.Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

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15.3.Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party that is a party hereto and thereto and Agent and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which

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are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
15.4.Waivers. The failure of Agent and the Lenders at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or its agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and any necessary Lenders and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent, unless expressly required by this Agreement, and notice of acceptance hereof.
15.5.Amendments.
(a)No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders and Loan Parties, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, except to the extent set forth in Section 14.9 hereof, no amendment, modification, waiver or consent shall (i) extend or increase the Commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (other than the waiver of any obligation of any Loan Party to pay interest at the Default Rate), (iv) amend or modify the definitions of Borrowing Base, Eligible Accounts, Eligible Inventory, or any components thereof (including, without limitation, any Advance Rates), without the written consent of each Lender, or (v) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 14.10), change the definition of Required Lenders, any provision of Section 6.2, any provision of this Section 15.5, the provisions of Section 14.9 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (v), the written consent of all Lenders. No provision of Section 14 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. Any amendment contemplated by Section 3.6(d) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 3.6(d) hereof.
(b)If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender

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whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as Agent is not a Non-Consenting Lender, Agent and/or a Person or Persons reasonably acceptable

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to Agent and Borrower Representative shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent and/or such Person or Persons, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption.
15.6.Time of Essence. Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.
15.7.Expenses, Fee and Costs Reimbursement. Each Borrower hereby agrees to promptly pay (a) all reasonable and documented out of pocket costs and expenses of Agent (including the reasonable and documented out of pocket fees, costs and expenses of internal and external legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent) in connection with (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance or enforcement by Agent of its rights and remedies under the Loan Documents (or determining whether or how to perform or enforce such rights and remedies), (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any customary periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches)\, pending litigation and Tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document and (x) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that (A) such reasonable and documented costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent (B) each Lender shall also be entitled to reimbursement for all reasonable and documented out of pocket costs and expense of the type described in this clause (x), provided that, to the extent of an actual or reasonably perceived conflict of interest, such reimbursement shall be limited to one additional counsel for the Lenders as a whole), and
(b)without limiting the preceding clause (a), all reasonable and documented out of pocket costs and expenses of Agent in connection with Agent's reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any third-party fees, costs and expenses owing by any Borrower or other Loan Party hereunder shall be due and payable within five (5) days after written demand therefor.
15.8.Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower, each other Loan Party party hereto, Agent and each Lender; provided, that neither each Borrower nor any other Loan Party may assign or transfer any of its rights under this Agreement without the prior written consent of Agent and each Lender, and any prohibited assignment shall be void. No consent by Agent or any Lender to any assignment shall release any other Loan Party from its

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liability for any of the Obligations. Each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons in accordance with

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Section 15.9, and each Loan Party agrees to execute all agreements, instruments, and documents reasonably requested by any Lender in connection with such assignment. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, a Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure any obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.
15.9.Assignments.
(a)Any Lender may at any time assign to one or more Persons (other than a natural person or a Competitor of any Loan Party) (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments (i) as part of an assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities or (ii) with the prior written consent of Agent and, so long as no Event of Default pursuant to exists, Borrower Representative (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender (other than a Defaulting Lender) or an Approved Fund (other than an Approved Fund of a Defaulting Lender)). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender (provided, that an assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum assignment limitations). The Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment and Assumption executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Notwithstanding anything herein to the contrary, no assignment may be made to any equity holder of a Loan Party, any Affiliate of any Sponsor, Sponsor Affiliated Entity equity holder of a Loan Party, any Loan Party, any holder of Subordinated Debt of a Loan Party, any holder of any debt that is secured by liens or security interests that have been contractually subordinated to the liens and security interests securing the Obligations, or any Affiliate of any of the foregoing Persons without the prior written consent of Agent, which consent may be withheld in Agent's sole discretion and, in any event, if granted, may be conditioned on such terms and conditions as Agent shall require in its sole discretion, including, without limitation, a limitation on the aggregate amount of Loans and Commitments which may be held by such Person and/or its Affiliates and/or limitations on such Person's and/or its Affiliates' voting and consent rights and/or rights to attend Lender meetings or obtain information provided to other Lenders. Any attempted assignment not made in accordance with this Section 15.9 shall be null and void. Each Loan Party shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower Representative has expressly objected to such assignment within five (5) Business Days after written notice thereof.
(b)From and after the date on which the conditions described in Section 15.9(a) above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to the applicable Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to the applicable Assignment and Assumption, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning

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Lender) (x) if such Lender is receiving an assignment of Revolving Loans pursuant to an effective Assignment and Assumption, Borrowers shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a promissory note in the principal

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amount of the Assignee's Pro Rata Share of the aggregate Revolving Loan Commitment (and, as applicable, a promissory note in the principal amount of the Pro Rata Share of the aggregate Revolving Loan Commitment retained by the assigning Lender) ) and (y) if such Lender is receiving an assignment of an M&E Term Loan, a promissory note in the principal amount of the Assignee's outstanding M&E Term Loans (and, as applicable, a promissory note in the principal amount of the M&E Term Loan retained by assigning Lender). Each such promissory note shall be dated the effective date of such assignment. Upon receipt by Agent of such promissory note(s), the assigning Lender shall return to Borrowers any prior promissory note held by it.
(c)Agent shall, as a non-fiduciary agent of Borrowers, maintain a copy of each Assignment and Assumption delivered and accepted by it and register (the "Register") for the recordation of names and addresses of the Lenders and the Commitment of each Lender and principal and stated interest of each Loan owing to each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment and Assumption is accepted and registered in the Register. All records of transfer of a Lender's interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. Each Lender granting a participation shall, as a non-fiduciary agent of the Borrowers, maintain a register containing information similar to that of the Register in a manner such that the loans hereunder are in "registered form" for the purposes of the Code. This Section 15.9 and Section 15.10 shall be construed so that the Loans are at all times maintained in "registered form" for the purpose of the Code and any related regulations (and any successor provisions).
15.10.Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons (other than a Competitor of any Loan Party) participating interests in its Loans, commitments or other interests hereunder or under any other Loan Document (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender's rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender; provided, that a Participant shall be entitled to the benefits of Section 13 as if it were a Lender if Borrower Representative is notified of such participation and the Participant complies with Section 13. Each Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 15.9 as if it were a Lender. Notwithstanding the granting of any such participating interests, (i) Borrowers shall look solely to the applicable Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by the applicable Lender as being binding upon all of the Participants and (iii) all communications in respect of this Agreement and such transactions shall remain

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solely between Borrowers and the applicable Lender (exclusive of Participants) hereunder. If a Lender grants a participation hereunder, such Lender shall maintain, as a non-fiduciary agent of Borrowers, a

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register as to the participations granted and transferred under this Section containing the same information specified in Section 15.9 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(F), 165(J), 871, 881, and 4701 of the Code.
15.11.Headings; Construction. Article, Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.
15.12.USA PATRIOT Act Notification; Other Anti-Money Laundering Legislation. Agent and Lenders hereby notify Loan Parties that pursuant to the Patriot Act, the Proceeds of Crime Act, the Money Laundering Regulations 2007 (UK), Proceeds of Crime Act 2002 (UK), Terrorism Act 2000 (UK) and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” or “know your customer” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth. Loan Parties shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under the Patriot Act and/or the AML Legislation.
15.13.Counterparts; Fax/Email Signatures. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this letter agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.
15.14.GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
15.15.CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO

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THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE

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UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY AGENT IN ITS SOLE DISCRETION, AND EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE NOTICE ADDRESS SET FORTH IN RESPECT TO IT IN SECTION 15.1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, BY SERVICE UPON SUCH PARTY IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.
15.16.Publication. Each Borrower and each other Loan Party consents to the publication by Agent of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
15.17.Confidentiality. Agent and each Lender agree not to disclose Confidential Information to any Person without the prior consent of Borrower Representative; provided, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information in each case (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority to the extent required to be disclosed, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent and each Lender to the extent advised of the confidentiality of such information and on a need-to-know basis, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) reserved, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 15.17 and (g) to any lender or other funding source of Agent or any Lender (each reference to Agent and Lender in the foregoing

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clauses shall be deemed to include (i) the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of

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this Section 15.17), and further provided, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Borrower or any other Loan Party or Other Obligor, but shall be obligated to destroy or delete such materials to the extent preceding clauses
(a) – (f) no longer apply to it; provided that Agent or Lender may retain copies of Confidential Information to the extent required by applicable law, regulations or internal document retention policies and will not be required to destroy electronic back-up versions of Confidential Information to the extent not reasonably practical. The obligations of Agent and Lenders under this Section 15.17 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to any Borrower or any of its Affiliates.
15.18.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
15.19.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer

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of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the

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transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 15.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12
C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature page follows]

317270729.2

IN WITNESS WHEREOF, each Borrower, each other Loan Party party hereto, Agent and each Lender have signed this Agreement as of the date first set forth above.

Agent:
ECLIPSE BUSINESS CAPITAL LLC

By:         Name: Kevin Trout
Its:    Authorized Signatory

Lenders:
ECLIPSE BUSINESS CAPITAL SPV, LLC

By:         Name: Kevin Trout
Its:    Authorized Signatory

Signature Page to Loan and Security Agreement

Borrowers:
[    ]

By:         Name:     Its:
Loan Parties:
[    ]

By:         Name:      Its:

Signature Page to Loan and Security Agreement

Perfection Certificate See Attached

317270729.2

Perfection Certificate Page 1

317270729.2

Annex I Description of Certain Terms

1. Loan Limits for Revolving Loans
(a) Maximum Revolving Facility Amount	$25,000,000
(b) Advance Rates
(i) Accounts Advance Rate
Eighty-five percent (85%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option in its Permitted Discretion, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the "Dilution Reserve").

(ii) Inventory Advance Rate(s)
Cost or market value:	Sixty-five percent (65%)
NOLV:	Eighty-five percent (85%)
(c) Letter of Credit Limit:	$500,000
(d) Inventory Sublimit(s)	$12,000,000
(e) CRO Sublimit	$500,000 increased to $1,000,000 upon satisfaction of the CRO Sublimit Increase Requirements
(f) Reserved.
(g) Availability Block	$250,000
2. M&E Term Loans.
Principal Amount of M&E Term Loan	$3,540,000
Scheduled Amortization
The M&E Term Loan shall be repaid in equal consecutive monthly installments of
$59,000.00, payable on the first day of each calendar month commencing February 1, 2023 (the “Scheduled M&E Term Loan Amortization Payments”), with the entire unpaid balance due and payable on the Maturity Date.

3. Interest Rates
(a) Revolver	Prior to April 1, 2023: Four and one-half percent (4.50%) per annum in excess of the Adjusted Term SOFR Three and one-half percent (3.50%) per

Annex I - 1

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annum in excess of the Base Rate Thereafter: See Annex IV.
(b) M&E Term Loan	Six percent (6.00%) per annum in excess of the Adjusted Term SOFR Five percent (5.00%) per annum in excess of the Base Rate
4. Maximum Days Eligible Accounts
(a) Maximum days after original invoice date for Eligible Accounts	Ninety (90) days
(b) Maximum days after original invoice due date for Eligible Accounts	Sixty (60) days
5. Agent's Bank
Wells Fargo Bank, National Association and its affiliates
Account Name: Eclipse Business Capital SPV, LLC
Account # 4943951905 ABA Routing # 121000248 Reference: Flooring
(which bank may be changed from time to time by notice from Agent to Borrower Representative)

6. Scheduled Maturity Date	~~January~~February 18, 2026

Annex I - 2

317270729.2

Annex II

Borrower Representative shall provide Agent with the information set forth below at the following times (all in a format provided by, or acceptable to, Agent):

Weekly (no later than the 3rd Business Day of each week), or more frequently if Agent requests (To be delivered electronically utilizing the Borrowing Base portal in ABLSoft )
(a)A summary and a detailed aging, by total, of Borrowers' Accounts, together with an Account roll-forward and Cash Reconciliation Form with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Borrowers' Accounts, along with a Client/Customer Master List.
(b)A summary aging, by vendor, of each Loan Party's accounts payable (identifying therein any held and/or outstanding checks).
(c)Notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers' Accounts.
(d)An Inventory Detail report with respect to Borrowers' Inventory, including a listing by category and location of Inventory, with backup acceptable to Agent.
(e)A detailed calculation of Inventory of Borrowers that is not eligible for the Borrowing Base.

Monthly (no later than 20 days after the end of each month) (To be delivered electronically utilizing the Borrowing Base portal in ABLSoft)
(f)A summary and a detailed aging, by total, of Borrowers' Accounts, together with reconciliation to the weekly Borrowing Base submitted closest to such date and support documentation for any reconciling items noted.
(g)A summary aging, by vendor, of each Loan Party's accounts payable and a listing by vendor, of any held and/or outstanding checks.
(h)A monthly Account roll-forward with respect to Borrowers' Accounts tied to the beginning and ending Account balances of Borrowers' month-end accounts receivable aging.
(i)A reconciliation of Accounts summary aging and trade accounts payable summary aging to each of (i) Borrowers' general ledger, and (ii) their monthly financial statements including any book reserves related to each category (using the Month End Reconciliation Form).
(j)A reconciliation of the Inventory perpetual report with respect to Borrowers' Inventory to each of (i) Borrowers' general ledger, (ii) their monthly financial statements including any book reserves related thereto and
(iii) the Borrowing Base submitted closest to such date, together with support documentation for any reconciling items noted (using the Month End Reconciliation Form).
(k)A reconciliation of the loan statement provided to Borrowers by Agent for such month to each of (i) Borrowers' general ledger, (ii) their monthly financial statements and (iii) the Borrowing Base submitted closest to such date, together with support documentation for any reconciling items noted (using the Month End Reconciliation Form).
(l)A detailed calculation of the Borrowing Base based upon the reports provided in (f) through (k) above, for such month and reflecting the outstanding principal balance of the Loans as of the last day of such month.

Promptly upon the request of Agent	(m) Copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting

Annex II - 1

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documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.
Bi-Annually (in January and in July of each calendar year)
(n)A detailed list of each Loan Party's vendors, with address and contact information.
(o)An updated Perfection Certificate, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an officer of Borrower Representative and substantially in the form attached hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Agent on an earlier date or any breach of any earlier made representation and/or warranty).

Promptly upon (but in no event later than two Business Days after) delivery or receipt, as applicable, thereof
(p) Copies of any and all written notices (including notices of default or acceleration), reports and other deliveries received by or on behalf of any Loan Party from or sent by or on behalf of any Loan Party to, any holder, agent or trustee with respect to any Indebtedness that is contractually subordinated to the Obligations (in such holder's, agent's or trustee's capacity as such).

Annex II - 2

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Annex III

Revolving Loan Commitments

Eclipse Business Capital SPV, LLC	$25,000,000

Total	$25,000,000

M&E Term Loan Commitments

Eclipse Business Capital SPV, LLC	$3,540,000
_
Total	$3,540,000

Annex III - 1

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Annex IV Applicable Margin
Commencing on March 1, 2023 the following Pricing Grid shall determine the Applicable SOFR Margin or Applicable Base Rate Margin (as applicable, the “Applicable Margin”):

Level	Pricing Grid Fixed Charge Coverage Ratio	Average Excess Availability	Applicable SOFR Margin	Applicable Base Rate Margin
I	≥ 1.75:1.00	≥ $2,500,000	3.75%	2.75%
II	≥ 1.50:1.00 but ˂ 1.75:1.00	≥ $2,500,000	4.00%	3.00%
III	≥ 1.25:1.00 but < 1.50: 1.00	≥ $2,500,000	4.25%	3.25%
IV	<1.25:1.00	< $2,500,000	4.50%	3.50%

The “Pricing Grid Fixed Charge Coverage Ratio” (as defined below) referred to in the pricing grid above shall be determined on a rolling twelve-month basis for the then most-recently ended quarter. The calculation of Pricing Grid Fixed Charge Coverage Ratio shall be based on the Compliance Certificate and accompanying financial statements the Borrower Representative has delivered to Agent by the respective date required under the Agreement. The movement between Levels in the pricing grid shall occur on the first Business Day of the month following the month in which the respective Compliance Certificate and accompanying financial statements have been delivered to Agent. For example, if the Borrower Representative delivers the Compliance Certificate and accompanying financial statements for the 1st Quarter during the month of April, then any applicable Level change would be implemented on the first Business Day in May.
Notwithstanding the foregoing, (a) if Borrower Representative fails to deliver the financial statements and the related Compliance Certificate necessary to determine the relevant Level pricing under the pricing grid Level by the respective date required under the Agreement with respect to any quarter, at Agent’s election, the Applicable Margin shall be the rates corresponding to the pricing set forth in "Level III" of the pricing grid above until such financial statements and Compliance Certificate are delivered (in which event any applicable Level change would be implemented on the first Business Day of the month following such delivery), and (b) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.
If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, Agent determines that (a) the Pricing Grid Fixed Charge Coverage Ratio as calculated by Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Pricing Grid Fixed Charge Coverage would have resulted in different pricing for any period, then (i) if the proper calculation of the Pricing Grid Fixed Charge Coverage Ratio would have resulted in higher pricing for such period, Borrowers shall automatically and retroactively be obligated to pay an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period unless waived by Agent; and

Annex III - 2

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(ii) if the proper calculation of the Pricing Grid Fixed Charge Coverage Ratio would have resulted in

Annex III - 3

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lower pricing for such period, Agent shall have no obligation to repay any interest or fees to Borrowers, but each Lender shall apply a credit against Borrowers immediately succeeding interest payments equal to the excess of the amount of accrued interest actually received by such Lender (and not any of its predecessors in interest) for such period over the amount that should have been paid for such period; provided that if, as a result of any restatement or other event a proper calculation of the Pricing Grid Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.
The “Pricing Grid Fixed Charge Coverage Ratio” shall mean the ratio of (a) EBITDA for the twelve-month period most recently ended, minus unfinanced Capital Expenditures of the Loan Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.
“Average Excess Availability” shall mean, for any quarter, an amount equal to (a) daily Excess Availability as determined by reference to ABLSoft for each day during such quarter divided by (b) the number of calendar days in such period.

317270729.2

Annex III - 3

317270729.2

Exhibit A

FORM OF NOTICE OF BORROWING

[letterhead of Borrower Representative]

ECLIPSE BUSINESS CAPITAL LLC,
as Agent

Attention: [    ]
Ladies and Gentlemen:
Please refer to the Loan and Security Agreement dated as of [    ] (as amended, restated or otherwise modified from time to time, the "Loan Agreement") among the undersigned, as Borrower Representative, the Borrowers (as defined therein) the Loan Parties (as defined therein) party thereto, the Lenders party thereto and ECLIPSE BUSINESS CAPITAL LLC, as Agent for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. This notice is given pursuant to Section 2.3 of the Loan Agreement and constitutes a representation by Borrower Representative, for itself and on behalf of each Borrower, that the conditions specified in Section 4 of the Loan Agreement have been satisfied. Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in in all material respects (except where such representation or warranty is already qualified by Material Adverse Effect, materiality or similar qualifications, in which case such representation or warranty shall be accurate in all respects) as of the date such Loan is made (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (except where such representation or warranty is already qualified by Material Adverse Effect, materiality or similar qualification in which such representation or warranty shall be accurate in all respects) as of such earlier date), both before and after giving effect thereto, and (ii) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby.
Borrower Representative hereby requests a borrowing, on behalf of each Borrower, under the Loan Agreement as follows:
The aggregate amount of the proposed borrowing is $[    ].    The requested borrowing date for the proposed borrowing (which is a Business Day) is [            ], [    ].
Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on [    ].

Ex. A-1

317270729.2

[Borrower Representative], as Borrower Representative

By:     Title:

Ex. A-2

317270729.2

Exhibit B CLOSING CHECKLIST
[Attached]

317270729.2

Ex. B-1

317270729.2

Exhibit C
CLIENT USER FORM ECLIPSE BUSINESS CAPITAL LLC
ABLSoft – Client User Form
Borrowers Names: [Borrowers] Borrower Number:
Loan and Security Agreement Date:     , 20

I, being an authorized signer of the above borrower, as Borrower Representative (the "Borrower"), refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the "Loan Agreement") between the Borrowers named above, the Lenders party thereto and ECLIPSE BUSINESS CAPITAL LLC, as Agent. This is the Client User Form, used to determined client access to ABLSoft. Terms defined in the Loan Agreement have the same meaning when used in this Client User Form.
Being duly authorized by Borrower Representative, on behalf of Borrowers, I confirm that the following individuals have been authorized by Borrower to have access to ABLSoft:

First Name	Last Name	Email Address	Phone Number

[Borrower Representative], as Borrower Representative
By     Name:

317270729.2

Ex. C-1

317270729.2

Title:     Date:

317270729.2

Ex. C-2

317270729.2

Exhibit D AUTHORIZED ACCOUNTS FORM
ECLIPSE BUSINESS CAPITAL LLC
Authorized Accounts Form

Borrowers Names: [Borrowers] Borrower Number:
Loan and Security Agreement Date:     , 20

I, being an authorized signer of     , as Borrower Representative, refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the "Loan Agreement") between the Borrower named above, the Lenders party thereto and ECLIPSE BUSINESS CAPITAL LLC, as agent ("Agent"). This is the Authorized Accounts Form, referring to authorized operating bank accounts of Borrower. Terms defined in the Loan Agreement have the same meaning when used in this Authorized Accounts Form.
Being duly authorized by Borrower Representative, I confirm that the following operating bank accounts of Borrowers are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

[Borrower Representative], as Borrower Representative
By:         Authorized Signer
Name:      Title:         Date:

317270729.2

Ex. D-1

317270729.2

Exhibit E

FORM OF ACCOUNT DEBTOR NOTIFICATION

[Date]

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED
[Account Debtor] [Address]
Re:    Loan Transaction with ECLIPSE BUSINESS CAPITAL LLC
Ladies and Gentlemen:
Please be advised that we have entered into certain financing arrangements (along with any other financing agreements that we may enter into with Agent in the future, the "Financing Arrangements") with ECLIPSE BUSINESS CAPITAL LLC ("Agent"), as Agent for certain Lenders, pursuant to which we have granted to Agent a security interest in, among other things, any and all Accounts and Chattel Paper (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.
You are authorized and directed to respond to any inquiries that Agent may direct to you from time to time pertaining to the validity, amount and other matters relating to such Accounts and Chattel Paper. In the event that Agent requests that payment for any Accounts and/or Chattel Paper be made directly to Agent, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.
This authorization and directive shall be continuing and irrevocable until Agent advises you, in writing, that this authorization is no longer in force.

Very truly yours,

[BORROWER]

By:      Name:         Its:

cc:    ECLIPSE BUSINESS CAPITAL LLC
as Agent

Attention:

317270729.2

Ex. E-1

317270729.2

Exhibit F
FORM OF COMPLIANCE CERTIFICATE
[letterhead of Borrower Representative]

To: ECLIPSE BUSINESS CAPITAL LLC,
as Agent

Attention:

Re: Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of     , 20 (as amended, restated or otherwise modified from time to time, the "Loan Agreement") by and among ECLIPSE BUSINESS CAPITAL LLC ("Agent"), the Lenders party thereto, [        ], a [    ] and [    ], a [            ] (each a "Borrower" and collectively, the “Borrowers”) and each of the Loan Parties (as defined therein) party thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 7.15 of the Loan Agreement, the undersigned Chief Financial Officer of Borrower Representative hereby certifies on behalf of each Borrower (solely in his capacity as an officer or Borrower Representative and not in his individual capacity) that:

1.The financial statements of Borrowers for the -month period ending    attached hereto have been prepared in accordance with GAAP and fairly present the financial condition of Borrowers for the periods and as of the dates specified therein.

2.As of the date hereof, there does not exist any Default or Event of Default.

3.Borrowers are in compliance with the applicable financial covenants contained in Section 9 of the Loan Agreement for the periods covered by this Compliance Certificate. Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrowers’ compliance with such financial covenants, which computations were made in accordance with GAAP.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this    day of

    ,     .
[BORROWER REPRESENTATIVE], as
Borrower Representative

By:      Name:
Title: Chief Financial Officer

317270729.2

Ex. F-1

317270729.2

Exhibit G
FORM OF ASSIGNMENT AND ASSUMPTION
Dated [    , 201_]

Ex. G-1

317270729.2

201[_]

Reference is made to the Loan and Security Agreement dated as of [    ], among [    ], a [    ] and [    ], a [    ] (each a "Borrower" and
collectively the “Borrowers” ) , the other Loan Parties party thereto, the lenders party thereto as "Lenders" and Eclipse Business Capital LLC, as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein as therein defined.
[    ], solely in its capacity as a Lender under the Loan Agreement (the
"Assignor"), and [    ] (the "Assignee") agree as follows:
1.The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty (except as expressly set forth elsewhere herein), and the Assignee hereby purchases and assumes from the Assignor, on the Effective Date (as defined below), an interest as set forth in Exhibit A attached hereto (the "Assigned Interest") in and to (i) all of the Assignor's right, title and interest with respect to the Loans set forth in Exhibit A, (ii) all of the Assignor's right, title and interest with respect to the [Revolving Loan Commitment] of Assignor as set forth in Exhibit A and (iii) to the extent related thereto, all of the Assignor's rights and obligations, solely as a Lender, under the Loan Agreement and any other Loan Document (including, without limitation, (A) the outstanding principal amount of the Loans made by the Assignor and assigned to Assignee hereunder, and (B) the Assignor's pro rata share of the obligations owing by each Loan Party under the Loan Agreement and the Loan Documents). The Assigned Interest (expressed as a percentage) in the Loans and the [Revolving Loan Commitment] is set forth in Exhibit A.
2.The Assignor (i) represents and warrants as of the date hereof that [its Revolving Loan Commitment, or if its Revolving Loan Commitment shall have been terminated, the outstanding principal amount of its Revolving Loans], is set forth in Exhibit A (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.
3.The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Loan Parties, the Collateral, the Loans, the Revolving Loan Commitments and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment and Assumption) of the Assignor in connection with the assignment made under this Assignment and Assumption. The Assignee further acknowledges that the Assignee will, independently and without

Ex. G-2

317270729.2

reliance upon Agent, the Assignor or any other Lender and based upon the Assignee's review of such documents and information as the Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Assignment and Assumption and taking or not taking action under the Loan Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Loan Agreement or at any time or times thereafter.
4.The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Loan Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.
5.The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Loan Parties to the Assignor or the Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Loan Parties or any other Person liable for the payment of any Loans or payment of amounts owed in connection with other extensions of credit under the Loan Agreement or the value of the Collateral or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Loan Agreement or as to the existence or possible existence of any Event of Default.
6.Each party to this Assignment and Assumption represents and warrants to the other party to this Assignment and Assumption that it has full power and authority to enter into this Assignment and Assumption and to perform its obligations under this Assignment and Assumption in accordance with the provisions set forth herein, that this Assignment and Assumption has been duly authorized, executed and delivered by such party and that this Assignment and Assumption constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.
7.Each party to this Assignment and Assumption represents and warrants that the making and performance by it of this Assignment and Assumption do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it.
8.Each party to this Assignment and Assumption represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment and Assumption have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment and Assumption.

Ex. G-3

317270729.2

9.The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any lien, security interest or other encumbrance.
10.The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Loan Agreement or any other Loan Document.
11.The Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
12.The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as a Lender.
13.The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption.
14.The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.
15.The effective date for this Assignment and Assumption (the "Effective Date") shall be the date that is the latest of (a) the execution of this Assignment and Assumption, (b) the delivery of this Assignment and Assumption to Agent for acceptance, and (c) the date on which the Assignor has received the payment, in immediately available funds, by the Assignee of
$[    ], which amount represents the purchase price for the Assigned Interest.
16.Upon acceptance of this Assignment and Assumption by Agent, as of the Effective Date (i) the Assignee shall, in addition to the rights and obligations under the Loan Agreement and the other Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Agreement and the other Loan Documents that have been assigned to it pursuant to this Assignment and Assumption, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents that have been assigned by the Assignor to the Assignee pursuant to this Assignment and Assumption.
17.Upon acceptance of this Assignment and Assumption by Agent, from and after the Effective Date, Agent shall make all payments under the Loan Agreement in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Assignment and Assumption which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Assignment and Assumption or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.

Ex. G-4

317270729.2

18.This Assignment and Assumption shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of New York

Ex. G-5

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(but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
[rest of page intentionally left blank; signature page follows]

Ex. G-6

317270729.2

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption as of the Effective Date.

[ASSIGNOR]

By     Name     Title

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNOR

Telephone No. (    )     -     Telecopy No.    (     )      -

[ASSIGNEE]

By     Name     Title

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNEE

Telephone No. (    )     -     Telecopy No.    (     )      -

Ex. G-7

317270729.2

ACCEPTED this      day of     , 201

ECLIPSE BUSINESS CAPITAL LLC,
as Agent

By         Name         Title    ]

Ex. G-8

317270729.2

Consented to this      day of     , 201_ [BORROWER]

By:     Name:     Title:

Ex. G-9

317270729.2

EXHIBIT A

Borrowers: [    ]
Description of Loan Agreement: Loan and Security Agreement, dated as of [    ], 201[_] among Borrowers, the other Loan Parties party thereto, the lenders party thereto as "Lenders" and Eclipse Business Capital LLC as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time).
Assigned Interests:

Assignor's Interest Prior to Assignment	Assigned Interests	Assignor's Remaining Interest After Assignment	Assignee's Pro Rata Shares
Revolving Loans and Revolving Loan Commitments

317270729.2

Ex. G-8

317270729.2

Schedule 1.1(a) Certain Secured Indebtedness
Master Installment Payment Agreement by and between Flooring Liquidators, Inc. and Samsara Capital Finance, executed as of January 28, 2021 with respect to the financing of certain equipment, software, services and other goods.

To the extent constituting Indebtedness, the operating lease for copiers, scanners, printers and fax systems by and between Flooring Liquidators, Inc. and Great America Financial Services Corporation.

317270729.2

Schedule 1.1(b) Deemed Historical EBITDA

December 2021	$1,523,000
January 2022	$863,000
February 2022	$725,000
March 2022	$1,617,000
April 2022	$1,405,000
May 2022	$1,475,000
June 2022	$1,573,000
July 2022	$1,463,000
August 2022	$2,185,000
September 2022	$670,000
October 2022	$1,432,000
November 2022	$1,070,000

317270729.2

Schedule 1.1(b)
Deemed Historical Fixed Charges

December 2021	$233,000
January 2022	$238,000
February 2022	$238,000
March 2022	$235,000
April 2022	$229,000
May 2022	$220,000
June 2022	$215,000
July 2022	$210,000
August 2022	$204,000
September 2022	$235,000
October 2022	$235,000
November 2022	$237,000

317270729.2

Schedule 7.4 Retail Locations

317270729.2

Schedule 7.32 Environmental Matters
None.

317270729.2

Schedule 7.36 Post-Closing Matters

1.Within 30 days after the Closing Date, or such longer period as the Agent may, in its sole discretion, agree to in writing, the Loan Parties shall use commercially reasonable efforts to deliver to Agent, in form and substance satisfactory to Agent in its reasonable discretion, a Collateral Access Agreement for each of the locations listed in Section (c) of the Perfection Certificate.
2.Within 5 days after the Closing Date, or such longer period as the Agent may, in its sole discretion, agree to in writing, the Loan Parties shall deliver to Agent an original executed version of the Revolving Note.
3.Within 10 days of the Closing Date, Borrower Representative shall have obtained landlord waivers for the 736 Mariposa Road Modesto, CA 95354 location in form and substance satisfactory to Agent.
4.Within 5 days of the Closing Date, Borrower Representative shall have delivered each of the vehicle titles to CSC Global at 801 Adlai Stevenson Drive, Springfield, IL 62703.
5.Within 30 days of entering into an agreement with regard to the Midwest Flooring Distribution Center the Loan Parties shall deliver to Agent a Collateral Access Agreement in form and substance satisfactory to Agent in its reasonable discretion.
6.Within 60 days of the First Amendment Effective Date Agent shall have received DACAs for all bank accounts of CRO Affiliated, LLC in form and substance satisfactory to Agent and such bank accounts shall have been separated from a collection and disbursement standpoint in form and substance satisfactory to Agent.
7.Within 30 days of the First Amendment Effective Date Agent shall have received Collateral Access Agreements in form and substance satisfactory to Agent in its reasonable discretion for the locations of 4659 Wildwood Lane, Springdale, AR 72762 and 3560 Wagon Wheel Rd, Springdale AR 72762.
8.Within 60 days of the Second Amendment Effective Date Agent shall have received DACAs for all bank accounts of CRO Affiliated, LLC and Midwest Floor Source, Inc. in form and substance satisfactory to Agent and such bank accounts shall have been separated from a collection and disbursement standpoint in form and substance satisfactory to Agent.
9.Within 30 days of the Second Amendment Effective Date Agent shall have received Collateral Access Agreements in form and substance satisfactory to Agent in its reasonable discretion for the new locations listed on Section C of the amended Perfection Certificate
10.By 12/31/23 (or as extended by Agent), updated projections for FYE 9/30/24 for all Borrowers including monthly borrowing base and availability projection.
11.Within 30 days of the Second Amendment Effective Date Agent shall have received evidence in form and substance satisfactory to Agent that the liens on the assets acquired in Interior One Acquisition were released.

317270729.2

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Document 1 ID	file://C:\Users\JackEvans\EBC Dropbox\John Evans\Portfolio Matters 2022 +\Flooring L\Amendments\Third Amendment\Flooring Third Amendment Exhibit A Loan and Security Agreement Execution Version.docx
Description	Flooring Third Amendment Exhibit A Loan and Security Agreement Execution Version
Document 2 ID	file://C:\Users\JackEvans\EBC Dropbox\John Evans\Portfolio Matters 2022 +\Flooring L\Amendments\Third Amendment\Flooring Fourth Amendment Exhibit A Loan and Security Agreement Execution Version.docx
Description	Flooring Fourth Amendment Exhibit A Loan and Security Agreement Execution Version
Rendering set	Standard

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